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Exhibit 10.319

CONFIDENTIAL	REDACTED VERSION

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN
OMITTED AND FILED SEPARATELY WITH THE COMMISSION.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH
RESPECT TO THE OMITTED PORTIONS.

SALE AND SERVICING AGREEMENT

        THIS SALE AND SERVICING AGREEMENT is made effective as of this 1st day of August, 2002 (the "Effective Date"), between The American National Red Cross, a not-for-profit corporation chartered by an act of Congress, 36 U.S.C. § 30010 et seq., having a principal place of business at 8111 Gatehouse Road, Falls Church, Virginia 22042 ("ARCHQ"), and Chiron Corporation, a Delaware corporation ("Chiron") having its offices at 4560 Horton Street, Emeryville, California 94608-2916 (the "Agreement").

Background

        WHEREAS, ARCHQ, operating through its Biomedical Services division ("ARC") provides, inter alia, blood services, including the collection of blood from donors, and the screening, packaging and distribution of blood, blood components and derivatives to those in need of such services;

        WHEREAS, ARC currently screens for itself and for other blood banks in the United States, human blood samples for viruses such as Human Immunodeficiency Virus type-1 ("HIV-1") and Hepatitis C Virus ("HCV") by performing screening, including without limitation amplified nucleic acid screening, in five (5) of its national testing laboratories located in San Diego, Detroit, St. Louis, Charlotte and Philadelphia and as further identified on Schedule 1.36 (each, an "NTL", and collectively, the "NTLs");

        WHEREAS, Chiron distributes, markets and sells certain blood screening assays and blood screening instruments to conduct nucleic acid amplification screening to detect the presence of certain viruses in blood, including HIV-1 and HCV; and

        WHEREAS, ARC desires to purchase from Chiron and Chiron desires to sell to ARC certain products, instrumentation and services to enable ARC to perform amplified nucleic acid screening on blood samples and to help ensure that ARC has the ability to further improve the safety of the blood it processes and provides to the public ARC serves.

        NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants of the Parties hereinafter contained, the Parties hereto hereby agree as follows:

ARTICLE 1—DEFINITIONS

        Capitalized terms used and not otherwise defined in this Agreement shall have the following meanings:

          1.1  "Act" shall mean the United States Food, Drug and Cosmetic Act, as amended, and all regulations thereunder.

          1.2  "Affiliate" shall mean, with respect to any specified Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, the specified Person. For purposes of this definition, the term "control" shall mean (i) ownership interests representing more than fifty percent (50.0%) of the equity or more than fifty percent (50.0%) of

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  the ordinary voting power or more than fifty percent (50.0%) of the general partnership interests are, at the time such determination is being made, held, directly or indirectly, by such Person, or (ii) whether used as a noun or verb, refers to the possession, direct or indirect, of the power to direct, or cause the direction of, the management or policies of any Person, whether through the ownership of voting securities, by contract or otherwise.

          1.3  "Agreement" shall have the meaning set forth in the introductory paragraph of this agreement.

          1.4  "Amended Order Request" shall have the meaning set forth in Section 2.6(b).

          1.5  "ARC Fiscal Year" shall mean each July 1 to June 30.

          1.6  "ARC Indemnitees" shall have the meaning set forth in Section 7.5.

          1.7  "Assay Pricing Chart" shall have the meaning set forth in Schedule 5.0, paragraph 1.1.

          1.8  "Blood Screening Assays" shall mean the nucleic acid probe assays purchased by ARC from Chiron under this Agreement, which shall be used by ARC in the Blood Screening Field.

          1.9  "Blood Screening Field" shall mean the nucleic acid probe-based screening of (i) human blood, recovered and voluntary source plasma, platelets or other blood products intended for transfusion or other administration to humans, including autologous donors and (ii) recovered and voluntary source plasma for further manufacture, but specifically excluding paid source plasma intended for further manufacture.

          1.10 "Blood Screening Systems" shall mean the instrument(s) (and the related Software as described in Section 1.53) for DNA/RNA amplified assay processing purchased by ARC from Chiron under this Agreement, as more specifically described in Schedule 1.10, as it may be amended from time to time.

          1.11 "cGMP" shall have the meaning set forth in the Code of Federal Regulations.

          1.12 "Chiron Indemnitees" shall have the meaning set forth in Section 7.6.

          1.13 "Compliance Audit" shall have the meaning set forth in Section 6.4(d).

          1.14 "Confidential Information" means any and all technical, business and other information and materials disclosed by or on behalf of one Party to the other Party pursuant to this Agreement or during discussions leading to the execution of this Agreement, except to the extent that the receiving Party can provide evidence that such information:

            (a)  is known to the receiving Party prior to its disclosure by the disclosing Party; or

            (b)  is obtained by the receiving Party from a source other than the disclosing Party which source (i) did not require the receiving Party to hold such information in confidence; or (ii) did not limit or restrict the receiving Party's use thereof, or

            (c)  has become public knowledge otherwise than through the fault of the receiving Party; or

            (d)  has been developed by the receiving Party independently of the information received from the disclosing Party as shown by the receiving Party's written records; or

            (e)  is required to be disclosed by the receiving Party by law or for the purpose of complying with governmental regulations and/or the obligations of the receiving Party to a licensing or regulatory authority in connection with this Agreement, provided the receiving Party provides the disclosing Party with prompt notice of such disclosure so that the disclosing Party has the opportunity to seek a protective order or other appropriate remedy.

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          1.15 "Damages" means any liability (whether arising out of fault, strict liability or otherwise) in the form of an obligation, loss, fine, judgment for damages, arbitration award, settlement amount, penalty or claim, and all reasonable costs and expenses related thereto (including reasonable costs of investigation, fees and expenses payable to outside counsel, independent accountants and similar professional advisors or consultants, but not including any corporate allocation for use, of similar in-house services or facilities).

          1.16 "Data" shall have the meaning set forth in Section 6.7.

          1.17 "Disaster Preparedness Plan" shall have the meaning set forth in Section 6.11.

          1.18 "Documentation" shall mean text material, including the Package Insert and Blood Screening System operator manuals, that describes the design, functions, operation, or use of the Blood Screening Assays and Blood Screening Systems, including Software, that is delivered by Chiron to ARC. Documentation for the Software shall be the same that is provided to licensees of such Software generally.

          1.19 "Effective Date" means the date set forth in the introductory paragraph on the first page of this Agreement.

          1.20 "Enhancement" means an alteration or addition to a Product [**], for which a separate fee will be imposed.

          1.21 "FDA" shall mean the United States Food and Drug Administration, or any successor entity thereto.

          1.22 "Force Majeure Event" shall have the meaning set forth in Section 9.1.

          1.23 "Gen-Probe" shall mean Gen-Probe Incorporated, a Delaware corporation.

          1.24 "HCV" means the Hepatitis C virus.

          1.25 "HIV-1" means Human Immunodeficiency virus type 1.

          1.26 "Indemnifying Party" shall have the meaning set forth in Section 7.8.

          1.27 "Indemnitee" shall have the meaning set forth in Section 7.8.

          1.28 "IP Claim" shall have the meaning set forth in Section 7.7(a).

          1.29 "IQA Procedures" shall have the meaning set forth in Section 2.7.

          1.30 "Modified Order" shall have the meaning set forth in Section 2.6(c).

          1.31 "New Product" means a Product that offers additional functionality over existing Products (e.g., additional virus detection such as the Ultrio™ assay, or a new automated instrumentation platform).

          1.32 "New Technology Notice" shall have the meaning set forth in Section 8.3.

          1.33 "New Technology Study Period" shall have the meaning set forth in Section 8.3.

          1.34 "Nonconformity" or "Nonconforming" shall have the meaning set forth in Section 6.6(a).

          1.35 "Normal Support Hours" shall have the meaning set forth in Schedule 4.0, paragraph 2.6.

          1.36 "NTLs" means ARC's national testing laboratories identified on Schedule 1.36.

          1.37 "Package Insert" shall mean the package insert approved by the FDA for the applicable Blood Screening Assay and attached to this Agreement as an Exhibit to Schedule 2.0, as the same may be amended from time to time.

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          1.38 "Panel" shall have the meaning set forth in Section 12.4.

          1.39 "Party" or "Parties" means Chiron, ARC or Chiron and ARC, respectively.

          1.40 "Person" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

          1.41 "PM" shall have the meaning set forth in Schedule 4.0, paragraph 2.5(a).

          1.42 "Pooled Testing" means the conduct of screening of pools of samples from blood donations, generally consisting of:

            (a)  [**]

            (b)  [**]

            (c)  [**].

          1.43 "Product Delay" shall have the meaning set forth in Section 9.2.

          1.44 "Products" shall mean Blood Screening Assays, Blood Screening Systems and Software.

          1.45 "QSR" shall have the meaning set forth in Section 6.4(a).

          1.46 "Reagent Utilization Factor" means, with respect to a specified time period, the [**].

          1.47 "Regulations" shall mean all applicable and then current laws, requirements, regulations, standards, specifications, and directives, including without limitation cGMP, promulgated by the FDA or any other state or federal authorities.

          1.48 "Reportable Result" means a result obtained through the use of a Blood Screening Assay and Blood Screening System from which it is determined to release for use or hold and not use (a) a blood donation intended for transfusion or for further processing for other administration to humans or (b) a product derived from such donation.

          1.49 "Requirement" shall have the meaning set forth in Schedule 4.0, paragraph 3.3.

          1.50 "Rush Order" shall have the meaning set forth in Section 2.6(d).

          1.51 "Services" shall have the meaning set forth in Article 4.

          1.52 "Single Unit Testing" means screening of blood donations consisting of (i) screening a sample from each individual blood donation using a Blood Screening Assay, and (ii) follow up discriminatory testing of positive results for HIV-1 or HCV.

          1.53 "Software" means the following software programs, including any subsequent Upgrades released during the Term of this Agreement that ARC elects to acquire pursuant to this Agreement:

    CPT-16 Pooling Software, Version 2.0.0.2
    Procleix™ Assay Software, Version 2.0.0.76
    Procleix™ Assay Software LHP, Version 2.1
    Procleix™ System Software, Version 3.0.3.4
    Procleix™ Protocol, Version 2.1.0.0
    Procleix™ Worklist Editor, Version 3.0.3.2

          1.54 "Specifications" shall mean, in respect of each Product, the specifications, tests, procedures, process description, storage and handling requirements and other information relating to such Product and packing thereof prepared by Chiron, its Affiliates, or other Third Party

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  manufacturers provided to ARC by Chiron under separate cover, including without limitation such information contained within the Documentation, which may be amended from time to time by Chiron in writing, after advance written notice to ARC of such amendment, which notice Chiron intends to provide ninety (90) days in advance of any such amendment, or such advance notice as is reasonably practicable; provided, however, that the foregoing information shall be consistent with the product registration in the Territory from time to time. As to Blood Screening Assays, "Specifications" shall mean the information set forth in the current Package Insert.

          1.55 "Standing Order" shall have the meaning set forth in Section 2.6(b).

          1.56 "Target RUF" shall have the meaning set forth in Schedule 5.0, paragraph 2.1(a).

          1.57 "Tecan Instrument" means a Tecan Genesis 150 Instrument, sold by Chiron for use in the performance of the assays using the Blood Screening Assays, also known as the "assay Tecan". Tecan Instruments expressly exclude any Tecan instrument acquired separately by ARC for use in pooling, also known as the "pooling Tecan".

          1.58 "Technologists" means the employees of ARC trained at a facility of ARC by either a Trainer or Chiron technical representative.

          1.59 "Term" shall have the meaning set forth in Section 8.1.

          1.60 "Territory" means the United States of America, including Puerto Rico, Guam and all other protectorates of the United States.

          1.61 "Third Party" shall mean any Person other than ARC, and Chiron.

          1.62 "Trainer" shall mean an employee of ARC trained by Chiron to perform troubleshooting, training of Technologists and such other services to ARC as set forth in the "Train the Trainer" program referenced in paragraph 2.2 of Schedule 4.0.

          1.63 "Upgrades" means (i) changes to a Product that are made available to correct design faults, discrepancies or defects (so called "bugs"), (ii) alterations to a Product [**], for which a separate charge will not be imposed and (iii) changes to a Product that are mandated by the FDA.

ARTICLE 2—PURCHASE OF BLOOD SCREENING ASSAYS

        2.1    Supply, Handling and Storage Obligation.    During the Term of this Agreement Chiron agrees to supply to ARC, at the prices specified in Schedule 5.0, the Blood Screening Assays specified on Schedule 2.0 to permit each NTL to conduct screening of blood donations in the Territory. ARC agrees to store and handle all Blood Screening Assays in accordance with the applicable Package Insert. Any Blood Screening Assays lost or damaged due to failure to comply with such storage and handling instructions will be replaced at ARC's expense.

        2.2    Purchase Obligation.    During the Term of this Agreement, ARC agrees to acquire its requirements of Blood Screening Assays in the Territory. However, nothing in this Agreement will restrict the right of ARC to evaluate new technologies and products or to perform, in its discretion, any confirmatory and supplementary nucleic acid screening.

        2.3    Additional Supplies.    All material supplies necessary for the conduct of Pooled Testing using a Blood Screening Assay on the Blood Screening Systems in compliance with the Regulations are set forth in the applicable Package Insert. All material supplies other than Blood Screening Assays, Blood Screening Systems, Software and such disposables and calibrators included with the Blood Screening Assays, are identified by Chiron as additional supplies, and may be purchased separately by ARC at the fees set forth in Paragraph 5 of Schedule 5.0.

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        2.4    Packing and Delivery of Blood Screening Assays.    Chiron shall ensure that all Blood Screening Assays will be suitably packed and transported to ensure safe transport to ARC in accordance with the applicable Specifications and delivered to ARC's designated NTL, and each delivery will be accompanied by a packing slip indicating the quantity delivered, the Product lot number(s) and the expiration date(s). Blood Screening Assays will be delivered during normal business hours and accompanied by storage instructions and arrive at the temperatures specified in the applicable Specifications. The Blood Screening Assays will be delivered in kit form, with appropriate distribution between screening tests, discriminatory tests and related calibrators.

        2.5    Shipping.    Chiron acknowledges that time is of the essence with respect to the delivery of Blood Screening Assays and the services related thereto. Except as set forth in this Section 2.5, all shipping, handling and risk of loss charges for the Products will be borne entirely by Chiron on shipments to the NTLs pursuant to a Standing Order or a back order and will be shipped, fully insured, to the designated NTL. All shipping, handling and risk of loss charges for shipping requests other than to an NTL as requested by ARC, and all incremental shipping, handling and risk of loss charges for Modified Orders or Rush Orders, will be borne by ARC.

        2.6    Forecasts and Orders.

          (a)  ARC will provide Chiron with a written twelve month forecast by NTL of its requirements of Blood Screening Assays (each a "Product Requirements Forecast") for each ARC Fiscal Year during the Term of this Agreement on or prior to the May 1st immediately prior to the commencement of such ARC Fiscal Year. Such Product Requirements Forecasts shall include the requested delivery dates for Blood Screening Assays for each NTL. ARC may modify its Product Requirements Forecasts for any ARC Fiscal Year upon thirty (30) days advance written notice.

          (b)  Each month within the then current Product Requirements Forecast shall constitute a standing order ("Standing Order") and may be amended either on a temporary (i.e., with respect to one or two (2) months) basis by ARC (an "Amended Order Request"). ARC will provide Chiron as much advance written notice as reasonably practicable if ARC desires to amend its Standing Order with an Amended Order Request.

          (c)  If the variance between any Amended Order Request exceeds [**] of that originally projected in the Standing Order for the same month(s) in the Product Requirements Forecast (measured on a number of Blood Screening Assays requested), Chiron will notify ARC within five (5) business days after receipt of the amendment as to whether it accepts such Amended Order Request and the delivery date(s) referenced therein. If Chiron doesn't respond to an Amendment Order Request within the five (5) day period, acceptance of the Amended Order Request shall be presumed by the Parties. If an Amended Order Request is accepted unmodified, Chiron agrees to deliver such amounts of Blood Screening Assays on the delivery date(s) stated therein. If an Amended Order Request is not accepted, the Parties will use all commercially reasonable efforts to agree on modifications to the Amended Order Request (a "Modified Order"), subject to Chiron's manufacturer's accommodating Chiron's requests for changes in forecasted amounts. Chiron's failure, if any, to deliver any volume of Blood Screening Assays in excess of the Standing Order amount would not constitute a breach by Chiron under this Agreement, provided that Chiron uses commercially reasonable efforts to deliver such increased volume in accordance with an accepted Amended Order Request or Modified Order and notifies ARC in writing as promptly as practicable of the extent Chiron expects to deliver such increased volume.

          (d)  Shipments of Blood Screening Assays based on Standing Orders shall be made by Chiron automatically to each NTL every fourteen (14) or twenty-eight (28) days at the election of each NTL. Shipments of Blood Screening Assays pursuant to Standing Orders shall always take place within the first three (3) days of a calendar week. These shipment policies may be altered by agreement between Chiron and any NTL. From time to time, ARC may request that a portion of a

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  Standing Order for Products be shipped for the same day or next day delivery (a "Rush Order"). Chiron shall use commercially reasonable efforts to ship Rush Orders within twenty-four (24) hours after such request is made.

        2.7    IQA Procedures.    Chiron and ARC agree to review and approve the existing procedures for quality assurance testing of Blood Screening Assays received by ARC and/or any of its NTLs ("IQA Procedures"). Chiron and ARC must agree to any modifications to such IQA Procedures. The IQA Procedures include procedures for testing and notice to Chiron and for implementing the return of Blood Screening Assays for replacement. Chiron agrees to replace, at its sole cost and expense, Blood Screening Assays which fail the IQA Procedures. If testing by Chiron or its supplier confirms the non-conformity of the Blood Screening Assays, Chiron will bear the shipping costs associated with replacement. If Chiron's testing provides reasonably acceptable evidence that the Blood Screening Assays do conform to their Specifications, the shipping costs incurred by Chiron will be reimbursed by ARC. The principal inspection and testing and acceptance point by ARC for Blood Screening Assays under this Agreement will usually be the NTLs. However, the inspection, testing and acceptance activities may take place at any point, including Chiron's facility, with prior notice to Chiron.

        2.8    Technical Support.    Chiron will provide ARC with technical support to facilitate the operation by ARC of the Blood Screening Assays on the Blood Screening Systems in accordance with the terms set forth in Schedule 4.0.

        2.9    Nature of Screening.    ARC acknowledges that it has determined, in its sole discretion, to use the Blood Screening Assays supplied by Chiron to conduct Pooled Testing. If ARC desires to change from Pooled Testing to Single Unit Testing or to any other pool size, ARC and Chiron shall enter into an amendment to this Agreement reflecting any additional instrumentation, changes to the fees or prices payable under Schedule 5.0 of this Agreement or any other amendments that may be applicable by reason of such change.

        2.10    Warranty; Limitation of Liability.    All Blood Screening Assays supplied by Chiron shall be manufactured in accordance with the Specifications. All Blood Screening Assays supplied by Chiron shall conform and perform in accordance with the Specifications, provided that ARC is not negligent in its storage, handling and use of the Blood Screening Assays in accordance with the Specifications provided by Chiron.

ARTICLE 3—PROVISION OF BLOOD SCREENING SYSTEMS; SOFTWARE

        3.1    Blood Screening Systems.

          (a)    Purchase.    Chiron shall sell and ARC shall purchase the Blood Screening Systems listed on Schedule 1.10 hereto, subject to the provisions hereof. All Blood Screening Systems sold by Chiron to ARC hereunder will be operable in accordance with its Specifications and related Documentation thereto. ARC will acquire, at ARC sole expense, any additional instrumentation it wishes to use in connection with the screening of blood donations, including any instruments required to perform pooling operations and sample archiving.

          (b)    General.    The provision by Chiron of such Blood Screening Systems shall include the provision of all appropriate Documentation (operator's manuals). Blood Screening Systems shall only be used to perform screening by ARC using Blood Screening Assays sold by Chiron. Chiron bears no responsibility with respect to any use of such Blood Screening Systems with blood screening assays other than those Blood Screening Assays supplied by Chiron hereunder.

          (c)    Location of Blood Screening Systems.    ARC shall use the Blood Screening Systems sold by Chiron solely at the NTLs. Chiron shall be prepared to sell additional Blood Screening Systems in the event NTLs are added to this Agreement as set forth in Section 13.1. Until ARC obtains title to any or all Blood Screening Systems, under no circumstances shall ARC remove the Blood

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  Screening Systems from NTLs without the prior written consent of Chiron, unless such transfer is being made from one previously approved NTL to another NTL at the sole discretion of ARC and ARC gives notice of such transfer to Chiron; provided that no such notice obligation shall be applicable once ARC obtains title to the Blood Screening System desired to be transferred.

          (d)    Title to the Blood Screening Systems.    As between Chiron and ARC, upon payment of the amount for Blood Screening Systems specified in Schedule 5.0, Chiron shall transfer all right, title and interest held by it in and to the Blood Screening Systems to ARC and shall promptly submit any necessary paperwork to cause such transfer of title to take effect immediately thereafter. Upon satisfaction of the foregoing, ARC and/or Chiron shall remove any markings from the Blood Screening Systems which identify Chiron as the owner. Each Party agrees to perform, at the reasonable request of the other Party, such further acts as may be necessary or desirable to transfer ownership of, and to perfect and defend, the Blood Screening Systems in order to give effect to such ownership terms.

          (e)    Warranties; Limitation of Liability.    Chiron represents and warrants that the Blood Screening Systems will operate in accordance with their Specifications and Documentation and will be free from defects in materials and workmanship. This warranty does not apply to Blood Screening Systems (a) not installed by a Chiron representative; (b) not used or maintained in accordance with the Documentation, including without limitation the routine maintenance obligations of ARC set forth in Schedule 4.0; (c) damaged by alteration, misuse, tampering or abuse while under the ARC's control; or (d) for which ARC has failed to pay the Services Fee covering the period during which such failure occurs.

          (f)    Upgrades.    All Blood Screening Systems shall be revised as needed to incorporate Upgrades at no additional cost to ARC. Chiron shall coordinate the installation of Upgrades with ARC to minimize the impact on ARC's operations. If requested by Chiron, ARC shall return prior versions of Blood Screening Systems to Chiron within a reasonable period of time following completion of the Upgrade installation.

        3.2    Software and Documentation.

          (a)    Software.    Chiron agrees to provide to ARC, at no additional charge, all Software and Documentation necessary to run the Blood Screening Assays on the Blood Screening Systems as contemplated by this Agreement; provided, further that Chiron shall make available to ARC, at no additional cost, all of the same to the extent that any Software has been provided by a licensor other than Chiron.

          (b)    Title.    Chiron, or the applicable licensor of the Software to be provided hereunder, shall own and retain title to the Software, including all intellectual property rights embodied therein. Any copy which ARC makes of the Software, in whole or in part, is and shall remain the property of Chiron or the applicable licensor. If ownership of the Software or any work product does not result as provided in this Agreement or by operation of law, then the Parties each assign and shall cause their respective employees, agents, and contractors to assign, without further consideration, the ownership thereof, including all associated intellectual property rights, as necessary to give effect to the ownership terms specified in this Agreement. Each Party agrees to perform, at the reasonable request of the other Party, such further acts as may be necessary or desirable to transfer ownership of, and to perfect and defend, the Software in order to give effect to such ownership terms.

          (c)    Upgrades.    All Software shall be revised as needed to incorporate Upgrades at no additional cost to ARC. Chiron shall coordinate the installation of Upgrades with ARC to minimize the impact on ARC's operations. If requested by Chiron, ARC shall return prior versions of Software to Chiron within a reasonable period of time following completion of the Upgrade installation.

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          (d)    License.    Chiron hereby grants, and ARC hereby accepts, subject to the terms and conditions of this Agreement, a nonexclusive, nontransferable and nonassignable (except as permitted under this Agreement) object code license (or sublicense, as applicable) to use the Software at the NTLs solely for ARC's own use in connection with the operation of the Blood Screening Assays on the Blood Screening Systems during the Term of this Agreement, and to copy the Software solely for the purposes expressly authorized under this Section 3.2. In addition, Chiron hereby grants to ARC the right to use the Documentation in connection with its use of the Software hereunder. Documentation may not be copied. Additional copies of the Documentation may be obtained from Chiron, subject to payment of Chiron's reasonable copying charges then in effect. No right to use, copy, display, or print the Software or Documentation, in whole or in part, is granted, except as expressly provided in this Agreement.

          (e)    Confidentiality.    ARC acknowledges that the Software is the proprietary intellectual property of Chiron or the applicable manufacturer/licensor, and ARC shall take reasonable precautions to protect the Software and to prevent the disclosure thereof to Third Parties.

          (f)    Restrictions on Use.    The grant of rights stated in this Section 3.2 is subject to the terms and conditions of this Agreement as well as the following restrictions:

              (i)  Use of the Software may be subsequently transferred to other NTLs, provided (A) the total number of NTLs at which the Software is used does not exceed the number of NTLs specified in this Agreement and (B) ARC provides Chiron with written notice thirty (30) days before such transfer.

            (ii)  In the event that disaster or other circumstances affecting ARC prevents ARC from using the Software at the NTLs identified in this Agreement, the effected NTLs shall have the right to use the Software at a disaster recovery facility without prior notice to Chiron, but shall promptly notify Chiron as soon as circumstances permit.

            (iii)  ARC shall not use (or cause to be used) the Software for rental, in the operation of a service bureau or for any similar purpose, nor shall ARC allow access to the Software through terminals located outside ARC's business premises by persons who are not ARC's employees or authorized agents, contractors or representatives.

            (iv)  ARC shall not distribute the Software, in whole or in any part, to any Third Party or parties, nor permit its sublicensing, leasing, or other transfer, except as permitted under Section 13.3 of this Agreement.

            (v)  ARC shall not, either directly, or through a Third Party, reverse engineer, disassemble or decompile the Software, or make any attempt in any fashion except as specifically provided in this Agreement to obtain the source code to any Software.

            (vi)  Any use of the Software not in accordance with this Agreement, or any modification or alteration of the Software not expressly authorized in writing by Chiron, shall be deemed a breach of this Agreement.

          (vii)  Upon expiration or termination of this Agreement, ARC shall (A) cease all use of the Software and the Documentation; (B) return to Chiron the Software and the Documentation and any copies thereof (unless required to retain such material for regulatory purposes); and (C) erase from memory all copies of the Software (unless required to retain such material for regulatory purposes). ARC shall certify in writing to Chiron that it has not retained the Software and Documentation or any copies thereof (unless required to retain such material for regulatory purposes).

          (g)    Electronic Records; Electronic Signatures.    Chiron shall utilize commercially reasonable efforts to develop and install Upgrades necessary to ensure the Software is capable of being

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  utilized in compliance with 21 CFR Part 11. ARC shall have the right to perform an audit of the Software to ensure such compliance.

          (h)    Warranties; Limitation of Liability.

            (i)    Performance.    Chiron warrants that the Software, under normal use and service, will perform all of the material functions described in the Documentation of such Software. Chiron warrants that the Documentation shall be free from material defects in materials and workmanship. If any such defect or deviation appears during the applicable periods, the Software or Documentation may be returned to Chiron for replacement by Chiron without charge;

            (ii)    Anti-Virus.    Chiron warrants that to the best of its knowledge after employing reasonable technical means to detect computer viruses, the Software at the time of delivery will not contain any virus or computer software code, routines or devices designed to disable, damage, impair, or erase the Software or other software or data. For failure to comply with this warranty, Chiron shall, at Chiron's expense, immediately replace all copies of the affected Software in the possession of ARC; and

            (iii)    Chiron warrants that as of the Effective Date of this Agreement it has full rights and authority to license the Software to ARC, or the authority to do so without infringing the rights of any Third Party. Chiron shall not incorporate any other software having any limitation on its use or transfer into any Software provided to ARC without giving prior written notice to ARC and receiving written approval from ARC.

          (i)    Source Code Escrow.    Chiron agrees that ARC shall be named by it as a beneficiary under Chiron's Source Code Escrow Agreement.

ARTICLE 4—SERVICES

        Installation, training, telephone support, maintenance and other servicing of any of the Products (collectively, "Services"), shall be provided to ARC by Chiron upon timely payment of the Services Fee in accordance with the terms and conditions set forth in Schedule 4.0 attached hereto.

ARTICLE 5—FEES, PAYMENTS

        5.1    Fees.    ARC shall pay to Chiron the fees set forth in Schedule 5.0 attached hereto for the Products and Services purchased hereunder.

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        5.2    Payments.    All payments shall be made as set forth in Schedule 5.0. All payments due to Chiron hereunder shall be paid in full by ARC in U.S. Dollars within thirty (30) calendar days of the applicable invoice date. In the event of late payment, interest shall be charged at the rate of [**], as reported in the Wall Street Journal on the date such payment was due, until the date of actual payment, such interest to accrue daily and both before and after judgment.

        Chiron's invoices must be submitted to The American National Red Cross, Shared Services Center, Post Office Box 410500, Charlotte, North Carolina 28241-0500. Chiron shall invoice incremental freight charges relating to Modified Orders and Rush Orders separately.

        Each invoice must contain:

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  Chiron's name and address;

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  Agreement and purchase order number;

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  any applicable task or shipping instruction number;

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  a description of the goods or services and the dates delivered or performed;

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  any applicable unit prices and extensions;

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  shipping and payment terms; and

  •
  any additional information required by this Agreement.

        5.3    Books & Records; Audit.    ARC shall keep reasonably detailed and accurate records and books of account to enable a determination of the amounts payable by ARC to Chiron for Reportable Results as provided hereunder. Upon thirty (30) days written notice by Chiron, not more frequently than once per calendar year, Chiron, at its cost (except as otherwise provided below in this Section 5.3) may have such records and books of account relating solely to Reportable Results examined at an ARC location during reasonable business hours by an independent certified public accountant selected by Chiron for the purpose of verifying the amounts due hereunder and engaged on payment terms reasonably acceptable to ARC. A copy of any final written report provided by the independent accountant to Chiron shall be given concurrently to ARC. [**]. In all cases, such examination by Chiron shall not be permitted unless [**] to which the books and records pertain. Where such examination results in a finding that ARC underpaid Chiron [**], ARC shall reimburse Chiron for its reasonable costs and expenses in conducting such examination. ARC and Chiron shall promptly rectify underpayments and overpayments by repaying such amounts, together with interest thereon accruing from and, at the rate of [**] as reported in the Wall Street Journal on, the date such under- or overpayments [**] in the aggregate for such Fiscal Year, until the date of actual payment.

        5.4    Taxes.    Chiron hereby acknowledges that ARC is a not-for-profit, charitable corporation, exempt from the payment of sales and use taxes and ARC shall have no tax liability on Products unless specifically legislated by a particular state. Chiron is responsible for requesting and obtaining all tax exemption numbers as required. [**]. Notwithstanding the above, if any federal, state, provincial, county or municipal sales or use tax, excise or similar charge, or other tax assessment (other than that assessed against income), is assessed or charged on the sale of the Blood Screening Assays and Blood Screening Systems sold to ARC by Chiron pursuant to this Agreement, it shall be paid by ARC.

ARTICLE 6—CERTAIN AGREEMENTS

        6.1    Provision of Facilities by ARC.    ARC agrees to make available, at its sole expense and discretion, adequate facilities (including any necessary facility improvements) and personnel necessary for use of the Products in accordance with all applicable Regulations and Documentation.

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        6.2    Regulatory Approvals.    Chiron will use commercially reasonable efforts, at Chiron's sole expense, to obtain and maintain any applicable regulatory approval for use of the Products for screening of blood donations in the Territory. Chiron will be solely responsible for compliance with all regulatory requirements imposed on it in connection with the maintenance of such approvals, including all regulatory reporting requirements. ARC will cooperate with Chiron to support its efforts pursuant to this Section 6.2, but ARC shall not allocate time, expenses and other resources beyond what ARC deems reasonable in its sole discretion. For clarity of understanding, Chiron has no obligation or responsibility with respect to regulatory approval or compliance relating to blood donor, blood product or blood recipient management.

        6.3    Regulatory Compliance.

          (a)  ARC shall be solely responsible for compliance with all reporting and other regulatory requirements imposed on it. Upon reasonable request of Chiron, ARC shall provide Chiron with copies of reports to the FDA relating to the use of the Blood Screening Assays or the Blood Screening Systems, so long as such information requested does not violate any Regulations or confidentiality obligations of ARC to Third Parties.

          (b)  Chiron shall be solely responsible for compliance with all reporting and other regulatory requirements imposed on it. Upon reasonable request of ARC, Chiron shall provide ARC with copies of reports to the FDA relating to the use of the Blood Screening Assays or the Blood Screening Systems, so long as such information requested does not violate any Regulations or confidentiality obligations of Chiron to Third Parties.

          (c)  Any Party hereunder agrees to make available to the requesting Party (with authority to provide to its Affiliates or any governmental regulatory agency) such records as may be reasonably required in accordance with a reasonably based legal opinion for the requesting Party to satisfy its regulatory requirements in the United States.

          (d)  Each Party agrees to provide access to their facilities and documents pertaining to this Agreement, without any prior or written notice, to the FDA should it require access in accordance with any FDA policy, communication, or regulation. To the extent that the FDA requires access and is investigating Products related to this Agreement, the Party being investigated shall give notice to the other Party.

        6.4    Quality Assurance

          (a)    Quality Assurance System.    Chiron shall ensure that "Quality Assurance Systems", as defined under the Act, are established and maintained by Chiron, Gen-Probe and its subcontractors, as applicable, for the Products in accordance with the cGMP for medical devices incorporated into the FDA's Quality System Regulation ("QSR") (21 CFR Part 820). Upon ARC's request, Chiron shall make, and request Gen-Probe and that its subcontractors make, the quality manual and related procedures for a Product available to ARC for its review. ARC's review shall be subject to the confidentiality provisions set forth in Section 6.8.

          (b)    Medical Device Reporting System.    Chiron shall also ensure that "Medical Device Reporting Systems", as defined under the Act, in compliance with the requirements of FDA's Medical Device Reporting regulation (21 CFR Part 803) are established and maintained by Chiron, Gen-Probe or its subcontractors, as applicable, for the Products. Chiron shall provide, and request that Gen-Probe and its subcontractors provide, ARC with a copy of any report of death, serious injury, or device malfunction submitted to the FDA with regard to Products provided to ARC hereunder at the same time such report is submitted to the FDA.

          (c)    Compliance.    Chiron shall comply, and ensure the compliance of Gen-Probe and its subcontractors, with all Regulations, including without limitation (i) all applicable cGMP

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  requirements for the Products including without limitation, 21 C.F.R. §§ 210, 211 and 606, (ii) all applicable FDA standards and requirements for the Products including without limitation, 21 C.F.R. §§ 600, 601, 607, 610 and 807, as well as all other specific standards contained in the FDA licenses for such Products, and (iii) the biological product deviation reporting requirements of 21 C.F.R. §600.14.

          (d)    Recordkeeping and Audits.    Chiron shall maintain, and ensure that Gen-Probe and its subcontractors maintain, all manufacturing records as required by this Agreement and as required by the Regulations. [**], or such longer time as required by the Regulations, ARC and its designated agents shall have the right, during normal working hours and upon reasonable prior written notice to Chiron, to audit Chiron's facilities or the facilities of Gen-Probe or any subcontractors, and examine pertinent files, accounts, records, and other documents related to the manufacture and quality of the Products and performance under this Agreement to ensure that the Products are manufactured in compliance with the Regulations and to ensure that Chiron, Gen-Probe and its subcontractors have complied with the terms of this Agreement ("Compliance Audit"). Chiron shall provide assistance to ARC, upon its reasonable request, in conducting such Compliance Audits, without charge to ARC. Such Compliance Audits shall be subject to the confidentiality provisions in Section 6.8.

          (e)  Promptly after the conclusion of a Compliance Audit, Chiron shall review any issues identified by ARC during such Compliance Audit. Chiron shall notify ARC within thirty (30) days of all corrective or preventive actions that have been taken or will be taken by Chiron or the applicable manufacturer in response to those issues. In no event shall the provisions of this Section 6.4(e) limit ARC's other rights and remedies under this Agreement.

        6.5    Corrections, Removals and Recalls of Products

          (a)    Recordkeeping of Corrections and Removals.    In connection with the Products, Chiron, Gen-Probe and its subcontractors shall establish and maintain a system for maintaining records regarding corrections and removals of medical devices, including without limitation, device recalls, in accordance with 21 CFR Parts 7 and 806, and for making required reports to the FDA concerning such corrections or removals. Chiron shall provide to ARC written notice of any correction or removal of a Product after Chiron, the FDA or any other entity enacts or orders such correction or removal. In addition, Chiron shall provide ARC with a list of the NTLs that may have received the Products affected by the correction or removal action after the correction or removal is enacted or ordered.

          (b)    Recall of a Product.    If the corrective or removal action involves a recall of a Product provided to ARC under this Agreement, then Chiron shall be responsible at its sole expense for promptly recalling and replacing the recalled Products.

          (c)    [**].

        6.6    Nonconformities

          (a)    Nonconformity Notifications.    Upon discovery, the Parties shall notify one another of the failure of any Product to meet the Specifications, including without limitation, Package Insert claims for sensitivity, specificity, reproducibility and assay failures. Such failures shall include any deviations in the form, fit or function of a Product, any deviation from the Specifications, or any Product that fails to properly function or perform, cannot be used in accordance with the Specifications, or can be used, but its use results in invalid Reportable Results through no fault of ARC ("Nonconformity" or "Nonconforming").

        In the event the Product that has a Nonconformity is a Blood Screening Assay, Chiron shall immediately replace such Nonconforming Blood Screening Assay and reimburse ARC for the expenses

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associated with shipping such Nonconforming Blood Screening Assay to Chiron, in accordance with Section 2.7 above.

        In the event the Product that has a Nonconformity is a Blood Screening System or Software, Chiron shall repair or replace such Blood Screening System or Software, in accordance with Schedule 4.0 attached hereto.

          (b)    Monitoring Nonconformities.    Chiron shall maintain and ensure that Gen-Probe and its subcontractors maintain, records of all Nonconformities and shall be able to produce such records categorized by Product and by type of Nonconformity upon ARC's request, or as part of a Compliance Audit.

          (c)    Cooperative Investigation of Nonconformities.    ARC agrees to work collaboratively with Chiron, at Chiron's request, in the timely investigation and closure of Nonconformity cases and to implement corrective and preventive actions. Chiron shall provide ARC with a letter of closure at the conclusion of each investigation for which Chiron has sought ARC's cooperation, which shall document the resolution of the Nonconformity, including its cause, its impact on Products, and the steps taken to prevent its recurrence. In no event shall the provisions of this Section 6.6(c) limit ARC's rights under this Agreement.

        6.7    Data.    ARC shall provide to Chiron in an agreed format data generated in connection with the use of the Blood Screening Assays or Blood Screening Systems sufficient to monitor the performance of the Products for quality assurance and to perform their respective regulatory obligations in the Territory (collectively the "Data"). The Data shall be deemed confidential information of ARC.

          (a)  If the ARC publishes any Data it will provide to Chiron a courtesy copy prior to publication. Any such publication shall appropriately acknowledge the contributions of Chiron. At the request of either Party, the Parties shall reasonably consider joint publications. Chiron shall not include any Data in a publication without the prior written approval of ARC.

          (b)  Chiron and to its Affiliates shall have the right to request use of Data in connection with other regulatory applications, submissions and notifications, in any country, with respect to Blood Screening Assays, Blood Screening Systems or related products.

          (c)  The Parties acknowledge and agree that nothing in this Agreement or otherwise will require ARC to disclose to Chiron patient-specific, or donor or recipient identifying information (including information that could identify a group of donors, recipients or their geographical location), unless and to the extent that such information is required by any applicable law, regulation or court order. In such event, (i) Chiron must provide notice to ARC in writing immediately on becoming aware of such a requirement so that ARC has an opportunity to seek a protective order or other remedy; and (ii) ARC shall provide the required identifying information to the extent it has such information, subject to the terms of such protective order or other remedy.

        6.8    Confidentiality.    During the Term of this Agreement and [**], absent the consent of the other Party, (i) ARC agrees to keep in confidence and not to disclose to any Third Party other than its Affiliates, agents or contractors who need to know in connection with ARC activities under this Agreement, or use for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, any Confidential Information of Chiron, including Confidential Information of Gen-Probe which is disclosed to ARC by or through Chiron; and (ii) Chiron agrees to keep in confidence and not to disclose to any Third Party other than Gen-Probe and their respective Affiliates, agents or contractors who need to know in connection with Chiron activities under this Agreement, or use for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, any Confidential Information of ARC. Disclosures of Confidential

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Information to Third Parties authorized hereunder shall be permitted only if the Third Party is bound by confidentiality obligations not less restrictive than those set forth herein.

          (a)  Subject to this Section 6.8 and except as required by a court order issued by a court having appropriate jurisdiction, the Parties agree not to disclose to any Third Party any financial terms of this Agreement, or any terms of this Agreement relating to the Blood Screening Assays and Blood Screening Systems provided hereunder, without the prior written consent of the non-disclosing Party; provided, however, that the Parties may disclose the existence and general nature of this Agreement to Third Parties.

          (b)  The Parties acknowledge that a violation of this Section 6.8 may cause irreparable harm to the non-disclosing Party for which no adequate remedy at law exists and the Parties therefore agree that, in addition to any other remedies available, the non-disclosing Party shall be entitled to seek injunctive relief to enforce the terms of this Section 6.8.

        6.9    Intellectual Property; Inventions.    The provision by Chiron to ARC of the Products hereunder includes the implied license or sublicense under Chiron and Gen-Probe intellectual property to use the Products in the Territory as provided herein. Except for such implied license to the Products, and except as specifically set forth herein, nothing in this Agreement conveys to either Party any rights or licenses to any intellectual property of the other Party. The Parties do not anticipate that use of the Products as provided herein will result in new inventions by ARC. However, in the event that any such new invention is made, solely by ARC or persons obligated to assign inventions to ARC, arising from the use of the Products, ARC will own such invention and ARC grants to Chiron the option to obtain a non-exclusive worldwide license to such invention (with a right to sublicense for manufacturing purposes only), on commercially reasonable terms to be negotiated by the Parties in good faith. If an invention is made jointly by ARC or persons obligated to assign inventions to it, and Chiron or persons obligated to assign inventions to it, such invention will be owned jointly by the Parties. All inventions made solely by Chiron or persons obligated to assign inventions to it will be owned by Chiron.

        6.10    Upgrades and Enhancements.    If any manufacturer releases an Upgrade or Enhancement to any Product, and if Chiron elects to make such Upgrade or Enhancement available in the Territory, Chiron will provide notice to ARC of the availability of such Upgrade or Enhancement. ARC may, in its discretion, elect to acquire such Upgrade or Enhancement from Chiron; provided, however, that Chiron reserves the right to discontinue the sale of Products that have been superceded by Upgrades or Enhancements thereof, on [**]. Notwithstanding the availability of a superceding Enhancement, Chiron shall continue to perform the Services on superceded Products during the initial Term of this Agreement in accordance with Article 4; provided, however, that if the FDA requires the withdrawal of a Product that has been superceded by a Product Enhancement, the Parties will negotiate in good faith commercially reasonable adjustments to the financial terms of this Agreement. ARC shall be responsible, at ARC expense, for validation of its own procedures and satisfaction of all regulatory requirements applicable to use by ARC of any Upgrades or Enhancements. The Parties acknowledge that New Products are not to be deemed Upgrades or Enhancements for the purposes hereof. When commercially available, such New Products will be subject to separate terms and conditions to be negotiated at such time.

        6.11    Disaster Plan.    In order to ensure the provision of Products to ARC during times of disaster, Chiron shall comply with, and otherwise provide to ARC the benefits of, a disaster preparedness plan satisfying the criteria for such plans as set forth on Schedule 6.11. Chiron shall provide to ARC the final disaster preparedness plan [**] of the Effective Date of this Agreement (the "Disaster Preparedness Plan"). Such Disaster Preparedness Plan may be modified from time to time by Chiron in its reasonable discretion, provided that such modifications do not diminish Chiron's obligations to ARC thereunder. Any such modifications that diminish such obligations will require the prior written consent of ARC (which shall not be unreasonably withheld or delayed).

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        6.12    Inventory Levels.    Chiron shall, at no cost to ARC, assist each NTL monthly in managing its inventory, as well as actual Product usage versus the Product Requirement Forecasts.

        6.13    Technical and Operational Reviews.    From time to time, Chiron shall conduct technical and operational reviews with ARC of the Products and other Services provided by Chiron, as well as Agreement performance, at each Party's respective expense. The Parties shall mutually agree upon the scheduling and locations of such reviews.

        6.14    Future Products.    The Parties may agree to enter into other mutually beneficial contractual relationships including without limitation, participation in feasibility studies, clinical trials, studies and collaborations, focusing in areas of automation and new screening markers, of mutual interest and benefit to the Parties. Some specific projects include without limitation, the automated instrument system feasibility study and clinical trials.

ARTICLE 7—REPRESENTATIONS & WARRANTIES; WARRANTY DISCLAIMER; INDEMNIFICATION; LIMITATION OF LIABILITY; INSURANCE

        7.1    Chiron Representations & Warranties.    Chiron hereby represents, warrants and covenants to ARC that:

          (a)  All Products and Services shall conform to the Regulations.

          (b)  In accordance with Section 303(c) of the Act, the Products provided to ARC under this Agreement are not and shall not be adulterated or misbranded within the meaning of such Act.

          (c)  [**].

          (d)  (i) Chiron is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized, (ii) this Agreement, when executed and delivered by Chiron, will be the legal, valid and binding obligation of Chiron, enforceable against Chiron in accordance with its terms, (iii) the execution, delivery and performance of this Agreement by Chiron does not and will not (1) conflict with, or constitute a breach or default under, Chiron's organizational documents or any material agreement, contract, commitment, or instrument to which Chiron is a party or (2) require the consent, approval or authorization of, or notice, declaration, filing or registration with, any Third Party or any governmental or regulatory authority, and (iv) Chiron has not previously granted and will not grant any rights to any Third Party which are, nor has contracted or will contract with any Third Party in any manner which is, inconsistent with the rights granted herein.

          (e)  There are no FDA proceedings or other regulatory actions pending, threatened (orally or in writing) or probable of assertion to revoke or suspend or otherwise limit any applicable license or other FDA approval for the Products.

          (f)    There are no FDA proceedings or other regulatory actions pending, threatened (orally or in writing) or probable of assertion against Chiron or any employee, agent or subcontractor thereof for violations of any requirements of the Act, the Public Health Service Act and/or accompanying regulations, or any other Regulations, which would prohibit or limit the provision of the Products as set forth in this Agreement.

          (g)  All Products have received, and Chiron shall continue to maintain, all required regulatory approvals for manufacture, sale and delivery in the United States as required under any Regulations.

          (h)  Chiron has commercial insurance necessary to conform with the terms and conditions of this Agreement and all Chiron commercial insurance shall be and remain in full force and effect

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  during the Term of this Agreement. In no event shall any ARC Indemnitee's recovery for Damages assumed by Chiron be limited to the amount of the insurance limits requested.

        7.2    ARC Representations & Warranties.    ARC hereby represents, warrants and covenants that:

          (a)  ARC shall not make any warranty or representation, either express or implied, with respect to any Product, which differs from any warranty or representation made by Chiron or the applicable manufacturer in the applicable Documentation for the Product.

          (b)  ARC shall store, handle and use the Products in its control in conformity with the Specifications and shall comply with all Regulations applicable to the use of such Products.

          (c)  (i) ARC is a not for profit corporation chartered by an act of Congress, 36 U.S.C. § 30010 et seq., and has the full and unrestricted corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby, (ii) this Agreement, when executed and delivered by ARC, will be the legal, valid and binding obligation of ARC, enforceable against ARC in accordance with its terms, and (iii) the execution, delivery and performance of this Agreement by ARC does not and will not (1) conflict with, or constitute a breach or default under, ARC's organizational documents or any material agreement, contract, commitment, or instrument to which ARC is a party or (2) require the consent, approval or authorization of, or notice, declaration, filing or registration with, any Third Party or any governmental or regulatory authority that is material to ARC's ability to carryout the transactions contemplated hereby.

          (d)  ARC has commercial insurance necessary to conform with the terms and conditions of this Agreement and all ARC commercial insurance shall be and remain in full force and effect during the Term of this Agreement. In no event shall any Chiron Indemnitee's recovery for Damages assumed by ARC be limited to the amount of the insurance limits requested.

        7.3    Limitation of Warranty.    Chiron is not the manufacturer of the Blood Screening Assays or the Blood Screening Systems provided to ARC under this Agreement. EXCEPT AS EXPRESSLY PROVIDED ELSEWHERE IN THIS AGREEMENT, CHIRON MAKES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        7.4    Pass-Through of Warranty.    With no further act required by ARC, Chiron agrees to pass through to ARC the benefit of the manufacturer's warranties with respect to the Products to the extent it is legally permitted to do so by the applicable manufacturers.

        7.5    Indemnity by Chiron.    Chiron agrees to protect, defend, indemnify and hold harmless ARC, the NTLs and all ARC units, including without limitation, all ARC chapters and other operating units, and their respective officers, directors, governors, employees, Affiliates, assigns, successors, and agents (collectively, the "ARC Indemnitees") and agrees to hold them harmless from and against all Damages arising from a breach by Chiron of this Agreement or from the negligence or willful misconduct of any of the Chiron Indemnitees in the performance of Chiron's obligations under this Agreement, including without limitation:

          (a)  any breach or violation by Chiron or any Chiron Indemnitee of any of the applicable Regulations related to Chiron's performance under this Agreement;

          (b)  Chiron's provision of any Services pursuant to this Agreement;

          (c)  [**];

          (d)  conditions in the Products that cause the Products to breach any express warranty;

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          (e)  any negligent or willful error(s) or omission(s) by Chiron or any Chiron Indemnitee (as defined below), in connection with or as a result of, performing their obligations under this Agreement (including without limitation any representation, warranty or covenant made herein); or

          (f)    loss or damage to any of Chiron's or any Chiron Indemnitee's (as defined below) property, real or personal, while performing their respective obligations pursuant to this Agreement;

provided, that in all of the above cases Chiron's indemnification responsibilities to ARC Indemnitees shall be reduced to the extent that any of such Damages claimed by any ARC Indemnitee results from the willful misconduct, negligence or omission of ARC or any ARC Indemnitee or ARC's breach of its representations, warranties, covenants or other agreements and obligations provided in this Agreement.

        7.6    Indemnity by ARC.    ARC agrees to protect, defend, indemnify and hold harmless Chiron and its Affiliates, and their respective officers, directors, employees, assigns, successors, contractors, subcontractors, suppliers and agents (collectively, the "Chiron Indemnitees") and agrees to hold them harmless from and against all Damages arising from the breach of the representations and warranties made by ARC in this Agreement or from the negligence or willful misconduct of any of the ARC Indemnities in the performance of ARC's obligations under this Agreement, including without limitation:

          (a)  any breach or violation by ARC or any ARC Indemnitee of any of the applicable Regulations related to ARC's performance under this Agreement;

          (b)  any use of the Products by ARC or any ARC Indemnitee other than in accordance with the Specifications and/or Documentation for such Products;

          (c)  any negligent or willful error(s) or omission(s) by ARC or any ARC Indemnitee, in connection with or as a result of, performing their obligations under this Agreement (including without limitation any representation, warranty or covenant made herein); or

          (d)  loss or damage to any of ARC's or any ARC Indemnitee's property, real or personal, while performing their respective obligations pursuant to this Agreement;

provided, that in all of the above cases ARC's indemnification responsibilities will be reduced to the extent that any of such Damages claimed by any Chiron Indemnitee results from the willful misconduct, negligence or omission of Chiron or any Chiron Indemnitee or Chiron's breach of its representations, warranties, covenants or other agreements and obligations provided in this Agreement.

        7.7    IP Infringement Indemnity.

          (a)  In addition to Chiron's indemnification obligations set forth herein, Chiron, at its own expense, will defend and indemnify ARC from any Damages from any suit or claim which may be brought against any ARC Indemnitee for the infringement, misappropriation or other violation of any Third Party's patent(s), trademark(s), copyright(s), trade secret(s), moral right(s), semi-conductor chip protection, proprietary information, confidential information or other proprietary right ("IP Claim") resulting from ARC's use of any of the Products, and in such suit Chiron will satisfy any final judgment or award for any such infringement, misappropriation or other violation.

          (b)  Notwithstanding the foregoing, Chiron shall have no liability hereunder to the extent that the IP Claim arises from or is attributable to (i) the use of the Products in combination with other products or materials not provided by Chiron hereunder; (ii) part (or all) of the Products being used for a purpose other than that indicated by this Agreement; or (iii) use of the Products other than in accordance with the Documentation provided by Chiron to ARC. Chiron's obligation to

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  indemnify shall be subject to ARC promptly notifying Chiron in writing of such claim and providing reasonable cooperation to Chiron in the defense of such claim or proceeding.

          (c)  If, in Chiron's opinion, a Product furnished hereunder is likely to or does become the subject of any IP Claim, then without diminishing Chiron's obligation to satisfy any final judgment or award, Chiron may, at its option, substitute for that Product a modified version thereof that is satisfactory to ARC or, at Chiron's option and expense, obtain the right for ARC and the NTLs to continue using the Product. If the use of such Product by ARC or the NTLs shall be prevented by permanent injunction, or Chiron is unable to procure the right for ARC and the NTLs to continue using such Product at a reasonable cost, ARC may terminate this Agreement as to the affected Product and upon such termination, Chiron shall accept the return of the remaining unused affected Blood Screening Assays and refund the amount paid Chiron for such unused Blood Screening Assays and/or accept the return of the affected Blood Screening Systems and refund a pro rata portion of any pre-paid Service Fees. Chiron shall also reimburse ARC for any shipping charges paid by ARC to return the Products to Chiron and bear all risk of loss during shipment.

        7.8    Indemnification Procedures.    Any ARC Indemnitee or Chiron Indemnitee claiming indemnification (the "Indemnitee") shall notify the Party from which indemnification is claimed (the "Indemnifying Party") in writing promptly upon becoming aware of any claim to which such indemnification may apply. Failure to provide such notice shall constitute a waiver of the Indemnifying Party's indemnity obligations hereunder if, and only to the extent that, the Indemnifying Party is materially damaged thereby. The Indemnifying Party shall have the right to assume and control the defense of the claim at its own expense. If the right to assume and have sole control of the defense is exercised, the Indemnitee shall have the right to participate in, but not to control, such defense at its own expense. If the Indemnifying Party does not assume the defense of the claim, the Indemnitee may defend the claim at the Indemnifying Party's expense. The Indemnitee will not settle or compromise the claim without the prior written consent of the Indemnifying Party, and the Indemnifying Party will not settle or compromise the claim in any manner which would have an adverse effect of the Indemnitee without the consent of Indemnitee, which consent, in each case, will not be unreasonably withheld. The Indemnitee shall reasonably cooperate with the Indemnifying Party and will make available to the Indemnifying Party all pertinent information under the control of the Indemnitee.

        7.9    Exclusion of Consequential Damages; Limitation of Liability.    Unless recovery for such damages is otherwise expressly provided for in this Agreement, neither Party shall be liable with respect to the subject matter of this Agreement under breach of contract, negligence, strict liability or any other cause of action for any consequential, incidental or indirect loss or damage (whether arising directly or indirectly from a breach of this Agreement), including loss of profit or for any cost of procurement of substitute goods, technology or services, except to the extent of liability to Third Parties for bodily injury or death as to which Chiron is obligated to indemnify ARC under Section 7.5. Notwithstanding any provision herein to the contrary, in no event shall Chiron nor any Affiliate thereof be liable to ARC with respect to the subject matter of this Agreement under breach of contract, negligence, strict liability or any other cause of action in an aggregate that exceeds the total amount paid by ARC to Chiron hereunder, except to the extent of liability to Third Parties for bodily injury or death as to which Chiron is obligated to indemnify ARC under Section 7.5.

        7.10    Insurance.    Chiron and ARC agree to maintain insurance as follows:

          (a)    Insurance Required of Chiron.    Chiron shall maintain at its sole cost and expense the following insurance coverages in full force and effect for the Term of this Agreement [**]:

              (i)  A Commercial General Liability policy with each ARC Indemnitee named as an additional insured as their interests may appear as respects this Agreement, and the amount of the policy will be at least [**] combined single limit for each occurrence and in the aggregate for each policy term;

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            (ii)  A Products Liability policy applicable to the design, manufacture, production and recall of any Product supplied to ARC under this Agreement with at least [**] for each occurrence and in the aggregate and naming each ARC Indemnitee as an additional insured as their interests may appear with respect to this Agreement;

            (iii)  A Commercial Auto Liability policy including owned and non-owned and hired vehicles with at least [**] in coverage with each ARC Indemnitee named as an additional insured as their interests may appear as respects this Agreement;

            (iv)  Workers' Compensation coverage with statutory limits for each jurisdiction where the work required under this Agreement is performed;

            (v)  An employers' liability policy with at least the following limits: [**] per accident, [**] per disease, and [**] disease (each employee);

            (vi)  "All Risk" property insurance policy at full replacement cost on all facilities, property and equipment used in manufacturing the Products. Chiron shall also maintain an "All Risk" transit insurance policy at full replacement cost insuring all Products while being shipped to or from ARC; and

          (vii)  "Catastrophic" insurance coverage of at least [**], under which [**] are insured risks.

          (b)    Insurance Required of ARC.    ARC shall maintain at its sole cost and expense the following insurance coverages in full force and effect for the Term of this Agreement ([**]):

              (i)  A Commercial General Liability policy with each Chiron Indemnitee named as an additional insured as their interests may appear as respects this Agreement, and the amount of the policy will be at least [**] combined single limit for each occurrence and in the aggregate for each policy term;

            (ii)  A Professional Liability (Errors and Omissions) policy in an amount not less than [**] each claim and in the aggregate;

            (iii)  A Commercial Auto Liability policy including owned and non-owned and hired vehicles with at least [**] in coverage with each Chiron Indemnitee named as an additional insured as their interests may appear as respects this Agreement;

            (iv)  Workers' Compensation coverage with statutory limits for each jurisdiction where the work required under this Agreement is performed;

            (v)  An employers' liability policy with at least the following limits: [**] per accident, [**] per disease, and [**] disease (each employee);

            (vi)  "All Risk" property insurance policy at full replacement cost on all facilities, property and equipment used in connection with the Products, other than such facilities, property and equipment for which this Agreement requires the provision of insurance by Chiron; and

          (vii)  "Catastrophic" insurance coverage of at least [**], under which [**] are insured risks.

          (c)  All liability policies will be written as primary coverage and not contributing with, or in excess of, any coverage which the other Party shall carry with respect to the obligations of each Party. All workers' compensation policies shall contain a waiver of subrogation for the benefit of the other Party, except as to (i) [**]. All insurance required under this Agreement that is provided through commercial carriers shall be placed with insurers which, at the time the insurance is placed, [**]. This insurance shall be and remain in full force and effect during the Term of this Agreement. Each Party shall provide the other with certificates of insurance evidencing the

20

  coverage required herein upon execution of this Agreement, and renewal certificates on request from the other Party. Such certificates shall provide for thirty (30) days prior written notice to the certificate holder in the event of the non-renewal or cancellation of the policies. Each Party shall provide the other with prompt written notice of (i) any material change to the coverage, limits, terms, or conditions of any insurance below those required herein, (ii) the exercise of the batching provision under its catastrophic insurance coverage, whether related to any potential liabilities under this Agreement or otherwise, or (iii) any other potential impairment of [**] provided under any of the insurance policies set forth in Section 7.10(a) or (b) above. All information contained within such notice shall be deemed Confidential Information of the notifying Party. Following delivery of such notice, the Parties will meet and confer regarding the impact of the occurrence described in such notification on the Parties. Each of the Parties acknowledge that during the period which the Parties are meeting and conferring with one another, as provided in the immediately preceding sentence, the notified Party shall refrain from submitting a notice of termination under Section 8.2(a) on the basis of the information provided to it pursuant to this Section 7.10(c), until at least thirty (30) days have passed from the date the Section 7.10(c) notice was first received.

ARTICLE 8—TERM AND TERMINATION

        8.1    Term.    This Agreement shall be effective as of the Effective Date and shall continue until the [**] (the "Term"), unless terminated earlier in accordance with this Agreement. The obligations under this Agreement shall terminate and expire without any further action by the Parties upon the expiration of the Term unless, no less than six (6) months before the expiration of this Agreement, the Parties mutually agree in writing to extend this Agreement.

        8.2    Termination.    This Agreement may be terminated by written notice to the other Party at any time during the Term of this Agreement, which termination shall be effective when such termination notice is received in accordance with Article 13, as follows:

          (a)  by either Party if the other Party fails to observe, perform or otherwise materially breaches any of its covenants, representations, warranties, or agreements or materially defaults in the performance of its obligations under this Agreement, provided such breach or failure continues without cure for a period of thirty (30) days after receipt by the other Party of an initial written notice thereof specifying such breach or failure;

          (b)  by either Party if the other Party files a petition in bankruptcy, becomes bankrupt or insolvent or subject to the reorganization of its business for the benefit of creditors under any law or regulation relating to bankruptcy, or a receiver is appointed for all or substantially all of its property or assets, or upon the making by such other Party of a composition with its creditors, or upon the taking by such other Party of any act for the winding up of its business, or upon any governmental authority exercising any power or authority resulting in the expropriation or confiscation of all or substantially all of its business and assets. If Chiron enters into proceedings relating to bankruptcy, whether voluntary or involuntary, Chiron will furnish, by certified mail, written notification of the bankruptcy to the person identified in Section 13.5. The notification must be furnished [**] of the initiation of the bankruptcy proceedings. The notification must include the date on which the petition was filed, and a list of ARC purchase orders for which final payment has not yet been made. This obligation remains in effect until final payment under this Agreement;

          (c)  by either Party if a Force Majeure Event prevents a Party from performing its obligations under this Agreement for a period exceeding [**], measured from the day notice is received of the existence of such Force Majeure Event;

21

          (d)  by ARC if a Product Delay prevents Chiron from performing its obligations under this Agreement for a period [**], measured from the day notice is received of the existence of such Product Delay;

          (e)  by either Party if the FDA revokes approval of any of the Products;

          (f)    [**];

          (g)  by either Party if any of the Regulations are amended in a way that precludes a Party from lawfully performing its obligations under this Agreement, effective upon the effective date of such amended Regulation; provided, however, that [**] prior written notice must be given by the Party intending to terminate under this subsection and such Party shall make a good faith effort to implement commercially reasonable strategies for compliance with any amended Regulations; or

          (h)  by mutual agreement of the Parties at any time without penalty.

        8.3    [**]

ARTICLE 9—FORCE MAJEURE; DELAY

        9.1    Force Majeure.    Neither Party shall be liable for any failure or delay in performing any of its obligations under this Agreement to the extent that such failure or delay is due to any cause beyond the affected Party's reasonable control, including without limitation war, terrorism, riot, insurrection or other civil commotion, any strike, lockout or other labor dispute, any governmental or court order, decree or regulation, any fire, flood, epidemic, earthquake, unusually severe weather condition or other act of God, or any freight embargo or public utility failure (a "Force Majeure Event").

          (a)  The affected Party shall give prompt notice to the other Party of, and shall exercise due diligence to eliminate or remedy all such causes, and shall give the other Party prompt notice when such causes have been eliminated or remedied. Notwithstanding the foregoing, (i) a Party affected by a Force Majeure Event shall use commercially reasonable efforts (taking into consideration the adverse effect and duration of the Force Majeure Event) to mitigate and ameliorate the adverse effects thereof, and (ii) the obligations of such Party shall not be suspended pursuant to this Section 9.1 to the extent that performance of such obligations was due before the occurrence of the Force Majeure Event. Further, the affected Party shall have the burden of proving the existence, duration and adverse effect of such Force Majeure Event.

          (b)  Notwithstanding anything to the contrary, Chiron shall not be permitted to assert a Force Majeure Event pursuant to this Section 9.1 or otherwise rely upon this Section 9.1 as a Party affected by a Force Majeure Event if Chiron is not in compliance in all material respects with its obligations and agreements under the Disaster Preparedness Plan. Nothing in this Section 9.1 is intended to or will be construed to abrogate, diminish or suspend Chiron's performance of its obligations and agreements under the Disaster Preparedness Plan.

          (c)  If Chiron is the Party affected by the Force Majeure Event and such Force Majeure Event has prevented Chiron from performing its obligations under this Agreement for in excess of [**].

        9.2    [**].

        9.3    Exclusivity of Article.    Except as expressly provided herein, the rights and remedies of the Parties provided in Article 8 and Article 9 shall not be exclusive and are in addition to any other rights and remedies provided by law or under this Agreement. Except as expressly provided in this Agreement, neither Party shall be restricted from seeking and/or recovering any types of Damages to which such Party may be entitled at law or in equity or under this Agreement.

22

ARTICLE 10—CONSEQUENCES OF THE TERMINATION OF THIS AGREEMENT

        10.1    Payment Obligations Unaffected.    The termination of this Agreement for any reason whatsoever shall not affect any Party's obligations to perform those obligations due and already accrued prior to such termination. In the event that termination occurs at a time prior to ARC having made full payment that is due and owing for any Products, the Parties agree that Chiron shall have all applicable ownership rights to such Products until such payment has been made in full to Chiron.

        10.2    Transition.    If the Term of this Agreement expires, upon such expiration and for a period of no more than [**] thereafter, Chiron shall continue to make available to ARC for purchase, at prices not to exceed [**] of the then current prices for such quantity of Products under this Agreement, such quantity of Products and Services as ARC deems necessary for its use in the Blood Screening Field to facilitate an orderly transition to the replacement service provider.

        In the event of a termination of this Agreement by ARC for any reason, Chiron shall cooperate with ARC in the transfer of Chiron's obligations hereunder to a replacement service provider. After receiving notice of such termination and except as otherwise directed by ARC, Chiron shall continue to make available to ARC for purchase, at prices not to exceed [**] of the then current prices for such quantity of Products under this Agreement, such quantity of Products and Services as ARC deems necessary for its use in the Blood Screening Field to facilitate an orderly transition to the replacement service provider during the time period required for such transition, not to exceed [**].

        During any such transition following expiration or termination by ARC, ARC's purchase obligations with respect to the quantity of such Products and/or Services shall be reduced to the extent ARC deems necessary to transition to the replacement service provider.

        10.3    Survival of Certain Provisions.    In addition, notwithstanding anything herein to the contrary, the following provisions of this Agreement shall survive termination of this Agreement: Sections 3.1(d), 3.2(f)(vii), 5.3, 6.4(d), 6.5(a), 6.7, 6.8, 7.3, 7.4 7.5, 7.6, 7.7, 7.8, 7.9, and 7.10 and Articles 10, 11, 12 and 13. [**].

        10.4    Return of Confidential Information.    Upon termination of this Agreement for any reason whatsoever, the Parties shall immediately return to the other all confidential information in documentary or printed form and any copies or extracts thereof and shall thereafter cease to use such information but without prejudice to the then surviving confidentiality obligations provided for in Section 6.8 hereof.

        10.5    No Other Payment.    No indemnity or compensation in any form whatsoever shall be paid by either Party to the other in connection with a termination in accordance with the terms hereof (subject to any liability that may exist in respect of any material breach prior to such termination).

ARTICLE 11—APPLICABLE LAW

        This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any conflict of law rules and regulations.

ARTICLE 12—DISPUTES

        12.1 To the extent that there are disputes with respect to performance under this Agreement, such disputes (other than non-payment) are not cause for Chiron to stop performance under this Agreement, but will be resolved in due course to the extent possible in accordance with this Article.

        12.2 The Parties to this Agreement will attempt to resolve any problem or dispute arising out of, or related to, this Agreement through good faith consultation in the ordinary course of business.

23

        12.3 If the Parties are unable to resolve the problem or dispute within thirty (30) days, either Party may initiate and submit a matter through the dispute resolution procedure set forth in Section 12.4 below. No Party may institute litigation until the dispute resolution procedure has been completed unless, and to the extent that, doing so is necessary to avoid irreparable harm.

        12.4    Dispute Resolution Procedure.    If any problem or dispute arising out of or related to this Agreement is not resolved by the Parties in the above described manner, the Parties hereby agree to resolve such dispute by arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be Arlington, Virginia. The arbitration panel shall consist of three arbitrators, one arbitrator appointed by each of the Parties, and the third arbitrator appointed by the two appointed arbitrators (the "Panel"). The Panel may, at its discretion, provide for discovery by the Parties not to exceed a period of sixty (60) days from the date of filing of the notice of arbitration. The Panel shall render its decision within ninety (90) days from the date of filing the notice of arbitration and may, at its discretion, award costs and expenses but shall not have the right to award punitive damages. The decision of the Panel shall be final and binding on the Parties, and shall be enforceable in any court of competent jurisdiction.

        12.5 The prevailing Party shall be entitled to recover all costs and expenses, including reasonable attorney's fees, incurred because of any legal action arising in relation to this Agreement.

ARTICLE 13—MISCELLANEOUS

        13.1    National Testing Laboratories.    The full names and addresses of the NTLs participating in this Agreement are set forth in Schedule 1.36, which may be modified from time to time as determined by ARC. Any change to the number or location of NTLs shall be provided in writing by ARC to Chiron at least ninety (90) days in advance of such change, wherever possible. If, after the Effective Date, [**], the Per Reportable Result Fee will be modified in accordance with Paragraph 2.2 of Schedule 5.0.

        13.2    Equal Employment Opportunity.    Neither ARC nor Chiron will discriminate, in terms and conditions of employment, against employees or applicants because of age, race, color, religion, sex, national origin, qualified disability or any other basis protected by applicable state or local law. ARC and Chiron agree to abide by all federal, state and local employment and labor law notice posting requirements.

        13.3    Assignment.    This Agreement shall not be directly or indirectly assigned or otherwise transferred by the Parties, nor, except as expressly provided hereunder, may any right or obligations of either of the Parties hereunder be assigned or transferred (whether voluntarily, by operation of law or otherwise) without the prior written consent of the other Party. Either Party may assign and transfer to an Affiliate, or any Third Party acquiring all or substantially all of the business assets or liabilities necessary to transact business, as contemplated hereunder, provided that (i) the assigning Party provides written notice of such assignment at least forty-five (45) days prior to its intended effectiveness and (ii) the assignee provides to the non-assigning Party adequate assurances of its intent to perform under this Agreement. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

        13.4    Subcontracting.    Chiron's obligations under this contract may not be subcontracted without the prior written consent of ARC. Any attempt to subcontract without such consent will be null and void and of no effect.

        Chiron must require that all subcontractors approved by ARC be bound by the terms of this Agreement and to assume toward Chiron all obligations and responsibilities which Chiron assumes toward ARC. Chiron must make available to each approved subcontractor, prior to the execution of any subcontract agreement, a copy of this Agreement to which the subcontractor will be bound. For purposes of any subcontracts entered into pursuant to this Section 13.4, the term "Chiron" as used in this Agreement, will include any and all ARC-approved subcontractors.

24

        Each subcontract agreement must preserve and protect the rights of ARC with respect to the goods or services provided by Chiron. The subcontractor must enter into similar agreements with all sub-subcontractors. ARC retains the unrestricted right to review all subcontract agreements, or other documents pertaining to the retention of any subcontractor at any tier, for performance under this Agreement, prior to the execution of such subcontract or other agreement. Upon ARC approval, each subcontract agreement shall be assigned by Chiron to ARC; provided, however that assignment shall only be effective in the event Chiron terminates a subcontracting agreement with a subcontractor and ARC accepts such assignment by notifying the subcontractor in writing. Chiron must expressly provide for such assignment in all of its subcontract agreements.

        Chiron must require each ARC-approved subcontractor, if any, to procure and maintain insurance of the types and amounts required of Chiron in favor of ARC. In addition, the subcontractors must assume indemnification responsibilities identical to those provisions agreed to by Chiron and contained in this Agreement, in favor of ARC.

        Chiron agrees to include in all subcontracts entered into under this Agreement a provision to the effect that ARC and its authorized representatives will, until [**] after final payment under the subcontract, or for any shorter period specified by law for particular records, have access to and the right to examine any books, documents, papers, or other records of the subcontractor relating to the subcontract.

        Nothing in this Agreement will be deemed to entitle subcontractors, materialmen, or lower-tier subcontractors rights as Third Party beneficiaries of this Agreement between ARC and Chiron. Notwithstanding any statement to the contrary, Chiron will at all times be responsible for all acts and/or omissions of its subcontractors.

        13.5    Notices.    Any Notice or request required or permitted to be given in connection with this Agreement shall be deemed to have been sufficiently given if sent by (i) pre-paid registered or certified mail, return receipt requested, or (ii) hand-delivered by a nationally recognized courier, to the address set forth below or to such other address as may have been notified in writing.

If to Chiron:	Chiron Corporation Attention: President, Blood Testing 4560 Horton Street Emeryville, California 94608 Phone:
With a copy to:	General Counsel
If to ARC:	American National Red Cross Attention: Vice President, NTRL 13504 South Point Boulevard Charlotte, North Carolina 28273 Phone: [**]
With a copy to: (which shall not constitute notice)	The American National Red Cross Attention: Office of the General Counsel 430 17th Street Washington, DC 20006-5307 Phone: [**]

        A notice, consent, approval or other communication takes effect from the time it is received unless a later time is specified in it, and receipt shall be deemed to occur as follows:

          (a)  If it is sent by mail, seven (7) calendar days after posting; and

25

          (b)  If it is sent by courier, on the date and at the time shown on the courier's standard written confirmation of receipt.

        13.6    Entire Agreement.    This Agreement constitutes the entire agreement between the Parties in respect of the subject matter hereof. This Agreement cancels and supersedes any and all pre-existing agreements, either oral or in writing between the Parties, including without limitation the Agreement, effective as of July 1, 2000 by and among Chiron, ARC and Gen-Probe, as amended by that certain Letter Amendment, dated April 25, 2001, by that certain Second Letter Amendment, dated April 24, 2002, and by that certain Third Letter Agreement, effective as of August 1, 2002 (all of which when taken together shall be referred to as the "July 2000 Agreement"), which are terminated in their entirety and shall be of no further force or effect. There are not and shall not be any oral statements, representations, warranties, undertakings or agreements between the Parties other than as provided by this Agreement and any mutually accepted written amendments or letter agreements attached hereto. This Agreement may not be amended, altered or modified except by a written document executed by all of the Parties hereto.

        13.7    [RESERVED]

        13.8    Order of Precedence; Conflict Between Terms and Conditions.    In the event of a conflict between the terms of this Agreement and any other document related hereto, the terms of this Agreement shall govern. Unless otherwise explicitly stated in this Agreement, in the event of any conflict between the terms of this Agreement and the terms of any of the Schedules or Exhibits hereto, or the terms and conditions of this Agreement and any terms and conditions that may be set forth in any order, invoice, verbal agreement or otherwise, the terms and conditions of this Agreement shall control and govern any interpretative efforts.

        13.9    Interpretation.    This Agreement shall be construed as if both Parties drafted it jointly, and shall not be construed against either Party as principal drafter.

        13.11    No Waiver.    The failure on the part of either Party hereto to exercise or enforce any right conferred upon it by this Agreement shall not be a waiver of any such right nor shall any single or partial exercise of any right or power hereunder or further exercise thereof operate so as to bar the later exercise or enforcement thereof.

        13.12    Nature of Relationship; Independent Contractor.    Nothing herein contained shall be deemed to be or construed as constituting either Party the agent or partner of the other Party. The relationship between ARC and Chiron shall be that of an independent contractor. No Party shall have the right, title or authority to enter into any contract, agreement or commitment on behalf of the other or to bind the other Party in any manner whatsoever.

        13.13    Compliance with Applicable Law.    In performing this Agreement, the Parties shall comply with all applicable laws and Regulations. Nothing in this Agreement shall be construed so as to require the violation of law, and wherever there is any conflict between any provision of this Agreement and any rule of mandatory law, the latter shall prevail, but in such event, the affected provision of this Agreement shall be ineffective only to the extent necessary to comply with the applicable law, the remainder of this Agreement shall remain in full force and effect, and the Parties hereto undertake to replace the invalid and/or unenforceable provision by a valid and/or enforceable provision, the nature and scope of which will come as close as possible to the contractual provision to be replaced, taking into account the economic intentions and business purposes of the Parties.

        13.14    Publicity.    Neither Party shall permit or generate any publicity, advertising or promotion concerning this Agreement without the prior written consent of the other Party. Each Party recognizes that the name, logo and marks of the other Party represent valuable assets of that Party and that substantial recognition and goodwill are associated with such assets. Each Party hereby agrees that

26

neither it nor any of its Affiliates shall use the other Party's name, logo or marks without the prior written authorization from such other Party.

        Each of the Parties acknowledges that a violation of this Section 13.14 would cause irreparable harm to the other Party for which no adequate remedy at law exists and each Party therefore agrees that, in addition to any other remedies available, and notwithstanding any other provision of this Agreement, the aggrieved Party shall be entitled to injunctive relief to enforce the terms of this Section 13.14. To the extent allowed by law, the prevailing Party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred because of any legal action arising in relation to this Section 13.14.

        13.15    Disclosure of Agreements and Terms.    Subject to mutual agreement as to form and substance, each of the Parties may issue a press release disclosing the existence of this Agreement. Each Party may disclose any of the terms of this Agreement to any Affiliate; provided that the recipient of such disclosure is obligated to confidentiality terms no less restrictive than those contained in Section 6.8. Each Party may disclose any information contained in or regarding this Agreement to the extent required in its respective reasonable judgment by applicable law, regulation or order of any court or governmental agency. Further, each Party may determine in its respective discretion to file this Agreement under the Securities and Exchange Act of 1934, even if that filing may result in this Agreement becoming available to the public generally. The filing Party shall seek confidential treatment for at least the essential financial terms hereof in connection with any such filing, subject to applicable law and regulation, and shall notify the other Party in advance of any such filing and consider such suggestions as the other Party may make as to the terms herein as to which the filing party should seek confidential treatment.

        13.16    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and each of which shall constitute one and the same Agreement.

[Remainder of page intentionally left blank]

[Signature pages follow.]

27

        IN WITNESS WHEREOF, the Parties hereto, through their authorized representatives, have set their hands as of the date first above written, whereby they evidence their intent to be legally bound to this Sale and Servicing Agreement.

CHIRON CORPORATION		THE AMERICAN NATIONAL RED CROSS
By:	/s/ JACK GOLDSTEIN	By:	/s/ RICHARD PLATTE
Name:	Jack Goldstein	Name:	Richard Platte
Title:	President, Chiron Blood Testing	Title:	Vice President, National Testing & Reference Laboratories
		By:	/s/ PHILIP YENRICK
		Name:	Phil Yenrick 11-12-02
		Title:	Director, National Contracting Office

28

Schedule 1.10

BLOOD SCREENING SYSTEMS

[attached]

29

American Red Cross
National Genome Testing Laboratory
8810 Rehco Road Suite E
San Diego, CA 92121

							2/28/2002
	As of Mar 2001*
Equipment	Description /Location	Serial Number	Replacement Serial Number	Asset Tag	Install Date	List Price	Age in Months	FMV	Service
Tecan	Assay	4355		7546	1/1/2000			$—
Monitor	Assay	1780R-M08CR-70		7547	1/1/2000
Keyboard	Assay	12743-967-1977		7548	1/1/2000	[**]	[**]	[**]	[**]
CPU	Assay	1EQ4V		7549	1/1/2000
Mouse	Assay	3831166-20000		7550	1/1/2000

Vortex	Pre-amp	1377		7555	1/1/2000		[**]	$
Vortex	Pre-amp	1288		7556	1/1/2000		[**]	$
Vortex	Post-amp	1376		7562	1/1/2000		[**]	$
Vortex	Post-amp	1294		7563	1/1/2000		[**]	$
TCS	Rev B.	473		7557	4/1/2000		[**]	$
Vacuum Pump	N/A	KK031469		7558	3/1/2000
TCS	Rev B.	449		7559	4/1/2000		[**]	$
Vacuum Pump	N/A	KK061238		7560	3/1/2000
Waterbath	60 Pre-amp	699061300	601071154	7529	11/2/2001		[**]	$
Waterbath	60 Pre-amp	699061331	601061293	7579	10/31/2001		[**]	$
Waterbath	41.5 Pre-amp	699061041	601052149	7530	10/31/2001		[**]	$
Waterbath	41.5 Pre-amp	699061313	600101193	7561	8/14/2001		[**]	$
Waterbath	60 Post-amp	699061040	699061329	7554	3/12/2001		[**]	$
Waterbath	60 Post-amp	699061045	699081311	1393	9/15/2000		[**]	$

HC+	Luminometer	400264	400233	7533	3/15/2001
Monitor	Luminometer	7753TPOMV299		7534	3/15/2001
Keyboard	Luminometer	37172-99K-3090		7536	3/15/2001
CPU	Luminometer	GANRW		7535	3/15/2001	[**]	11	[**]	[**]
Mouse	Luminometer	63618-OEM-4449786-5		7537	3/15/2001
Printer	Luminometer	MX99S1L1DY	CN07P1Q16J	7538	4/17/2001
UPS	Luminometer	D02238537		7539	4/17/2001

HC+	Luminometer	400263	400412	7531	11/2/2001
Monitor	Luminometer	7753TPOQK099		6540	11/2/2001
Keyboard	Luminometer	37172-99K-3123		7541	11/2/2001
CPU	Luminometer	7TDVE	7RH5901	7542	11/2/2001	[**]	4	[**]	[**]
Mouse	Luminometer	63618-OEM-0905932-7		7543	11/2/2001
Printer	Luminometer	MY95V161FB	CN07P1Q1CR	7544	3/26/2001
UPS	Luminometer	D02238542		7545	3/26/2001

HC+	Luminometer		40034		5/1/2002
Monitor	Luminometer
Keyboard	Luminometer
CPU	Luminometer					[**]	-2	[**]	[**]
Mouse	Luminometer
Printer	Luminometer
UPS	Luminometer

						[**]		[**]	[**]

29a

ARC NGTL SAN DIEGO—MAIN LAB
National Genome Testing Laboratory
8885 Rehco Road
San Diego, Ca 92121

						2/28/2002
Equipment	Description /Location	Serial Number	Asset Tag	Install Date	List Price	Age in Months	FMV	Service
Tecan	Pooling	2816	7564					[**]
Monitor	Pooling	84779JFCMT68	7565		Already sold
Keyboard	Pooling	127438641038	7566
CPU	Pooling	F1XWV	7567

Tecan	Pooling	2805	7568					[**]
Monitor	Pooling	84779C309797	7569		Already sold
Keyboard	Pooling	127107A3010820	7570
CPU	Pooling	C9SQK	7571

Tecan	Pooling	2807	7572					[**]
Monitor	Pooling	84779C306P97	7573		Already sold
Keyboard	Pooling	127107621942	7574
CPU	Pooling	C9SQR	7575

Tecan	Assay	3046	7501	12/1/1998				[**]
Monitor	Assay	84766ACU2358	7502	12/1/1998
Keyboard	Assay	1274385K2152	7503	12/1/1998	[**]	[**]	[**]
CPU	Assay	ERV66	7504	12/1/1998
Mouse	Assay	3524511-00000	7505	12/1/1998

Tecan	Assay	3107	7506	12/1/1998				[**]
Monitor	Assay	84766ACU2X58	7507	12/1/1998
Keyboard	Assay	1271081G1402	7508	12/1/1998	[**]	[**]	[**]
CPU	Assay	DMJJXK	7509	12/1/1998
Mouse	Assay	1767894-50000	7510	12/1/1998

Vortex	Pre-amp	1221	7511	3/1/2000		[**]
Vortex	Pre-amp	1293	N/A	10/31/2001		[**]
Vortex	Post-amp	1227	1408	11/28/2000		[**]
Vortex	Post-amp	1383	1407	3/1/2000		[**]
TCS	Rev. B	509	7515	4/1/2000
Vacuum Pump	N/A	KK091208	7516	4/1/2000		[**]
TCS	Rev. B	511	7517	4/1/2000
Vacuum Pump	N/A	KK091210	7518	4/1/2000		[**]
TCS	Rev. B	513	7519	4/1/2000
Vacuum Pump	N/A	KK071282	4526	5/1/2000		[**]
TCS	Rev. B	448	7513	11/7/2000
Vacuum Pump	N/A	KK091211	7514	4/1/2000		[**]
Waterbath	60 Pre-amp	698100304	573	7/15/2000		[**]
Waterbath	60 Pre-amp	698041215	576	7/15/2000		[**]
Waterbath	41.5 Pre-amp	698041204	574	7/15/2000		[**]
Waterbath	41.5 Pre-amp	698091022	575	7/15/2000		[**]
Waterbath	60 Post-amp	698030823	1399	10/4/2001		[**]
Waterbath	60 Post-amp	698060293	7584	6/5/2001		[**]
Waterbath		699050807	573	7/15/2000		[**]
Waterbath		699050811	576	7/15/2000		[**]
Waterbath		699050816	574	7/15/2000		[**]
Waterbath		699050810	1399	10/4/2001		[**]
Waterbath		699050814	7584	6/5/2001		[**]
Waterbath		699060080	575	7/15/2000		[**]
Waterbath		601061292	1399	10/4/2001		[**]
Waterbath		699081310	7588	12/18/2001		[**]

HC+	Luminometer	400274	1392	8/23/2000				[**]
Monitor	Luminometer	84779A49D1A8	7520
Keyboard	Luminometer	3862A246	7552
CPU	Luminometer	HRPWC	7551	3/6/2001	[**]	[**]	[**]
Mouse	Luminometer	52463-OEM-1376272-00000	7522
Printer	Luminometer	SG87S1N2PP	7582	4/1701
UPS	Luminometer	D02238595	7527

HC+	Luminometer	400408	1403	1/10/2001				[**]
Monitor	Luminometer	MY73253695	1409
Keyboard	Luminometer	M971069221	7524	6/1/2000	[**]	[**]	[**]
CPU	Luminometer	US81102668	1410
Mouse	Luminometer	LZB75220471	7525
Printer	Luminometer	SG87V1N15D	7528	2/15/2001

HC+	Luminometer	400280	1382	3/15/2001				[**]
Monitor	Luminometer	MY07753T4663203820HZ	1404
Keyboard	Luminometer	37172036C166	1405		[**]	[**]	[**]
CPU	Luminometer	4WFIM	1402	1/8/2001
Mouse	Luminometer	63618-OEM-3612216-8	1406

					[**]		[**]	[**]

29b

ARC Charlotte NAT Laboratory
13500-A South Point Blvd.
Charlotte, NC 28274-6759

							2/28/2002
Equipment	Description /Location	Serial Number	Asset Tag	Install Date	Install Call #	List Price	Age in Months	FMV	Service
Tecan (Pooling)	Pooling	5616	422	12/6/2000					[**]
Tecan (Pooling)	Pooling	2808	N/A	12/6/2000					[**]
Tecan (Pooling)	Pooling	3058	N/A	3/30/2001		Already sold			[**]
Dell CPU—Tecan CPT	Pooling	9ZLH301	420	12/6/2000
Dell CPU—Tecan CPT	Pooling	C9SQX	N/A	1/9/2001
Dell CPU—Tecan CPT	Pooling	C9SPS	N/A	3/30/2001

Tecan (Assay)	Assay	5581	475	12/5/2000		[**]	[**]	[**]	[**]
Dell CPU—Tecan CPAS	Assay	1CFM201	472	12/5/2000

Tecan (Assay)	Assay	5582	423	12/5/2000		[**]	[**]	[**]	[**]
Dell CPU—Tecan CPAS	Assay	4GBC101	477	12/5/2000

Vortexer		2241	471	12/5/2000			[**]	—
Vortexer		2289	407	12/5/2000			[**]	—
Vortexer		2219	412	12/4/2000			[**]	—
Vortexer		2224	413	12/4/2000			[**]	—
TCS	PreAmp	581B	402	2/22/2001			[**]	—
Vacuum Pump	PreAmp	EE091527	405	7/12/2001
TCS	PreAmp	585B	404	2/22/2001			[**]	—
Vacuum Pump	PreAmp	EE091525	6081	7/12/2001
Waterbath		600071224	410	12/4/2000			[**]	—
Waterbath		600071227	464	12/4/2000			[**]	—
Waterbath		600071226	416	12/5/2000			[**]	—
Waterbath		600071221	414	12/5/2000			[**]	—
Waterbath		600071225	417	12/5/2000			[**]	—
Waterbath		600071223	415	12/5/2000			[**]	—

HC+	Luminometer	400265	6027	2/22/2001		[**]	[**]	[**]	[**]
Printer (930C)		MY02E160DG	427	12/5/2000
CPU	Luminometer	JSWB201	408	12/4/2000
								—	[**]
HC+	Luminometer	400249	6022	3/15/2002		[**]	[**]	[**]
Printer (930C)		CN07P1Q1C1	6926	3/15/2002
CPU	Luminometer	8TWB201	6023	3/15/2002

								—	[**]
HC+	Luminometer	400402	6082	7/12/2001		[**]	[**]	[**]
Printer (930C)		MY02E160DM	424	12/5/2000
CPU	Luminometer	9SWB201	467	12/5/2000

						[**]		[**]	[**]

29c

ARC Philadelphia
700 Spring Garden Street
Philadelphia, PA 19123-3594

Equipment	Description /Location	Serial Number	Asset Tag	Install Date	List Price	2/28/2002 Age in Months	FMV	Service
Tecan	Pooling	2437	N/A	3/21/2001				[**]
CPU	Pooling	C9SN3	N/A	3/21/2001	Already sold
Moniter	Pooling	84779C30CV97	N/A	3/21/2001
Keyboard	Pooling	127107A3010868	N/A	3/21/2001

Tecan	Pooling	2812	N/A	3/22/2001				[**]
CPU	Pooling	C9SQJ	N/A	3/22/2001	Already sold
Moniter	Pooling	66746J1TMG87	N/A	3/22/2001
Keyboard	Pooling	127107A3010894	N/A	3/22/2001

Tecan	Assay	5585	6074	3/21/2001				[**]
CPU	Assay	DPFFF01	6076	3/21/2001
Monitor	Assay	MX-0819ET-47801-12E-HOER	6075	3/21/2001	[**]	[**]	[**]
Keyboard	Assay	TH-0463CD-37171-0B3-1518	6077	3/21/2001
Mouse	Assay	63618-OEM-4863052-4	N/A	3/21/2001

Tecan	Assay	5587	6072	3/21/2001				[**]
CPU	Assay	FB5N30B	6059	3/21/2001
Moniter	Assay	MY-07753T-46632-04T-21JT	6060	3/21/2001	[**]	[**]	[**]
Keyboard	Assay	TH-0463CD-37172-05N-2065	6073	3/21/2001
Mouse	Assay	63618-OEM-2170263-0	N/A	3/21/2001

Tecan	Pooling	2858		3/21/2001				[**]
CPU	Pooling			3/21/2001	Already sold
Moniter	Pooling			3/21/2001
Keyboard	Pooling			3/21/2001

Tecan	Pooling	2817		7/1/2001				[**]
CPU	Pooling			7/1/2001	Already sold
Moniter	Pooling			7/1/2001
Keyboard	Pooling			7/1/2001

TCS	Rev. B	656B	6055	3/20/2001		[**]	—
Vacuum Pump	N/A	EE121013	6058	3/20/2001
Waterbath	41.5/Pre-amp	600081456	6049	3/20/2001		[**]	—
Waterbath	41.5/Pre-amp	600071052	6047	3/20/2001		[**]	—
Waterbath	60/Pre-amp	600081452	6048	3/19/2001		[**]	—
Waterbath	60/Pre-amp	600081095	6051	3/20/2001		[**]	—
Waterbath	60/Post-amp	600091557	6030	3/20/2001		[**]	—
Waterbath	60/Pre-amp	600071053	6029	3/20/2001		[**]	—

HC+	Luminometer	400277	6036	5/13/2002				[**]
CPU	Luminometer	1QH5901	6033	5/13/2002
Moniter	Luminometer	MX-06204T-47605-0CC-B774	6035	5/13/2002
Keyboard	Luminometer	TH-0463CD-37171-08A-9956	6034	5/13/2002	[**]	[**]	[**]
Printer (930C)	Luminometer	CN07P1Q1CM	6042	5/13/2002
UPS	Luminometer	F02654817	6071	5/13/2002
Mouse	Luminometer	63618-OEM-2380852-3	N/A	5/13/2002

HC+	Luminometer	400116	6043	5/20/2002				[**]
CPU	Luminometer	2SH5901	6052	5/20/2002
Moniter	Luminometer	MX-06204T-47605-0CC-B7J8	6040	5/20/2002
Keyboard	Luminometer	TH-0463CD-37171-08A-9982	6053	5/20/2002	[**]	[**]	[**]
Mouse	Luminometer	63618-OEM-2381167-3	N/A	5/20/2002
UPS	Luminometer	F02654773	6070	5/20/2002
Printer (930C)	Luminometer	CN07P1Q1CW	6044	5/20/2002

HC+	Luminometer	400403	6041	6/17/2002				[**]
CPU	Luminometer	4TH5901	6039	6/17/2002
Moniter	Luminometer	MX-06204T-47605-0CC-B77D	6038	6/17/2002
Keyboard	Luminometer	Th-0463CD-37171-08A-9997	6037	6/17/2002	[**]	[**]	[**]
Mouse	Luminometer	63616-OEM-2380762-3	N/A	6/17/2002
Printer (930C)	Luminometer	MY09E172HY	6045	6/17/2002

					[**]		[**]	[**]

29d

			s/n		Service
American Red Cross	ARC—San Diego	10-124	Genesis 200ID W/O ARM	3085	Scanning	[**]
American Red Cross	ARC—San Diego	10-124	Genesis 200ID W/O ARM	3086	Scanning	[**]
American Red Cross	ARC—San Diego	10-124	Genesis 200ID W/O ARM	5982	Scanning	[**]
American Red Cross	ARC—Philadelphia	10-124	Genesis 200ID W/O ARM	4287	Scanning	[**]
American Red Cross	ARC—Detroit	10-124	Genesis 200ID W/O ARM	5981	Scanning	[**]
American Red Cross	ARC—Detroit	10-124	Genesis 200ID W/O ARM	4673	Scanning	[**]
American Red Cross	ARC—Philadelphia	10-124	Genesis 200ID W/O ARM	4672	Scanning	[**]
American Red Cross	ARC—Detroit	10-124	Genesis 200ID W/O ARM	4671	Scanning	[**]
American Red Cross	ARC—Charlotte	10-124	Genesis 200ID W/O ARM	5558	Scanning	[**]
American Red Cross	ARC—St. Louis	10-124	Genesis 200ID W/O ARM	5559	Scanning	[**]
American Red Cross	ARC—Charlotte	10-124	Genesis 200ID W/O ARM	5560	Scanning	[**]
American Red Cross	ARC—St. Louis	10-124	Genesis 200ID W/O ARM	5571	Scanning	[**]
						[**]

29e

American Red Cross—St. Louis NTL Equipment List

4050 Lindell Blvd.

						2/28/02
Equipment	Description /Location	Serial Number	Asset Tag	Install Date	List Price	Age in Months	FMV	Service
Tecan	Pooling	2815	326	4/1/2001				[**]
CPU	Pooling	DCM	325	4/1/2001	Already sold
Moniter	Pooling	E770p	324	4/1/2001
Keyboard	Pooling	N/A	N/A	4/1/2001

Tecan	Pooling	2253	328	4/1/2001				[**]
CPU	Pooling	DCM	327	4/1/2001	Already sold
Moniter	Pooling	66746J6CMU18	N/A	4/1/2001
Keyboard	Pooling	N/A	N/A	4/1/2001

Tecan (ARC property)	Pooling	2809	610	12/12/2000				[**]
CPU (ARC property)	Pooling	DCM	616	12/12/2000
Monitor (ARC property)	Pooling	D1028L	615	12/12/2000	Already sold
Keyboard (ARC property)	Pooling	SK-1000REW	617	12/12/2000
Mouse (ARC property)	Pooling	M-S34	NA	12/12/2000

Tecan	Pooling	5617	611	12/12/2000				[**]
CPU	Pooling	DCM	613	12/12/2000	Already sold
Monitor	Pooling	E770p	612	12/12/2000
Keyboard	Pooling	RT7D5JTW	614	12/12/2000

Mouse	Assay	5586	NA	12/12/2000				[**]
CPU	Assay	DCM	602	12/12/2000
Monitor	Assay	E770p	601	12/12/2000	[**]	[**]	[**]
Keyboard	Assay	RT705JTW	603	12/12/2000
Mouse	Assay	3882A611	NA	12/12/2000

Tecan	Assay	5584	609	12/12/2000				[**]
CPU	Assay	DCM	606	12/12/2000
Monitor	Assay	E770p	607	12/12/2000	[**]	[**]	[**]
Keyboard	Assay	RT705JTW	608	12/12/2000
Mouse	Assay	388A611	NA	12/12/2000

Vortex	Pre-amp	945057	599	12/12/2000		[**]	—
Vortex	Pre-amp	945057	605	12/12/2000		[**]	—
Vortex	Post-amp	945057	593	12/12/2000		[**]	—
Vortex	Post-amp	945057	586	12/12/2000		[**]	—
	BACK UP??					[**]	—
TCS	Rev. B	Rev B	658	12/12/2000		[**]	—
Vacuum Pump	N/A	2585B	655	12/12/2000
TCS	Rev. B	Rev B	657	12/12/2000			—
Vacuum Pump	N/A	2585B-55	656	12/12/2000		[**]
Waterbath	Room Temp	Circulating Bath 260	597	12/12/2000		[**]	—
Waterbath	41.5 Pre-amp	Circulating Bath 260	598	12/12/2000		[**]	—
Waterbath	60 Pre-amp	Circulating Bath 260	600	12/12/2000		[**]	—
Waterbath	60 Pre-amp	Circulating Bath 260	596	12/12/2000		[**]	—
Waterbath	41.5 Pre-amp	Circulating Bath 260	595	12/12/2000		[**]	—
Waterbath 60.0	Post-amp/ 60.0	Circulating Bath 260	585	12/12/2000		[**]	—
Waterbath 60.0	Post-amp/60.0	Circulating Bath 260	592	12/12/2000		[**]	#VALUE!

HC+	Luminometer	400288	581	12/12/2000				[**]
CPU	Luminometer	DCM	583	12/12/2000
Monitor	Luminometer	M570	584	12/12/2000
Keyboard	Luminometer	RT705JTW	582	12/12/2000	[**]	[**]	[**]
Mouse	Luminometer	3882A611	N/A	12/12/2000
Printer	Luminometer	C6427A	587	12/12/2000

Leader HC+	Luminometer	400298	667	3/1/2001				[**]
CPU	Luminometer	DCM	590	3/1/2001
Monitor	Luminometer	M570	589	3/1/2001	[**]	[**]	[**]
Keyboard	Luminometer	RT705JTW	594	3/1/2001
Mouse	Luminometer	3882A611	N/A	3/1/2001
Printer HP DJ 930C	Luminometer/HP 930C	C6427A	6211	3/1/2001

HC+	Luminometer	400405	N/A	12/12/2000				[**]
CPU	Luminometer	DCM	660	12/12/2000
Monitor	Luminometer	M570	661	12/12/2000
Keyboard	Luminometer	RT705JTW	662	12/12/2000	[**]	[**]	[**]
Mouse	Luminometer	3882A611	NA	12/12/2000
Printer	Luminometer/HP 930C	C6427A	663	12/12/2000
UPS	Luminometer	SM3414	664	12/12/2000

					[**]		[**]	[**]

29f

ARC Detroit NTL

						2/28/2002
Equipment	Description /Location	Serial Number	Asset Tag	Install Date	List Price	Age in Months	FMV	Service
Tecan	Pooling	2810	Customer	3/10/2000				[**]
Tecan	Pooling	4535	Customer	3/11/2000				[**]
					Already sold
Tecan	Pooling	4536	Customer	3/12/2000				[**]
Tecan	Pooling	2806	Customer	3/13/2000				[**]

CPU	Pooling	GATX2	Customer	3/10/2000
CPU	Pooling	CK9FA	Customer	3/11/2000
					Already sold
CPU	Pooling	GTVXY	Customer	3/12/2000
CPU	Pooling	GE2GM	Customer	3/13/2000

Tecan	Assay	4394	5011	3/6/2000
					[**]	[**]	[**]	[**]
CPU	Assay	IEQ4Y	5013	3/6/2000

Tecan	Assay	4459	5021	3/7/2000
					[**]	[**]	[**]	[**]
CPU	Assay	256DX	5017	3/7/2000

Tecan	Assay	4693	5016	3/7/2000
					[**]	[**]	[**]	[**]
CPU	Assay	256DM	5023	3/7/2000

Vortexer		1203	5084	7/19/2001		[**]
Vortexer		2307	N/A	12/12/2001		[**]
Vortexer		2420	5097	8/15/2001		[**]
Vortexer		2437	5098	8/15/2001		[**]
Vortexer		2444	5101	9/10/2001		[**]
Vortexer		2462	5096	8/15/2001		[**]
Vortexer		2466	1414	8/28/2001		[**]
Vortexer		2468	1413	8/28/2001		[**]
TCS	Rev. B	508B	5066	3/7/2000		[**]
TCS	Rev. B	506B	5064	3/9/2000		[**]
TCS	Rev. B	S414	5080	3/23/2001		[**]
TCS	Rev. B	S419	5082	6/20/2001		[**]
Waterbath		600081457	5083	6/5/2001		[**]
Waterbath		600081510	5078	2/22/2001		[**]
Waterbath		600081515	5079	2/22/2001		[**]
Waterbath		600121463	5107	10/11/2001		[**]
Waterbath		601032118	5104	9/24/2001		[**]
Waterbath		601041891		11/15/2001		[**]
Waterbath		601041893	5110	10/29/2001		[**]
Waterbath		601041896	5105	10/9/2001		[**]
Waterbath		601061296	5106	10/11/2001		[**]
Waterbath		601061315		11/15/2001		[**]
Waterbath		601061316	5108	10/11/2001		[**]
Waterbath		601061317	5109	10/11/2001		[**]

HC+	Luminometer	400283	1390	1/8/2002				[**]
Printer (930C)		MY20E160DO	5042	11/9/2000	[**]	[**]	[**]
CPU	Luminometer	B1I0T	5027	3/10/2000

HC+	Luminometer	400260	1388	9/14/2000				[**]
Printer (930C)		MY09E172KH	5081	3/28/2001	[**]	[**]	[**]
CPU	Luminometer	B1IOR	5033	3/10/2000

HC+	Luminometer	400029	1389	6/12/2000				[**]
Printer (930C)		MY09E172DO	6079	4/24/2001	[**]	[**]	[**]
CPU	Luminometer	B1I0J	5039	3/11/2000

HC+	Luminometer	400404	N/A	8/14/2001				[**]
Printer (930C)		MY09E173MC	6080	4/24/2001	[**]	[**]	[**]
CPU	Luminometer	B1IOP	5045	3/11/2000

					[**]		[**]	[**]

29g

Sale and Servicing Agreement
Blood Screening Systems
Summary for Schedule 1.10

Laboratory	FMV	Service
San Diego—8810 Rehco West	[**]	[**]
San Diego—8885 Rehco Road	[**]	[**]
Charlotte	[**]	[**]
Philadelphia	[**]	[**]
Scanning Tecans		[**]
St. Louis	[**]	[**]
Detroit	[**]	[**]
Total	[**]	[**]
Discount [**]	[**]	[**]
Total	[**]

29h

Schedule 1.36

NTLs

1.
Charlotte
13500 South Point Blvd.
Charlotte, NC 28273

2.
Detroit
100 Eliot Street
Detroit, MI 48201

3.
Philadelphia
700 Spring Garden Street
Philadelphia, PA 19123

4.
St. Louis
4050 Lindell Blvd.
St. Louis, MO 63108

5.
Southern CA
8810 Rehco Road
San Diego, CA 92121

30

Schedule 2.0

BLOOD SCREENING ASSAYS

1.
Procleix™ HIV-1/HCV Assay 1000 Test Kit (P/N 301031)

2.
Procleix™ HIV-1/HCV Assay 5000 Test Kit (P/N 301030)

[Package Insert for Nos. 1 & 2 attached as Exhibit A]

31

Schedule 4.0

BLOOD SCREENING SYSTEMS AND SOFTWARE
SERVICE & SUPPORT

        1.    Maintenance & Troubleshooting.

          1.1  ARC shall operate and maintain the Blood Screening Systems in accordance with the Documentation, which may be amended from time to time.

          1.2  In the event that any NTL resolves a problem with a Blood Screening System, such problem shall be logged in writing, including a description of the problem and the steps taken by ARC to resolve it. ARC shall maintain a log for each Blood Screening System and make available all such logs to Chiron's respective employees, contractors, subcontractors, or agents whose responsibilities are to provide Services to ARC ("Chiron Technical Support") upon request.

          1.3  If a NTL is unable to resolve a problem it shall refer the problem to a Chiron Technical Support representative for resolution in accordance with Paragraph 2 of this Schedule 4.0.

          1.4  Except for routine maintenance and troubleshooting activities of Technologists as provided in this Schedule 4.0, or otherwise with the prior permission of Chiron, during the Term of this Agreement only Chiron or Chiron's agents shall install, service, alter or replace the Blood Screening Systems. Chiron may inspect the Blood Screening Systems at reasonable times upon reasonable notice. Chiron will assure that activities of Technologists authorized under this Schedule 4.0 will not invalidate any manufacturers' warranties with respect to the Blood Screening Systems.

        2.    Technical Support and Service.

          2.1    Installation.    Chiron Technical Support personnel will provide installation and set up of all Blood Screening Systems, and shall ensure that the Blood Screening Systems operate in conformance with all relevant Specifications. Without limiting the foregoing, such setup and installation shall include the installation of the Software and verification of the operation of the Software in conjunction with the Blood Screening Systems. At such time as Chiron determines that such setup and installation has been completed, the ARC shall acknowledge the completion of such setup and installation and its acceptance of the Blood Screening Systems in writing.

          2.2    Training.    Chiron shall provide initial training and certify (a) [**] ARC employees as Trainers for the initial NTLs identified on Schedule 1.36, (b) [**] ARC employees as Trainers for each additional NTL added to Schedule 1.36 after the Effective Date, and (c) [**] ARC employee as a Trainer per NTL each year after the first anniversary of the Effective Date. The aforementioned training provisions shall be based upon a "Train the Trainer" program developed by Chiron and approved by ARC, incorporating ARC-generated training materials. Chiron shall use commercially reasonable efforts to accommodate ARC requests for training of new Technologists prior to the development of this program. Chiron shall also provide, by and through its instrument service personnel, BMIT level 1 training to (a) [**] Technologist for the initial NTLs identified on Schedule 1.36, (b) [**] Technologist or each additional NTL added to Schedule 1.36 after the Effective Date, and (c) [**] Technologist per NTL each year after the first anniversary of the Effective Date. Training shall be at sites selected by mutual agreement of the Parties and shall be conducted pursuant to a mutually agreed plan and schedule. Except as set forth above, ARC shall be responsible for training of all Technologists. Additional training may be requested by ARC from Chiron for an additional charge.

          2.3  [RESERVED]

32

          2.4    Data & Materials.    ARC shall make available to Chiron on a timely basis all data, information and other materials which are reasonably necessary for Chiron to perform the Services. Such data shall be treated as confidential Data in accordance with Section 6.8 of the Agreement. Chiron shall have no liability for any failure to perform, or for the late performance, of any Services to the extent such Services require data, information or materials possessed, prepared or generated by the ARC, if the ARC fails to provide the same in accordance with Chiron reasonable requests.

          2.5    Preventative Maintenance.

            (a)  Chiron shall perform scheduled preventative maintenance ("PM") visits at six month intervals (2 per year), in accordance with the PM schedules ascribed to each Blood Screening System. The PM services will be arranged at least two weeks before the due date for PM service at a time mutually agreeable between Chiron and the ARC. ARC will be required to make the Blood Screening Systems available at a reasonable time within the working day (Monday to Friday excluding holidays) to allow PM services to be completed within normal working hours.

            (b)  Each PM service will cover thorough cleaning, lubrication, replacement of tubing and other parts, electronic/mechanical adjustments and safety checks, all in accordance with the Blood Screening Systems manufacturers' recommended procedures, as detailed in the applicable manufacturer's approved checklist(s). Defective components discovered during PM services will be replaced at no charge. Parts used to perform PM service will be provided by Chiron at its expense.

            (c)  Appropriate testing will be performed in order to return the Blood Screening Systems back to the user. Tecan Instruments will be "certified" by Chiron as fully functional with required testing performed according to the manufacturers' specifications. Liquid precision checks will utilize the appropriate volume for testing.

            (d)  Documentation of PM service performed will be provided to each NTL upon completion of all maintenance tasks. Information will be reviewed and signed by ARC personnel before Chiron service personnel leave the facility.

            (e)  Additional PM service may be performed at the request of the ARC for an additional charge.

          2.6    Support and Service.

            (a)  Chiron Technical Support to ARC shall be available 24 hours a day, 7 days a week including weekends and holidays via telephone. The ARC will refer problems to Chiron Technical Support through a central toll-free telephone number [**]. A Chiron Technical Support representative will be available at this number to receive problem referrals and provide troubleshooting assistance from 7:30 a.m. to 5 p.m. PST, Monday through Friday, holidays excepted ("Normal Support Hours"). If a Chiron Technical Support representative is not reached by the initial ARC call, a Chiron Technical Support representative will return the call to acknowledge receipt of the problem referral and engage in a determination of the Priority Status within one (1) hour. Messages left outside Normal Support Hours (including weekends and holidays) will automatically page the on-call Technical Support personnel. A Chiron Technical Support representative will return all calls to acknowledge receipt of problem referral and engage in a determination of the Priority Status within one (1) hour. Required message information left outside Normal Support Hours should include a contact name, phone number and brief description of the problem. Telephone support will be initiated within the "Priority/Response" timeframes set forth below. If a problem cannot be resolved through telephone support within a reasonable amount of time, taking into account its Priority

33

    status, the problem will be escalated to Chiron's Product Support Center, for analysis by Blood Screening System specialists and if necessary, OEM support personnel. If a problem cannot be resolved following such escalation, Chiron Technical Support will be dispatched to the NTL to provide service in accordance with the Priority/Response Time Schedule set forth below.

Priority		Response*
Priority 1:	Instrument not operating and alternate or back-up equipment not available; screening cannot be performed	• •	Immediate telephone support Decision to dispatch Support Technician within 4 hours
		•	Support Technician on site ASAP but no later than 10 hours from initial problem referral
		•	Resolution ASAP, but no later than 24 hours (may be temporary workaround)
Priority 2:	Instrument operational but screening process (processing time) is affected	• •	Telephone support within 2 hours Support Technician on site within 24 hours, if needed
		•	Resolution within 48 hours
Priority 3:	Instrument is operational; no impact on screening process	• •	Telephone support next business day Work commenced within 24 hours
		•	Resolution within 1 week

*
All timeframes are approximate; actual response times may vary due to flight availability, weather-related delays, nature of the problem, etc.

            (b)  Chiron will maintain full records of all problem referrals and subsequent actions pursuant to Regulations.

            (c)  Chiron will provide a list of all field service technical personnel by name, including contact information and a description of all certifications. Such list shall be updated and confirmed annually for all additions and deletions.

          2.7.    Replacement Parts.

            (a)  Chiron agrees to maintain a suitable stock of replacement parts for use in Blood Screening System minor repair and maintenance at each NTL. ARC shall provide Chiron a secure facility at each NTL for storage of such replacement parts.

            (b)  Replacement parts not available from existing on-site inventory will be delivered within the resolution timeframes in accordance with the Priority/Response Time Schedule set forth above.

            (c)  ARC will document and inform Chiron if any replacement parts are used by ARC personnel and return to Chiron (at Chiron's expense) the part that was replaced. An inventory of replacement parts will be performed quarterly by Chiron personnel. The cost of replacement part(s) not in inventory that have not been reported used by the ARC will be charged to ARC. Replacement parts to be placed into on-site inventory will be agreed upon by Chiron and ARC management. The initial inventory of replacement parts will be provided at Chiron's expense.

          2.8.    Replacement Instruments.    If during the performance of any repair of a Blood Screening System Chiron determines in its sole discretion to substitute an entire instrument or instrument component in order to complete service in accordance with the Priority/Response Time Schedule,

34

  Chiron will remove and repair the failing instrument or instrument component. Chiron may substitute reconditioned, refurbished and/or serviceable used instrument or instrument component (tested to Chiron's quality assurance standards) for this purpose. Following completion of such repair, Chiron will replace the substituted instrument or instrument component with the repaired instrument or instrument component at the next scheduled PM service or other service call.

        3.    Warranty; Limitation of Liability.

            3.1  Chiron warrants that the Services provided by Chiron, its agents, employees or contractors pursuant to this Agreement will be rendered in a competent workmanlike manner and in accordance with industry standards. Chiron warrants that any replacement part or substituted instrument or instrument component installed by Chiron during the performance of the Services shall function in accordance with all applicable Specifications and be free from defects for a period of ninety (90) days after installation. Chiron reserves the right to use reconditioned, refurbished and/or serviceable used parts (tested to Chiron's quality assurance standards) for the Services hereunder.

            3.2  The Services shall cover wear and tear and latent and hidden defects in design, material or workmanship of Blood Screening Systems, and shall include coverage of all Upgrades and Enhancements, but shall exclude (i) replacement of operating supplies, necessaries, consumables or expendable parts; (ii) repairs required due to improper storage, accident, neglect, misuse, electrical stress, air conditioning, humidity control, transportation, and force majeure events, use of non-approved accessories, consumables or supplies, or causes other than intended normal use; (iii) service for Blood Screening Systems that have been tampered with, disassembled, altered, changed or modified, maintained by anyone other than Trainers or Technologists or repaired (or attempts have been so made) by anyone other than Chiron Technical Support personnel or BMIT-certified Technologists under the direction of Chiron Technical Support; (iv) rearrangement of the Blood Screening Systems after initial installation not authorized and supervised by Chiron personnel; and (v) service for any other equipment not manufactured or supplied by Chiron. In the case of (ii), (iii) and (iv) above, ARC may request that Chiron provide service comparable to the Services described herein, and Chiron will make such services available at the then-current commercial rate for services of this type. If such service is provided, Chiron expressly disclaims any representation or warranty as to the performance of such service or the operability of the Blood Screening Systems on which such service is performed.

            3.3  If any applicable law implies a condition or warranty which cannot be excluded or modified in this Agreement (a "Requirement"), then such Requirement is deemed to be included in this Agreement.

35

Schedule 5.0

FEES

        1.    Fees

          1.1    Blood Screening Assay Fee.    The ARC agrees to pay to Chiron an amount equal to the number of Reportable Results achieved by the ARC each month, multiplied by the applicable Per Reportable Result Fee from the chart set forth below (the "Assay Pricing Chart"), as adjusted pursuant to Paragraph 2 of this Schedule 5.0. The Per Reportable Result Fee is set using the Product Requirements Forecast provided by the ARC for that ARC Fiscal Year.

POOLED TESTING
Product Requirements Forecast for ARC Fiscal Year
[**]
Per Reportable Result
A	B	C	D	E	F	G
[**]

            (a)  On or prior to the 5th business day of each month during the Term, ARC shall provide Chiron with a report showing the Reportable Results and Reagent Utilization Factor for the prior month for each NTL. On or prior to the 15th calendar day of each month, Chiron shall prepare and deliver an invoice to ARC for each NTL based on such report, calculating the Blood Screening Assay Fee by multiplying the Reportable Results by the applicable Per Reportable Result Fee, determined in accordance with the then current Product Requirements Forecast. If ARC's report is not timely received by Chiron, Chiron will prepare an invoice that reflects the then current Standing Order for the applicable month multiplied by the applicable Per Reportable Result Fee. The Parties shall "true-up" payments made to the actual Reportable Results achieved on a quarterly basis, rectifying any under- or over-payment on the next subsequent invoice, without application of interest. ARC shall make payment on invoices in accordance with Section 5.2 of the Agreement.

            (b)  The Parties shall aggregate the Reportable Results at the end of each quarterly period within, and at the conclusion of, each ARC Fiscal Year, and calculate a hypothetical annualized volume using the year-to-date Reportable Results and the percentage of total anticipated Reportable Results reflected in the then current Product Requirements Forecast for the completed portion of ARC Fiscal Year. The Per Reportable Result Fee shall be re-determined using this hypothetical annualized volume and the Parties shall "true-up" payments previously made to reflect any change in the Per Reportable Result Fee for the actual Reportable Results achieved, rectifying any under- or over-payment on the next subsequent invoice, without application of interest. An example of this "true-up" calculation is set forth on Exhibit B. Notwithstanding the Effective Date of this Agreement, "true-up" calculations for the first quarter and full year for the ARC Fiscal Year ending June 30, 2003, shall be made by including the Reportable Results for the months ending July 31, 2002 and August 31, 2002 that have been provided by ARC to Chiron pursuant to the July 2000 Agreement; provided, however, that the Firm Support Commitment (as defined in the July 2000 Agreement) fee charged during the month of July 2002 shall not be considered in the "true-up" payment calculations of the Per Reportable Result Fee during the July 1, 2002 through June 30, 2003 ARC Fiscal Year.

36

          1.2    Blood Screening Systems Fee.    The ARC agrees to pay to Chiron the Blood Screening Systems Fee set forth below. Such amount will be due and payable in a lump sum on the Effective Date.

Blood Screening Systems	Total Purchase Price
[**]	[**]

  Additional components are available to the ARC. The pricing information set forth below is effective as of the Effective Date. Chiron may increase this pricing from time to time following any increase in costs that are applied by a Third Party manufacturer of such Blood Screening Systems components; provided, however, notwithstanding the amount of any such increase in Third Party manufacturer costs incurred by Chiron, in no event shall any increase in the price paid by ARC for a Blood Screening System component be greater than [**]; e.g., if ARC elects to purchase a unit in June, 2004, the percentage increase in the [**] from the Effective Date to June, 2004 is [**], and the Third Party manufacturer's increase in costs to Chiron is [**], ARC would not be required to make a payment to Chiron that is [**] greater than the price for the Blood Screening Systems components described below.

Illustration A
Blood Screening System Components	Unit Price
Pooling TECAN(2)
Assay TECAN(3)	[**]
Procleix™ System(4)

          1.3.    Services Fee.    ARC agrees to pay to Chiron the Services Fee set forth below. Such amount will be due and payable annually in a lump sum on the Effective Date and each anniversary thereafter during the Term.

Blood Screening Systems	Annual Fee
[Per Schedule 1.10]	[**](5)

(2)
Includes CPT-16 Pooling Software, ver. 2.0.0.2 2

(3)
Includes Procleix™ Assay Software, ver. 2.0.0.76 and Procleix™ Assay Software LHP, ver. 2.1

(4)
Includes Procleix™ System Software, ver. 3.0.3.4, Procleix™ Protocol, ver. 2.1.0.0, and Procleix™ Worklist Editor, ver. 3.0.3.2

(5)
Includes all Upgrades.

  No Services Fee shall be due or payable for Blood Screening Systems purchased after the Effective Date until the expiration of the applicable manufacturers' warranties. The purchase of additional components will result in an increase in the Services Fee from and after the installation of the additional component(s). The Service pricing information set forth below is effective as of the Effective Date. Chiron may increase this pricing from time to time following any increase in costs that are applied by a Third Party manufacturer of such Blood Screening Systems components; provided, however, notwithstanding the amount of any such increase in Third Party manufacturer costs incurred by Chiron, in no event shall any increase in the price paid by ARC for a Blood Screening System component be greater than [**]; e.g., if ARC elects to purchase a unit in June, 2004, the percentage increase in the [**] from the Effective Date to June, 2004 is [**], and the Third Party manufacturer's increase in costs to Chiron is [**], ARC would not be required to

37

  make a payment to Chiron that is [**] greater than the price for the Blood Screening Systems components described below.

Illustration B
Blood Screening System Components	Annual Fee Per Unit
Pooling TECAN(6)	[**]
Assay TECAN(7)	[**]
Procleix™ System(8)	[**]

          1.4.    NAT Tracker Fees.    If ARC elects to purchase the NAT Tracker software solution, it agrees to pay to Chiron the NAT Tracker Fees set forth below. Such amounts will be due and payable annually in a lump sum on the Effective Date and on each anniversary thereafter during the Term. Additional NTLs may be licensed to use the NAT Tracker software at the rates set forth below.

Initial License Fee Per NTL
[**]

(6)
Includes all Upgrades.

(7)
Includes all Upgrades.

(8)
Includes all Upgrades.

Annual NAT Tracker License Fee(9)
(Product Requirements Forecast for ARC Fiscal Year)
[**]
[**]

        2.    Adjustments to Fees.

          2.1    Reagent Utilization Factor.

            (a)  Chiron and the ARC agree to monitor the Reagent Utilization Factor at each NTL during the Term. If the Reagent Utilization Factor for any NTL exceeds [**] (the "Target RUF") [**], Chiron and the ARC shall use their best endeavors to identify and correct the cause of the excess.

            (b)  The Reagent Utilization Factor shall be calculated for the ARC promptly following each successive ARC Fiscal Year aggregating all NTLs. If the Reagent Utilization Factor for the ARC for any ARC Fiscal Year scores above the applicable Target RUF (or such other factor as determined in accordance with subparagraph (c)), Chiron shall invoice the ARC on the next subsequent monthly invoice, and the ARC agrees to pay, the additional fee set forth below.

            (c)  For each [**] increment by which the actual Reagent Utilization Factor during each ARC Fiscal Year exceeds the Target RUF, the [**]; provided that no additional fee shall be payable hereunder to the extent that the cause of the Reagent Utilization Factor exceeding the Target RUF is attributable to a breach by Chiron of the limited warranty. For example, if the actual Reagent Utilization Factor for an ARC Fiscal Year exceeded the Target RUF by

38

    [**], the additional fee would be as set forth below for each of the indicated volumes of Reportable Results:

(9)
Includes all Upgrades.

Reportable Results for ARC Fiscal Year
[**]
[**]

          2.2.    [**]

          2.3    [**].

        3.    [**].

        4.    Effect of Change in Nature of Screening.    If the ARC elects to move from Pooled Testing to Single Unit Testing, or from Single Unit Testing to Pooled Testing, pursuant to Section 2.9 of the Agreement, (i) the Per Reportable Result Fees set forth on the Assay Pricing Chart shall be adjusted and (ii) the Target RUF will be recalculated.

        5.    Additional Supplies.    The following additional supplies are available from Chiron at the prices set forth below. The fees for such additional supplies may be increased [**] by Chiron in the event of, and in the amount of, any price increases by the manufacturers of such additional supplies.

External Run Controls (30 sets)	[**]
Ten-Tube Units (TTUs) (1000)	[**]
Ten-Tube Cassettes (TTCs) (1000)	[**]
Proficiency Panels (9 sets)	[**]

39

Schedule 6.11
Disaster Preparedness Plan Criteria

Introduction

        To help ensure a continued supply of Products and Services in the event of a Force Majeure Event (also sometimes referred to herein as a "crisis") Chiron assures immediate response to ARC's situation for Products and Services. Of crucial importance is the ability to develop a communication link between ARC and Chiron.

Communication Link

        ARC will communicate with Chiron Technical Support personnel in accordance with Paragraph 2.6 of Schedule 4.0. In the event of a crisis, ARC shall immediately notify Chiron Technical Support personnel, describing the nature of such crisis. Chiron Technical Support personnel will immediately notify all appropriate Corporate Customer Service personnel. This step will trigger the Chiron Response System.

        If ARC's phone lines should be inoperative, one of the following alternative methods of communication will be utilized: e.g. cellular phone, law enforcement communication network, U.S. government/military networks, ham radio, or citizen band (CB) radio.

        In situations where advance warning is available, Chiron encourages ARC and Chiron field sales personnel to call Corporate Customer Service in advance to preplan anticipated needs.

        Corporate Customer Service/Distribution Management staff members will immediately enter into disaster sites as "Crisis Assessment Manager," when appropriate.

        Corporate Customer Service will immediately contact all affected Chiron Division's local and district sales management personnel who will provide on-site disaster assistance.

        Depending on the severity of the situation, Chiron's respective district manager or area director may designate the local representative or other Chiron personnel as a local coordinator.

        The primary responsibility of the local field sales representative is to facilitate communications and/or to personally assist, as situation requires, getting product to Chiron's customer(s).

        Chiron Technical Support personnel will be available in accordance with Paragraph 2.6 of Schedule 4.0 to respond to emergency situations. During Normal Support Hours, ARC may bypass Chiron Technical Support personnel to speak directly with Chiron Corporate Customer Service by calling direct to 1-            -            -            .

        Corporate Customer Service will proactively call ARC and each NTL affected by a Force Majeure Event (or in advance, when prior warning is known) to assess the immediate situation, and the needs and requirements of ARC and each NTL.

        ARC and each NTL affected by a crisis will be assigned by Chiron a specific customer service representative during the duration of the crisis. Chiron's responsibility will include the initiation of ongoing daily (or more often, as necessary) contacts with ARC and each NTL affected by a crisis.

Delivery of Products and Services

        Special handling and premium transportation charges will be absorbed by Chiron on initial and subsequent shipments during a crisis. If a crisis requires a restricted allocation of the Products, the ARC will receive the same percentage of Products of the total available for shipment that it receives under normal shipping circumstances.

40

        Corporate Customer Service will expedite emergency orders to the primary Chiron shipping location or from an alternative shipping point, if necessary. All Chiron distribution centers and public warehouses will be available 24 hours a day, 7 days a week to make emergency shipments.

        The Chiron transportation staff will arrange for carriers to deliver to ARC all Products and Services. Chiron fleet tractors, trailers and drivers will be utilized as required.

        Chiron will contact local, county and state law enforcement officials, as necessary, to escort delivery vehicles carrying Chiron emergency medical supplies into a crisis (disaster) area.

        Corporate Customer Service will follow up on each segment of Chiron's service arrangements and commitments to the point of delivery to help assure ARC's total customer satisfaction.

        Corporate Customer Service will arrange for and position quantities of Products in a secured area of each NTL as emergency backup inventory, when necessary.

Backup Inventory

        Chiron will arrange for additional field backup inventory and will continually monitor and replenish inventories, including all alternative ship locations. To help bridge the product availability gap in the event Chiron's primary manufacturing facility is damaged or destroyed, Chiron is investigating the creation of finished goods stockpiles in off-site distribution center(s). Because of the limited shelf life of certain Products, Chiron will investigate the feasibility of maintaining a rotating stock of such Products at these distribution center(s) to provide an additional safety stock of Products should there be an interruption in Chiron's manufacturing capability or transportation.

        Chiron Customer Service/Logistics Personnel will fly into the disaster site to assist in coordination of ARC's recovery and product delivery plans when appropriate.

Manufacturing Capabilities

        To the extent that Chiron's back-up manufacturing facility for Certain Products is located outside of the Territory, and in the event Chiron's facility in the Territory is damaged or destroyed, Chiron would petition the U.S. FDA to allow shipment of foreign manufactured products into the U.S. and take such other steps in Chiron's reasonable business judgment to implement a plan to provide such shipment.

        Chiron will continue to investigate the feasibility of maintaining a strategic reserve of Products outside of the location of its primary manufacturing facility.

Additional Safeguards

        Chiron's manufacturing and distribution site has and will continue to have full-time safety, emergency and security staff who are collectively responsible for people and property protection. Chiron's site-wide comprehensive emergency preparedness plan covers chemical spills, fires, major injury events, etc.

        The site(s) has and will continue to be located in a jurisdiction served by a trained, full-time fire department, which provides coverage 24 hours a day, 7 days a week. In addition, Chiron has an extremely close and somewhat unique relationship with community emergency responder agencies. These agencies are trained at Chiron's facilities and each has an in-depth knowledge of Chiron's business.

        Buildings will be protected by monitored automatic fire suppression systems. Smoke detection systems are installed in HVAC air handling systems, which are also monitored. Hazardous materials storage is and will continue to be well maintained in all areas of the operation.

41

        All non-office areas will be patrolled by trained security force members after normal business hours and on weekends and during holiday periods once every three hours, at a minimum. High-risk areas, such as Chiron's distribution center, are patrolled on an hourly basis.

        Chiron shall take great pride in its overall safety/fire prevention program. All operations, distribution and laboratory areas are and will continue to be formally inspected from a safety/fire prevention perspective on a monthly basis. Daily housekeeping and general safety reviews are and will continue to be part of a fully engaged management team's responsibilities. In addition, Chiron's operations are and will continue to be inspected by external organizations, including but not limited to Chiron's fire insurance company and the local fire department on a regular basis.

42

Exhibit A

Procleix™ HIV-1/HCV Package Insert
[attached]

43

Procleix™ HIV-1/HCV Assay

For In Vitro Diagnostic Use
1000 Test Kit, 5000 Test Kit

TABLE OF CONTENTS
INTENDED USE	1
SUMMARY AND EXPLANATION OF THE TEST	2
PRINCIPLES OF THE PROCEDURE	2
MATERIALS PROVIDED	4
MATERIALS REQUIRED, SOLD SEPARATELY	5
MATERIALS REQUIRED BUT NOT PROVIDED	6
REAGENTS	7
STORAGE INSTRUCTIONS	8
PRECAUTIONS	9
REAGENT PREPARATION	11
SPECIMEN COLLECTION, STORAGE, AND HANDLING	12
PROCEDURAL NOTES	13
INSTRUCTIONS FOR USE	16
Target Capture	16
Amplification	18
Hybridization Protection Assay (HPA)	19
Procleix HIV-1 and HCV Discriminatory Assays	20
QUALITY CONTROL PROCEDURES	21
Acceptance Criteria for the Procleix HIV-1/HCV Assay and Procleix HIV-1 and HCV Discriminatory Assays	21
Acceptance Criteria for the Calibration and Calculation of Cutoff	22
INTERPRETATION OF RESULTS	28
PERFORMANCE CHARACTERISTICS	30
PERFORMANCE OF POOLED SAMPLE TESTING	32
PERFORMANCE OF INDIVIDUAL DONATION TESTING	46
LIMITATIONS OF THE PROCEDURE	48
CONCLUSIONS	49
BIBLIOGRAPHY	49

INTENDED USE

The Procleix™ HIV-1/HCV Assay* is a qualitative in vitro nucleic acid assay system for the detection of human immunodeficiency virus type 1 and/or hepatitis C virus RNA in human plasma from donations of whole blood and blood components for transfusion. The assay is intended for use in screening individual donor samples or pools of human plasma comprised of equal aliquots of not more than 16 individual donations. This assay is intended to be used in conjunction with licensed tests for detecting antibodies to HIV-1 and HCV.

This assay may be used as an alternative to licensed HIV-1 p24 antigen tests for screening human plasma from donations of whole blood and blood components.

This assay is not intended for use as an aid in diagnosis.

*Developed and manufactured by Gen-Probe Incorporated; distributed by Chiron® Corporation.

IN0076 Rev. F

SUMMARY AND EXPLANATION OF THE TEST

        Epidemiological studies identified human immunodeficiency virus type 1 (HIV-1) as the etiological agent of acquired immunodeficiency syndrome (AIDS)1-7 and hepatitis C virus (HCV)8-13 as the etiological agent for most blood-borne non-A, non-B hepatitis (NANBH). Both viruses are transmitted primarily by exposure to infected blood or blood products, certain body fluids or tissues, and from mother to fetus or child.

        Current detection of HIV-1 infection in the blood bank setting is based on serologic screening for anti-viral antibodies by enzyme immunoassay (EIA) with confirmation by supplemental antibody tests such as Western blot or immunofluorescence assays. Although sensitivity of HIV-1 antibody detection has increased in the last few years and sensitive tests for p24 antigen (p24Ag) have been developed and implemented, a window period between infection and detectable serological markers still exists14,16-17. The screening of blood with current EIA tests results, on average, in a 22-day seronegative window17. Although addition of the p24Ag test allows earlier detection of HIV-1 infection, implementation of the p24Ag test in the U.S. yielded a very modest number of Ab(-)/Ag(+) donors with no significant reduction in the risk of infection. Several studies suggest that addition of nucleic acid-based amplification tests would reduce the window period of detection to 6-11 days, preventing more than half of the HIV-1 infections by blood transfusion14.

        Nucleic Acid Testing (NAT) of whole blood donations has been in place in the United States since early 1999. Stramer et al., have reported the results of testing small pools of 16, 24 and 128 plasma samples15,30 under IND (Investigational New Drug Application) clearances from the FDA. As of November 2001, the major programs (pooled and individual donation testing) in the U.S. have tested a total of 24.9 million donations for HCV RNA and HIV-1 RNA. A total of 89 donations (1:280,000 screened units) were confirmed to be positive for HCV RNA and negative in serological testing. Similarly, nine HIV-1 RNA positive, serologically negative donations (1:2,767,000) were identified. During this testing period, two specimens were reactive for HIV-1 RNA and p24 Ag but nonreactive by HIV antibody testing.

        Detection of HCV is based on serologic screening for anti-viral antibodies with enzyme-linked immunosorbent assays (ELISA) or enzyme immunoassays (EIA) and confirmation with a Strip Immunoblot Assay (e.g., RIBA® SIA). Even though the development of these tests has significantly reduced the incidence of post transfusion HCV infection in the U.S., risk of contracting HCV through transfusion still exists14,16-17. Recent studies indicate that nucleic acid-based amplification tests for HCV RNA will allow detection of HCV infection approximately 59 days earlier than the current antibody-based tests17.

        The Procleix HIV-1/HCV Assay utilizes target amplification nucleic acid probe technology for the detection of HIV-1 and HCV RNA in voluntary blood donors18. The assay contains reagents which may be used for simultaneous detection of both viruses or individual viruses, HIV-1 and HCV. All three assays incorporate an Internal Control for monitoring assay performance in each individual specimen.

PRINCIPLES OF THE PROCEDURE

        The Procleix HIV-1/HCV Assay involves three main steps which take place in a single tube: sample preparation; HIV-1 and HCV RNA target amplification by Transcription-Mediated Amplification (TMA)19; and detection of the amplification products (amplicon) by the Hybridization Protection Assay (HPA)20.

        During sample preparation, RNA is isolated from plasma specimens via the use of target capture. Plasma is treated with a detergent to solubilize the viral envelope, denature proteins and release viral genomic RNA. Oligonucleotides ("capture oligonucleotides") that are homologous to highly conserved

IN0076 Rev. F

regions of HIV-1 and HCV, are hybridized to the HIV-1 or HCV RNA target, if present, in the test specimen. The hybridized target is then captured onto magnetic microparticles that are separated from plasma in a magnetic field. Wash steps are utilized to remove extraneous plasma components from the reaction tube. Magnetic separation and wash steps are performed with the Procleix TCS.

        Target amplification occurs via TMA, which is a transcription-based nucleic acid amplification method that utilizes two enzymes, MMLV reverse transcriptase and T7 RNA polymerase. The reverse transcriptase is used to generate a DNA copy (containing a promoter sequence for T7 RNA polymerase) of the target RNA sequence. T7 RNA polymerase produces multiple copies of RNA amplicon from the DNA copy template. The Procleix HIV-1/HCV Assay utilizes the TMA method to amplify regions of HIV-1 RNA and of HCV RNA.

        Detection is achieved by HPA using single-stranded nucleic acid probes with chemiluminescent labels that are complementary to the amplicon. The labeled nucleic acid probes hybridize specifically to the amplicon. The Selection Reagent differentiates between hybridized and unhybridized probes by inactivating the label on unhybridized probes. During the detection step, the chemiluminescent signal produced by the hybridized probe is measured in a luminometer and is reported as Relative Light Units (RLU).

        Internal Control is added to each test specimen, external quality control, or assay calibrator tube via the Target Capture Reagent that contains the Internal Control. The Internal Control in this reagent controls for specimen processing, amplification and detection steps. Internal Control signal in each tube or assay reaction is discriminated from the HIV-1/HCV signal by the differential kinetics of light emission from probes with different labels21. Internal Control specific amplicon is detected using a probe with rapid emission of light (termed flasher signal). Amplicon specific to HIV-1/HCV is detected using probes with relatively slower kinetics of light emission (termed glower signal). The Dual Kinetic Assay (DKA) is a method used to differentiate between the signals from flasher and glower labels21. When used for the simultaneous detection of HIV-1 and HCV, the Procleix HIV-1/HCV Assay differentiates between Internal Control and combined HIV-1/HCV signals but does not discriminate between individual HIV-1 and HCV signals.

        Specimens found to be reactive in the Procleix HIV-1/HCV Assay must be run in individual HIV-1 and HCV Discriminatory Assays to determine if they are reactive for HIV-1, HCV or both.

        The Procleix HIV-1 and HCV Discriminatory Assays utilize the same three main steps as the Procleix HIV-1/HCV Assay (target capture, TMA and HPA); the same assay procedure is followed with one difference: HIV-1-specific or HCV-specific probe reagents are used in place of the Procleix HIV-1/HCV Assay Probe Reagent.

IN0076 Rev. F

MATERIALS PROVIDED

Procleix HIV-1/HCV Assay
1000 Test Kit P/N 301031 5000 Test Kit P/N 301030
Internal Control Reagent
Target Capture Reagent
Amplification Reagent
Enzyme Reagent
Probe Reagent
Selection Reagent
Procleix Negative Calibrator
Procleix HIV-1 Positive Calibrator
Procleix HCV Positive Calibrator

IN0076 Rev. F

MATERIALS REQUIRED, SOLD SEPARATELY

Procleix HIV-1 and HCV Discriminatory Probe Reagents	P/N 301026
HIV-1 Discriminatory Probe Reagent
HCV Discriminatory Probe Reagent
Procleix Assay Fluids	P/N 301027
Wash Solution
Oil
Buffer for Deactivation Fluid
Procleix Auto Detect Reagents	P/N 301038
Auto Detect 1
Auto Detect 2
Disposables
(Disposables are single use only, do not reuse. Use of other disposables is not recommended.)
Ten-Tube Units (TTUs)	P/N TU0022
Ten Tip Cassettes	P/N 104578
Sealing Cards	P/N 102085
Procleix HIV-1/HCV Proficiency Panel	P/N 301034
HIV-1 Positive Panel Members
HCV Positive Panel Members
HIV-1 and HCV Positive Panel Member
Negative Panel Members
Procleix HIV-1 and HCV External Quality Controls	P/N 301035
HIV-1 Positive External Quality Control
HCV Positive External Quality Control
Negative External Quality Control
Procleix HIV-1/HCV Assay Calibrators	P/N 301036
HIV-1 Positive Calibrator
HCV Positive Calibrator
Negative Calibrator
Chiron CPT (Correlated Pipetting Transfer) Pooling Software (Only required for pooling)	P/N 10001970

        The Chiron CPT Pooling Software, used in combination with the TECAN GENESIS RSP, performs sample scanning and pooling operations that combine aliquots from 16 individual samples into a single Master Pool Tube, which may be used for further testing.

IN0076 Rev. F

Equipment

        All equipment is available from Chiron Corporation unless otherwise noted.

Procleix System	P/N 104955 (nominal 115V) P/N 104954 (nominal 230V)

        Dedicated fixed or adjustable repeat pipettor capable of delivering 400 µL of Target Capture Reagent with a ± 5% accuracy and a precision of < 5% CV. (Only required for manual sample pipetting method.)

        Dedicated single channel pipettor capable of delivering 500 µl of specimen with a ± 5% accuracy and a precision of < 5% CV. (only required for manual sample pipetting method.)

MATERIALS REQUIRED BUT NOT PROVIDED

Eppendorf COMBITIPS repeat pipettor tips (12.5 mL, 5.0 mL, 1.25 mL) or equivalent

Disposable 1000 µL filter tips in rack

Bleach

  For use in final concentration of 5% sodium hypochlorite and 0.5% sodium hypochlorite

Sterile, polypropylene conical tubes with sealing caps

Freestanding tubes are recommended in two different sizes (5 mL to 10 mL tube and > 30 mL tube). The tubes must be able to accommodate the diameter of an Eppendorf Repeat pipettor tip

TECAN GENESIS disposable 1000 µL conductive filter tips

TECAN 100 mL reagent troughs

IN0076 Rev. F

REAGENTS

Procleix HIV-1/HCV Assay Kit:

P/N 301031 - 1000 Test Kit

P/N 301030 - 5000 Test Kit

CONTENTS	Number of vials/ Volume per vial
Reagent Name	1000 Test Kit	5000 Test Kit
Internal Control Reagent A HEPES buffered solution containing detergent and an RNA transcript.	2 X 5 mL	10 X 5 mL
Store unopened reagent at –15° to –35°C.
Target Capture Reagent A HEPES buffered solution containing detergent, capture oligonucleotides and magnetic microparticles.	2 X 280 mL	10 X 280 mL
Store at 2° to 8°C. (Do not freeze) Internal Control Reagent must be added to Target Capture Reagent before use in the assay.
Amplification Reagent Primers, dNTPs, NTPs and co-factors in TRIS buffered solution containing PROCLIN 300 as preservative.	3 X 32 mL	15 X 32 mL
Store unopened reagent at –15° to –35°C.
Enzyme Reagent MMLV Reverse Transcriptase and T7 RNA Polymerase in HEPES/TRIS buffered solution containing 0.05% sodium azide as preservative.	2 X 18 mL	10 X 18 mL
Store unopened reagent at –15° to –35°C.
Probe Reagent Chemiluminescent oligonucleotide probes in succinate buffered solution containing detergent.	2 X 75 mL	10 X 75 mL
Store unopened reagent at –15° to –35°C.
Selection Reagent Borate buffered solution containing surfactant.	2 X 180 mL	10 X 180 mL
Store at 15° to 30°C.

Procleix Negative Calibrator
Defibrinated normal human plasma, nonreactive for hepatitis B surface antigen (HBsAg),
HIV-1 p24Ag, antibodies to human immunodeficiency virus type 1 (anti-HIV-1) and type 2 (anti-HIV-2), and antibodies to human hepatitis C virus (anti-HCV) when tested by FDA-licensed assays, containing gentamicin and 0.2% sodium azide as preservatives.
Store at –15° to –35°C.	30 X 2 mL	90 X 2 mL

IN0076 Rev. F

Procleix HIV-1 Positive Calibrator
Inactivated HIV-1 positive plasma in defibrinated normal human plasma, nonreactive for hepatitis B surface antigen (HBsAg), and antibodies to human hepatitis C virus (anti-HCV) when tested by FDA-licensed assays, containing gentamicin and 0.2% sodium azide as preservatives.
Store at –15° to –35°C.	30 X 2 mL	90 X 2 mL

Procleix HCV Positive Calibrator
Inactivated HCV positive plasma in defibrinated normal human plasma, nonreactive for hepatitis B surface antigen (HBsAg), and antibodies to human immunodeficiency virus type 1 (anti-HIV-1) and type 2 (anti-HIV-2), when tested by FDA-licensed assays, containing gentamicin and 0.2% sodium azide as preservatives.
Store at –15° to –35°C.	30 X 2 mL	90 X 2 mL

STORAGE INSTRUCTIONS

A.
Room temperature is defined as 15° to 30°C.

B.

The Procleix HIV-1/HCV Assay Probe Reagent and the Discriminatory Probe Reagents are light sensitive. Protect these reagents from light during storage and preparation for use.

C.
Target Capture Reagent (TCR) is stable when stored unopened at 2° to 8°C until the expiration date. Do not use after expiration date. If a precipitate forms in the Target Capture Reagent during storage, see instructions under REAGENT PREPARATION. DO NOT VORTEX. DO NOT FREEZE Target Capture Reagent.

  NOTE: If after removing the TCR from storage at 2° to 8°C, the precipitate is allowed to settle to the bottom of the container, the likelihood of the formation of a gelatinous precipitate is increased substantially.

D.
Selection Reagent is stable when stored unopened at room temperature until the expiration date. Do not use after expiration date. Mix thoroughly prior to use.

E.
The following reagents are stable when stored unopened at room temperature until the expiration date.
Wash Solution Oil Auto Detect 1 Auto Detect 2 Buffer for Deactivation Fluid

  Do not use after expiration date.

F.
Once opened, Wash Solution, Oil, Selection Reagent, Buffer for Deactivation Fluid, Auto Detect 1 and Auto Detect 2 are stable for 30 days when stored at room temperature.

IN0076 Rev. F

G.
The following reagents are stable when stored unopened at -15° to -35°C until the expiration date.
Internal Control Reagent
Amplification Reagent
Enzyme Reagent
Probe Reagent
Procleix Negative Calibrator
Procleix HIV-1 Positive Calibrator
Procleix HCV Positive Calibrator
Procleix HIV-1 Discriminatory Probe Reagent
Procleix HCV Discriminatory Probe Reagent

        Do not use after expiration date.

H.
After thawing, the Amplification Reagent, Enzyme Reagent, Probe Reagent, HIV-1 Discriminatory Probe Reagent and HCV Discriminatory Probe Reagent are stable when stored at 2° to 8°C for 30 days. Once completely thawed, these reagents may be kept at room temperature up to 8 hours per 24 hour period while in use, not to exceed 80 hours at room temperature. Do not refreeze Amplification, Enzyme, Probe, HIV-1 and HCV Discriminatory Probe Reagents after the initial thaw.

I.
After thawing, Negative, HIV-1 and HCV Positive Calibrators may be kept at room temperature up to 4 hours. These are single use vials and must be discarded after use.

J.
After addition of Internal Control Reagent, the working Target Capture Reagent is stable when stored at 2° to 8°C for 30 days and may be kept at room temperature up to 8 hours per 24 hour period while in use, not to exceed 80 hours at room temperature.

K.
If precipitate forms in the Wash Solution, Amplification Reagent, Probe Reagent, or HIV-1 and HCV Discriminatory Probe Reagents, warm to 15°to 30°C and mix thoroughly prior to use. See instructions under REAGENT PREPARATION.

L.
If precipitate forms in the Selection Reagent during storage, see instructions under REAGENT PREPARATION.

M.
Changes in the physical appearance of the reagent supplied may indicate instability or deterioration of these materials. If changes in the physical appearance of the reagents are observed (e.g., obvious changes in reagent color or cloudiness apparent with microbial contamination), they should not be used.

PRECAUTIONS

For In Vitro Diagnostic Use.

A.
Specimens may be infectious. Use Universal Precautions22,26 when performing the assay. Proper handling and disposal methods should be established according to local, state and federal regulations.23-25 Only personnel qualified as proficient in the use of the Procleix HIV-1/HCV Assay, the use of the TECAN GENESIS RSP and/or manual sample/TCR pipetting, and trained in handling infectious materials should perform this type of diagnostic procedure.

B.
CAUTION: Some components of this kit contain human blood products. The HIV-1 Positive Calibrator in this kit contains human plasma that is HIV-1 positive and has been heat-treated to inactivate the virus. The HCV Positive Calibrator contains human plasma that is HCV positive and has been heat-treated to inactivate the virus. The Negative Calibrator has been assayed by FDA licensed tests and found non-reactive for the presence of hepatitis B surface antigen (HBsAg), HIV-1 p24Ag and antibodies to HIV-1/2 and HCV. No known test method can offer

IN0076 Rev. F

  complete assurance that products derived from human blood will not transmit infectious agents. All human blood sourced materials should be considered potentially infectious and should be handled with Universal Precautions.22,26 If spillage occurs, immediately disinfect, then wipe up with a 0.5% (final concentration) sodium hypochlorite solution (diluted bleach) or follow appropriate site procedures.

C.
Use routine laboratory precautions. Do not pipette by mouth. Do not eat, drink or smoke in designated work areas. Wear disposable gloves and laboratory coats when handling specimens and kit reagents. Wash hands thoroughly after handling specimens and kit reagents.

D.
This product contains sodium azide as a preservative. Do not use metal tubing for reagent transfer. If solutions containing azide compounds are disposed of in a plumbing system, they should be diluted and flushed with generous amounts of running water. These precautions are recommended to avoid accumulation of deposits in metal piping in which explosive conditions could develop.

E.
Avoid contact of Auto Detect Reagents 1 and 2 with skin, eyes and mucous membranes. Wash with water if contact with these reagents occurs. If spills of these reagents occur, dilute with water before wiping dry and follow appropriate site procedures.

F.
Dispose of all materials that have come in contact with specimens and reagents according to local, state and federal regulations.23,24 Thoroughly clean and disinfect all work surfaces.

G.
Use only supplied or specified required disposables.

H.
Do not use this kit after its expiration date. DO NOT interchange, mix, or combine reagents from kits with different master lot numbers.

I.
Avoid microbial and ribonuclease contamination of reagents.

J.
Store all assay reagents at specified temperatures. The performance of the assay may be affected by use of improperly stored assay reagents. See STORAGE INSTRUCTIONS and REAGENT PREPARATION.

K.
Do not combine any assay reagents or fluids without specific instruction.

L.
Some reagents of this kit are labeled with risk and safety symbols according to the European Directive 1999/45/EC and should be handled accordingly.

  Material Safety Data Sheets are available upon request.

IN0076 Rev. F

  The following reagents contain 0.2% sodium azide as a preservative:

Procleix Negative Calibrator Procleix HIV-1 Positive Calibrator Procleix HCV Positive Calibrator
Xn. Harmful	R22/R32/S2 S13/S36/S46
R22	Harmful if swallowed
R32	Contact with acid liberates very toxic gas
S2	Keep out of reach of children
S13	Keep away from food, drink, and animal feeding stuffs
S36	Wear suitable protective clothing
S46	If swallowed, seek medical advice immediately and show this container or label
M.
Refer to PRECAUTIONS in other Procleix Assay package inserts and Procleix System Operator's Manuals.

REAGENT PREPARATION

        This step should be performed prior to beginning Target Capture in an area that is free of template and amplicon.

  1.
  Warm all reagents to room temperature and mix thoroughly prior to use. A dedicated waterbath at room temperature may be used to aid this process.     Ensure that precipitates are dissolved. Do not use a reagent if precipitate or cloudiness is present. See step 6 for Target Capture Reagent preparation.

  2.
  DO NOT heat Probe Reagent, HIV-1 Discriminatory Probe Reagent or HCV Discriminatory Probe Reagent above 30oC.

  3.
  Thaw reagents upright.

  4.
  If necessary, thaw Amplification, Probe and Enzyme Reagents at room temperature or at 2° to 8°C. Internal Control, Amplification and Probe Reagents may be mixed by vortexing. Enzyme Reagent should be mixed thoroughly by gentle inversion taking care to avoid excessive foaming. Once completely thawed, these reagents may be kept at room temperature up to 8 hours per 24 hour period while in use. These reagents are stable for 30 days when stored at 2° to 8°C. Record date of thaw (THAW DATE) for Amplification, Probe and Enzyme Reagents in the space provided on the label.

  5.
  Precipitate will form in the Probe Reagent when stored at 2° to 8°C. Probe Reagent may be warmed in a water bath to facilitate dissolution of precipitate, but temperature in the bath should not exceed 30°C. The Probe Reagent may take up to 4 hours with periodic mixing to allow complete dissolution of precipitate if thawing is conducted on the lab bench. Ensure that precipitates in the Probe Reagent are dissolved. Do not use if precipitate or cloudiness is present.

  6.
  Selection Reagent is stored at room temperature. If Selection Reagent has been inadvertently stored at 2° to 8°C or the temperature of the laboratory falls below 15°C, precipitate may form. If precipitate forms in the Selection Reagent during storage, heat at 60° ± 1° C for no

IN0076 Rev. F

    more than 45 minutes, shaking the bottle frequently (every 5 to 10 minutes). Once all precipitate has gone back into solution, place the bottle in a room temperature water bath and allow the bottle to equilibrate for at least 1 hour. Do not use the Selection Reagent until it has equilibrated. The Selection Reagent must be at room temperature before use. Do not use if precipitate or cloudiness is present.

  7.
  Prepare working Target Capture Reagent: thaw one vial of Internal Control Reagent at room temperature or 2° to 8°C. Mix the Internal Control Reagent thoroughly by inversion. Remove Target Capture Reagent (TCR) from 2° to 8°C storage. IMMEDIATELY upon removing from storage, mix vigorously (at least 10 inversions). DO NOT VORTEX. After mixing, place the TCR bottle at 22° to 30°C. Approximately every 10 minutes shake the bottle until all precipitate has disappeared. TCR precipitate should normally dissolve in about 30 minutes. If a gel is observed after performing this procedure, a new bottle must be used according to the handling recommendations above. Return the bottle with gel back to 2° to 8°C storage for subsequent use. When the Internal Control Reagent and TCR have reached room temperature, mix TCR thoroughly by inversion. Pour the entire vial of Internal Control Reagent into the TCR bottle. The total time for each of these reagents at room temperature must not exceed 8 hours, in the first 24-hour period. This is now the working Target Capture Reagent. Mix thoroughly. Use the space indicated on the TCR bottle to record the date Internal Control Reagent was added and lot number used (IC LOT). Record the expiration date of the working TCR in the space provided on the label.

  8.
  Thaw calibrators at room temperature. These are single use vials and must be thawed prior to each run. Once thawed, use calibrators within four hours. Mix thoroughly by inversion.

  9.
  Wash Solution is shipped at ambient temperature and stored at room temperature. Precipitates may form in the Wash Solution during shipment or during storage when temperatures fall below 15°C. Wash Solution may be incubated in a warm water bath to facilitate dissolution of precipitate. Temperature in the bath should not exceed 30°C. Ensure that precipitates in the Wash Solution are dissolved prior to use. Do not use if precipitate or cloudiness is present.

  10.
  Once opened, Wash Solution, Oil, Selection Reagent, Buffer for Deactivation Fluid, Auto Detect 1 and Auto Detect 2 are stable for 30 days when stored at room temperature. Record the date the reagent was first opened (OPEN DATE) in the space provided on the label.

  11.
  To prepare Deactivation Fluid, mix one part Buffer for Deactivation Fluid with one part 5% sodium hypochlorite. Deactivation Fluid is stable for 30 days when stored at room temperature.

SPECIMEN COLLECTION, STORAGE AND HANDLING

NOTE: Handle all specimens as if they are potentially infectious agents.

Take care to avoid cross-contamination during the sample handling steps. For example, discard used material without passing over open tubes.

A.
Plasma collected in K2EDTA, K3EDTA or in Becton Dickinson EDTA Plasma Preparation Tubes (PPT) may be used. Follow sample tube manufacturer's instructions. Specimen stability is affected by elevated temperature. Whole blood or plasma from pooled or individual donor specimens may be stored for up to 72 hours from time of draw at < 25°C; temperatures not to exceed 30°C are acceptable for no more than 24 hours. Specimens may be stored an additional five days at 2° to 8°C following centrifugation. Plasma separated from the cells may be stored for longer periods of time at <-20°C before testing.

IN0076 Rev. F

  Do not freeze whole blood.

  Temperature
  (°C)

  *The 2-30°C and 2-25°C periods indicated above may occur at any time.

B.
Additional specimens taken from blood or plasma units collected in ACD or sodium citrate according to the collection container manufacturer's instructions may be used. ACD or sodium citrate whole blood or plasma may be stored as in A. above.

C.
Additional specimens may be taken from whole blood or plasma units containing CPD, CP2D, or CPDA-1 anticoagulants collected according to the collection container manufacturer's instructions. Whole blood (not plasma units) collected in these anticoagulants may be stored for up to 13 days at 2° to 8°C prior to centrifugation. At any time within this 13 day period, the whole blood unit may have been stored for up to one day at 30°C and up to two days at 25°C. Following centrifugation, the plasma may be stored for an additional five days at 2° to 8°C before testing. Plasma separated from the cells may be stored for longer periods of time at <-20°C before testing.

D.
No adverse effect on assay performance was observed when plasma was subjected to three freeze-thaw cycles.

E.
Mix thawed plasma thoroughly and centrifuge for 10 minutes at 1000 to 3000 X g before testing. Centrifugation times and speeds for thawed PPT tubes must be validated by the user.

F.
Other collection and storage conditions should be validated by the user. If specimens are to be shipped, they should be packaged and labeled in compliance with applicable federal and international regulations covering the transport of clinical specimens and etiologic agents.25

G.
False positive results may occur if cross contamination of specimens is not adequately controlled during specimen handling and processing.

H.
Specimen Pooling

  The Chiron CPT Pooling Software, used in combination with the TECAN GENESIS RSP, performs sample scanning and pooling operations that combine aliquots from 16 individual samples into a single Master Pool Tube, which may be used for further testing.

PROCEDURAL NOTES

A.
RUN SIZE

IN0076 Rev. F

  When the average run size is 55 tests or more, P/N 301030 should yield 5000 tests per kit. P/N 301031 should yield 1000 tests per kit. Smaller run sizes will result in a lower yield. Each run of up to 100 tests must contain 3 replicates each of the Negative Calibrator, the HIV-1 Positive Calibrator and the HCV Positive Calibrator.

B.
EQUIPMENT PREPARATION
1.
Three dedicated circulating water baths must be used: one for target capture and pre-amplification (60° ± 1°C), one for amplification (41.5° ± 1°C) and one for hybridization and selection (60° ± 1°C). An additional water bath is required to be maintained at 23° ± 4°C for the step preceding detection.

2.
Equilibrate circulating water baths to 60° ± 1°C for target capture and 41.5° ± 1°C for amplification incubations.

3.
Prepare the TECAN GENESIS RSP for use according to instructions in the Operator's Manual.

4.
Prepare the Procleix TCS for use according to instructions in the Operator's Manual.

5.
Wipe work surfaces and pipettors daily with diluted bleach (0.5% sodium hypochlorite in water). Allow bleach to contact surfaces and pipettors for at least 15 minutes and then follow with a water rinse. DO NOT USE DEACTIVATION FLUID ON SURFACES.

6.
Equilibrate a circulating water bath to 60° ± 1°C for hybridization and selection incubations. Prepare an additional container of water at 23° ± 4°C for cool down prior to detection.

7.
Setup procedures for the Procleix HC+ Luminometer are given in the Operator's Manual.

C.
REAGENTS

1.
Add all reagents using an Eppendorf repeat pipettor (or equivalent) capable of delivering specified volume with ± 5% accuracy and a precision of < 5% CV. Check pipettor functionality monthly and calibrate regularly.

2.
To minimize waste of Amplification, Oil, Enzyme, Probe, and Selection Reagents, aliquot each reagent for a given run size. Aliquoting must be performed after reagent preparation using sterile, polypropylene conical tubes with sealing caps in an area that is template and amplicon free. The aliquoting area must be wiped down with diluted bleach (0.5% sodium hypochlorite in water) before and after the aliquoting process. The aliquoted reagents must be used the same day the aliquoting was performed. DO NOT store reagents in the aliquot conical tubes.

D.
WORK FLOW

1.
To minimize the possibility of laboratory areas from becoming contaminated with amplicon, the laboratory area should be arranged with a uni-directional workflow. Proceed from reagent preparation to sample preparation to amplification and then to detection areas. Samples, equipment and reagents should not be returned to the area where a previous step was performed. Also, personnel may not move from the dedicated HPA area back into previous work areas without proper anti-contamination safeguards.

2.
Perform reagent preparation in a template free area.

3.
Perform Target Capture and Pre-Amplification steps in an amplicon-free area.

4.
Perform Hybridization Protection Assay in an area separate from the reagent preparation and amplification areas.

E.
TEMPERATURE

IN0076 Rev. F

  1.
  The Target Capture, Amplification, Hybridization and Selection reactions are temperature dependent. Therefore, it is imperative that the water baths are maintained within the specified temperature range. Use a calibrated thermometer.

  2.
  Room temperature is defined as 15° to 30°C.

  3.
  Detection is sensitive to temperature. The laboratory temperature in the detection area must be 21° to 27°C.

F.
TIME

1.
The Target Capture, Amplification, and Hybridization Protection Assay steps are all time dependent. Adhere to specific times outlined in INSTRUCTIONS FOR USE. Use a calibrated timer.

G.
VORTEXING
1.
Proper vortexing is important to the successful performance of the Procleix HIV-1/HCV Assay. Vortex equipment speed settings may vary. Start the vortexor at low speed and then adjust upward to allow reaction mixture to reach and maintain a height within the upper half of all tubes. The reaction mixture should never touch the sealing cards. It is critical to have a homogeneous mixture after the additions of the Probe Reagent and Selection Reagent.

H.
PIPETTING

1.
All pipettors used in the Amplification and HPA steps must be dedicated. All pipettors used for manual pipetting in the Target Capture steps must be dedicated.

2.
Take care to deliver reagents, excluding working TCR, to each tube without inserting pipette tip into the tube or touching the rim of the tube to minimize the chance of carryover from one tube to another.

I.
MANUAL SPECIMEN PIPETTING

1.
When using the manual sample/TCR pipetting method, improper pipetting technique will affect the results of the assay. See PROCEDURAL NOTES, Section H. In order to avoid the loss of Positive ID Tracking, verification of correct sample ID by a second individual is recommended.

2.
Ensure that the TTU is oriented in the rack with the pointed end on the left side and the rounded end on the right side of the rack. Pipette the first calibrator into the first tube next to the pointed end of the TTU. Samples are pipetted from left to right.

3.
Use a new pipette tip for each sample and dispose of the tip in a biological waste container after use. Take care to avoid cross-contamination by pipetting the specimens and discarding the used pipette tips without passing over open tubes or touching laboratory surfaces or other pieces of equipment.

4.
To avoid the risk of contamination, clean and decontaminate manual sample pipettors between assay runs.

5.
Ensure proper sample placement into the correct TTU position as indicated on the manual work list record.

J.
DECONTAMINATION

1.
The extremely sensitive nature of the test makes it imperative to take all possible precautions to avoid contamination. Laboratory bench surfaces, and pipettes must be decontaminated daily with diluted bleach (0.5% sodium hypochlorite in water). Allow bleach to contact surfaces for

IN0076 Rev. F

    at least 15 minutes and then follow with a water rinse. Chlorine solutions may pit equipment and metal. Thoroughly rinse bleached equipment to avoid pitting.

  2.
  Reactions must be decontaminated with Deactivation Fluid as described in the detection procedure.

K.
SEALING CARDS

1.
When applying sealing cards, cover the TTUs with the sealing card and press gently to ensure complete contact with all of the tubes. Always use a new sealing card. DO NOT re-use sealing cards.

2.
When removing sealing cards, carefully lift and peel in one continuous motion to avoid aerosols and cross contamination. Immediately dispose of card in appropriate waste container.

INSTRUCTIONS FOR USE:

PROCLEIX HIV-1/HCV ASSAY ON INDIVIDUAL DONOR PLASMA SAMPLES OR ON POOLED PLASMA SAMPLES

All specimens (individual donations or pooled samples) should be run in singlet in the initial Procleix HIV-1/HCV Assay.

Per CLIA requirements (42 CFR 493), the Procleix HIV-1 and HCV External Quality Controls or equivalent must be run every time a Procleix assay is performed. Procleix HIV-1/HCV Assay Calibrators and Discriminatory Probe Reagents are to be used with the corresponding master lot of the Procleix HIV-1/HCV Assays. The operator must check to ensure that the Procleix HIV-1/HCV Assay Calibrators and Discriminatory Probe Reagents are used with the corresponding master lot of kit reagents as indicated on the master lot sheet enclosed with each shipment of Procleix HIV-1/HCV Assay Calibrators and Discriminatory Probe Reagents.

To run the Procleix HIV-1/HCV Assay for the detection of HIV-1 and HCV RNA, follow the steps below for Target Capture, Amplification and Hybridization Protection Assay. To run the Procleix HIV-1/HCV Assay for discrimination between HIV-1 and HCV RNA, see Section D, below, prior to proceeding.

Note: Continuous Process Flow:

All process steps described below are intended to be completed in a continuous flow with a minimal, if any, delay between steps.

A.
TARGET CAPTURE

  The Procleix HIV-1/HCV Assay has been validated using the TECAN GENESIS RSP 150/8. The use of manual pipetting requires additional operator training and demonstration of proficiency. Repeat pipettors used in this step must be dedicated for use only in the TARGET CAPTURE steps.

  IF USING THE TECAN GENESIS RSP 150/8 PIPETTOR:

  1.
  Start the Procleix Assay Software. Refer to the Procleix Assay Software Operator's Manual for software operating instructions.

  2.
  Place TTU Carriers on the TECAN GENESIS RSP deck according to the deck layout indicated on the screen. Load sufficient Ten Tube Units (TTUs) for the run into TTU Carriers.

  3.
  Mix working Target Capture Reagent thoroughly to resuspend microparticles. This is important before putting into the TECAN GENESIS RSP reagent trough. Put sufficient

IN0076 Rev. F

    working Target Capture Reagent into the reagent trough and place on the TECAN GENESIS RSP deck as indicated on the deck layout screen. If pipetting can not be completed within 2 hours, remix prior to use.

  4.
  Place Calibrators and samples into TECAN 16-Tube Strip Racks. Place TECAN 16-Tube Strip Racks on the TECAN GENESIS RSP deck according to the deck layout indicated on the screen.

  5.
  Reference the Procleix Assay Software Operator's Manual for instructions on pipetting. The TECAN GENESIS RSP will read bar codes of all carriers, TTUs, Calibrators, and samples. The TECAN GENESIS RSP will pipette 400 µL of working TCR into each reaction tube and then pipette 500 µL each of calibrators and test samples into assigned reaction tubes. An electronic work list will be created.

  6.
  When all samples have been pipetted, transfer the TTUs to a TTU rack. Cover the TTUs with sealing cards. See PROCEDURAL NOTES.

  7.
  Vortex the rack of TTUs a minimum of 20 seconds and until magnetic microparticles are resuspended. See PROCEDURAL NOTES.

  8.
  Rack may remain at room temperature up to 75 minutes prior to proceeding to the 60°C ± 1°C incubation.

  9.
  Incubate the tubes in a water bath at 60° ± 1°C for 20 minutes ± 1 minute.

  10.
  Remove the rack of TTUs and transfer to target capture area.

  11.
  Incubate the rack of TTUs on the lab bench at room temperature for 14 minutes to 20 minutes.

  12.
  Transfer the rack of TTUs to the Procleix TCS separation bay for 9 to 20 minutes.

  13.
  Carefully remove and dispose of the sealing cards. See PROCEDURAL NOTES.

  14.
  Aspirate the solution from each tube according to the Procleix TCS Operator's Manual.

  15.
  Add 1 mL of Wash Solution to each tube. Cover the TTUs with sealing cards. See PROCEDURAL NOTES. Remove the rack of TTUs from the Procleix TCS separation bay and vortex to resuspend the microparticle pellets. See PROCEDURAL NOTES.

  16.
  Place the rack of TTUs on the Procleix TCS separation bay for 4 to 10 minutes.

  17.
  Carefully remove and dispose of the sealing cards. See PROCEDURAL NOTES.

  18.
  Aspirate the solution from each tube according to the Procleix TCS Operator's Manual.

  19.
  Add 1 mL of Wash Solution to each tube. Cover the TTUs with sealing cards. Remove the rack of TTUs from the Target Capture System separation bay and vortex to resuspend the microparticle pellets. See PROCEDURAL NOTES.

  20.
  Place the rack of TTUs on the Procleix TCS separation bay for 4 to 10 minutes.

  21.
  Carefully remove and dispose of the sealing cards. See PROCEDURAL NOTES.

  22.
  Completely aspirate the solution from each tube according to the Procleix TCS Operator's Manual. Cover the TTUs with a sealing card.

  23.
  Remove the rack of TTUs from the Procleix TCS separation bay and proceed directly to Amplification.

IN0076 Rev. F

  IF USING THE MANUAL SAMPLE PIPETTING METHOD:

  The assay results within the run report will be marked "M" indicating that the specimens were manually pipetted.

  1.
  For sample tracking, an electronic worklist must be created using the Procleix Worklist Editor software. Refer to the Worklist Editor Operator's Manual for instructions. Verification of correct sample ID on the worklist with the specimen tubes and with the detailed assay run report by a second individual is recommended.

  2.
  Load sufficient Ten Tube Units (TTUs) for the run into a TTU rack.

  3.
  Thoroughly mix working TCR immediately before use to resuspend microparticles.

  4.
  Refer to the worklist and carefully pipette 400 µL of working TCR to each reaction tube that will contain a specimen. To dispense, insert the tip approximately one quarter of the way into the tube at an angle and pipette working TCR down the side of the tube. Always pipette the working TCR first, followed by the specimen.

  5.
  Pipette specimens.

  a.
  Refer to the worklist to identify the TTU number with the corresponding calibrator and test specimen identification numbers.

  b.
  Aspirate 500 µL of each calibrator, external quality control or test sample from its collection tube using a single channel pipettor with corresponding filtered disposable tip. Insert only the end of the pipette tip into the specimen. Do not disturb the sediment, if any.

  c.
  To dispense, insert the pipette tip halfway into the tube taking care not to touch the sides of the upper half of the tube with the pipette tip. At an angle, pipette the specimen down the side of the bottom half of the tube. Hold down the plunger of the pipettor while removing it from the tube. Take care to avoid touching the rim or the side of the tube with the pipette tip when removing it from the tube.

  6.
  Replace pipette tip with a new tip and repeat Step 5 until all specimens have been pipetted.

  7.
  Visually inspect tubes to ensure proper specimen volume and working TCR volume have been dispensed.

  8.
  Cover the TTUs with sealing cards. See PROCEDURAL NOTES. Proceed to Step 7 of section titled "If Using the TECAN GENESIS RSP 150/8 Pipettor", above.

B.
AMPLIFICATION

  The repeat pipettors used in this step must be dedicated for use only in AMPLIFICATION steps.

  1.
  Carefully remove and dispose of the sealing cards. See PROCEDURAL NOTES.

  2.
  Deliver 75 µL of Amplification Reagent to the bottom of each tube using the dedicated repeat pipettor. Take care to deliver the reagent to the bottom of each tube without inserting the pipette tip into the tube or touching the rim of the tube.

  3.
  Add 200 µL of Oil to each reaction tube using the dedicated repeat pipettor. Angle the pipette tip toward the sides of the tubes, not straight to the bottom, to avoid splashback.

  4.
  Cover the TTUs with sealing cards. See PROCEDURAL NOTES.

IN0076 Rev. F

  5.
  Vortex the rack of TTUs a minimum of 20 seconds and until all microparticles are resuspended. Ensure that magnetic particles are no longer adhering to the walls of the tube, and are evenly dispersed in the aqueous phase.

  6.
  Incubate the TTUs in a water bath at 60° ± 1°C for 10 minutes ± 1 minute, then at 41.5° ± 1°C for 9 to 20 minutes.

  7.
  Leaving the rack of TTUs at 41.5° ± 1°C, carefully remove and dispose of the sealing cards. See PROCEDURAL NOTES. Proceed immediately to enzyme addition. Add 25 µL of the Enzyme Reagent into each tube using the dedicated repeat pipettor. Take care to deliver the reagent to the bottom of each tube without inserting the pipette tip into the tube or touching the rim of the tube. Place new sealing cards over the TTUs. See PROCEDURAL NOTES. Remove the rack of TTUs from the water bath and shake to mix. DO NOT VORTEX. Minimize the time the tubes are out of the water bath.

  8.
  Incubate the rack of TTUs in the water bath at 41.5° ± 1°C for 60 minutes ± 5 minutes.

  9.
  Remove the rack of TTUs from the water bath and transfer it to the Hybridization Protection Assay area. Rack may remain at room temperature for up to 30 minutes prior to the addition of Probe Reagent.

C.
HYBRIDIZATION PROTECTION ASSAY (HPA)

  The repeat pipettor used in this step must be dedicated for use only in HYBRIDIZATION PROTECTION ASSAY.

  A separate, dedicated location for the Hybridization Protection Assay (HPA) step is recommended to minimize amplicon contamination in the assay. This dedicated area should be on a separate bench in a separate area from the reagent and sample preparation and amplification areas.

  1.
  Hybridization

  a.
  Carefully remove and dispose of the sealing cards. See PROCEDURAL NOTES.

  b.
  Add 100 µL of Probe Reagent into each tube using the dedicated repeat pipettor. Take care to deliver the reagent to the bottom of each tube without inserting the pipette tip into the tube or touching the rim of the tube. Angle the pipette tip toward the sides of the tubes, not straight to the bottom, to avoid splashback.

  c.
  Cover the TTUs with sealing cards. See PROCEDURAL NOTES.

  d.
  Vortex the rack of TTUs a minimum of 20 seconds and until a homogeneous solution is achieved. To avoid possible contamination, do not allow reaction mixture to come in contact with the sealing card. See PROCEDURAL NOTES.

  e.
  Incubate the rack of TTUs in a dedicated water bath at 60° ± 1°C for 15 minutes ± 1 minute.

  2.
  Selection

  a.
  Remove the rack of TTUs from the 60° ± 1°C water bath. Carefully remove and dispose of the sealing cards. See PROCEDURAL NOTES.

  b.
  Add 250 µL of Selection Reagent to each tube using a repeat pipettor. Take care to deliver the reagent to the bottom of each tube without inserting the pipette tip into the tube or touching the rim of the tube. Angle the pipette tip toward the sides of the tubes, not straight to the bottom, to avoid splashback.

IN0076 Rev. F

    c.
    Cover the TTUs with sealing cards. See PROCEDURAL NOTES. Vortex the rack of TTUs a minimum of 20 seconds and until a homogeneous solution is achieved. To avoid possible contamination, do not allow reaction mixture to come in contact with the sealing card. See PROCEDURAL NOTES.

    d.
    Return the rack of TTUs to the 60° ± 1°C water bath for 10 minutes ± 1 minute.

    e.
    Remove the rack of TTUs from the 60° ± 1°C water bath.

    f.
    Cool the rack of TTUs in a 23° ± 4°C container of water for a minimum of 10 minutes while preparing for Detection (step 3a).

    g.
    Remove the rack of TTUs from the 23° ± 4°C container of water onto absorbent material.

  3.
  Detection

  a.
  Prepare the Procleix HC+ Luminometer for operation as indicated in the Operator's Manual. Ensure that there are sufficient volumes of Auto Detect 1 and Auto Detect 2 to complete the tests.

  b.
  Select the "HIV-HCV" assay protocol from the Procleix System Software menu.

  c.
  Carefully remove and dispose of the sealing cards. See PROCEDURAL NOTES.

  d.
  Before transferring TTUs to the luminometer, wipe the outside of the tubes using an absorbent tissue dampened with deionized water. This will ensure that no residue is present on the outside of the tubes and will help reduce static electricity that may affect luminometer readings.

  e.
  Transfer TTUs to the luminometer according to the software instructions. Note: Tube reading should be completed within 75 minutes after completing the selection reaction (step 2e in Selection procedure).

  f.
  When the analysis is complete, remove the TTUs from the luminometer.

  g.
  After removing the TTUs from the luminometer, add at least 1 mL Deactivation Fluid to each tube. Allow to sit at room temperature for at least 30 minutes before disposing the contents of the tubes. This will help to prevent contamination of the laboratory environment with amplicon.

  h.
  TTU racks should be decontaminated by complete immersion in diluted bleach (0.5% sodium hypochlorite in water) for a minimum of 15 minutes. The bleach should then be rinsed off with water and the rack may be allowed to air dry or may be wiped dry.

D.
PROCLEIX HIV-1 AND HCV DISCRIMINATORY ASSAYS

1.
All reactive individual specimens should be run in singlet in the HIV-1 and/or HCV Discriminatory Assays.

2.
To perform the discriminatory assays, make the following modifications to the procedure above:

a.
Perform all TARGET CAPTURE and AMPLIFICATION steps exactly as they are outlined above. Set up separate runs for HIV-1 and HCV Discriminatory Assays. Both Discriminatory Assays use the same Calibrators that are used in the Procleix HIV-1/HCV Assay.

IN0076 Rev. F

    b.
    Substitute HIV-1 or HCV Discriminatory Probe Reagent for Probe Reagent, in step C.1.b, when performing HYBRIDIZATION PROTECTION ASSAY.

    c.
    Choose the appropriate Procleix System Software protocol: "dHIV-1" for HIV-1 DISCRIMINATORY ASSAY or "dHCV" for HCV DISCRIMINATORY ASSAY, in step C.3.b, when performing the HYBRIDIZATION PROTECTION ASSAY.

QUALITY CONTROL PROCEDURES:

PROCLEIX HIV-1/HCV ASSAY ON INDIVIDUAL DONOR PLASMA SAMPLES OR ON POOLED PLASMA SAMPLES

I.
ACCEPTANCE CRITERIA FOR THE PROCLEIX HIV-1/HCV ASSAY AND PROCLEIX HIV-1 AND HCV DISCRIMINATORY ASSAYS

Run Validity Criteria

A.
A run is valid if the minimum number of calibrators is valid and calibrators meet acceptance criteria (see II.A. below). In a run, no more than 2 of the 9 calibrators may be invalid. The Procleix System Software will invalidate a run if more than 2 calibrators are invalid in a run. Cutoff values will be calculated for Internal Control (flasher) and Analyte (glower) in valid runs (see II.A. below). For Positive Calibrators or samples which are reactive for Analyte (glower signal), an Internal Control signal below the cutoff is not used to invalidate the result. All specimens in an invalid run are to be retested, except as noted in step I.B. below.

B.
Procleix HIV-1/HCV Assay. If more than 10% of calibrators plus specimen results (overall interpretation) are invalid in the Procleix HIV-1/HCV Assay, then the run is invalidated by the Procleix System Software and the run must be repeated. An assay run or an individual sample may also be invalidated by an operator if specific technical/ operator/ instrument difficulties were observed and documented. If individual samples are invalidated by an operator, then the 10% run validity criterion for the Procleix HIV-1/HCV Assay must be manually recalculated.

  Potential reactive specimens in an invalid run due to the 10% run validity criterion must be identified by the user. Any reactive result serves as the test of record and the sample should be resolved according to the resolution algorithm for reactive specimens, as explained below in the INTERPRETATION OF RESULTS section, step 4 or 5.

  Nonreactive specimens in an invalid run due to the 10% run validity criterion are to be re-tested, as explained below in the INTERPRETATION OF RESULTS section, step 1.

C.
Procleix HIV-1 and HCV Discriminatory Assays. For the Procleix HIV-1 and HCV Discriminatory Assays, the Procleix System Software will only invalidate a Procleix HIV-1 or HCV Discriminatory Assay run based on calibrator invalidity criteria described in (A) above. Specimen results are not used to invalidate the Procleix HIV-1 and HCV Discriminatory Assays. An assay run or an individual sample may be invalidated by an operator if specific technical/ operator/ instrument difficulties were observed and documented.

D.
When using the TECAN GENESIS RSP, specimens that are invalid due to insufficient sample or TCR are not included in the calculation of the 10% criterion.

II.
ACCEPTANCE CRITERIA FOR THE CALIBRATION AND CALCULATION OF CUTOFF

A.
Procleix HIV-1/HCV Assay

  Negative Calibrator Acceptance Criteria

IN0076 Rev. F

  Each individual Negative Calibrator (NC) must have an Internal Control (IC) value greater than or equal to 75,000 RLU and less than or equal to 300,000 RLU. Each individual Negative Calibrator must also have an Analyte value less than or equal to 40,000 RLU and greater than or equal to 0 RLU. If one of the Negative Calibrator values is invalid due to an IC value or an Analyte value outside of these limits, the Negative Calibrator mean (NCx) will be recalculated based upon the two acceptable values. The run is invalid and must be repeated if two or more of the three Negative Calibrator values have IC values or Analyte values that are outside of these limits.

  Determination of the mean of the Negative Calibrator values (NCx) for Internal Control [NCx (Internal Control)].

  Example:

Negative Calibrator	Internal Control Relative Light Units
1	124,000
2	126,000
3	125,000

Total Internal Control RLU =	375,000

  NCx (Internal Control) = Total Internal Control RLU = 125,000
              3

  Determination of the mean of the Negative Calibrator values (NCx) for Analyte [NCx (Analyte)].

  Example:

Negative Calibrator	Analyte Relative Light Units
1	14,000
2	16,000
3	15,000

Total Analyte RLU =	45,000

  NCx (Analyte) = Total Analyte RLU = 15,000
      3

  HIV-1 Positive Calibrator Acceptance Criteria

  Individual HIV-1 Positive Calibrator (PC) Analyte values must be less than or equal to 1,800,000 RLU and greater than or equal to 300,000 RLU. If one of the HIV-1 Positive Calibrator values is outside these limits, the HIV-1 Positive Calibrator mean (HIV-1 PCx) will be recalculated based upon the two acceptable HIV-1 Positive Calibrator values. The run is invalid and must be repeated if two or more of the three HIV-1 Positive Calibrator Analyte values are outside of these limits. IC values may not exceed 475,000 RLU.

  Determination of the mean of the HIV-1 Positive Calibrator (HIV-1 PCx) values for Analyte [HIV-1 PCx(Analyte)].

IN0076 Rev. F

  Example:

HIV-1 Positive Calibrator	Analyte Relative Light Units
1	690,000
2	700,000
3	710,000

Total Analyte RLU =	2,100,000

  HIV-1 PCx (Analyte) = Total Analyte RLU = 700,000
              3

HCV Positive Calibrator Acceptance Criteria

        Individual HCV Positive Calibrator Analyte values must be less than or equal to 900,000 RLU and greater than or equal to 200,000 RLU. If one of the HCV Positive Calibrator values is outside these limits, the HCV Positive Calibrator mean (HCV PCx) will be recalculated based upon the two acceptable HCV Positive Calibrator values. The run is invalid and must be repeated if two or more of the three HCV Positive Calibrator Analyte values are outside these limits. IC values may not exceed 475,000 RLU.

  Determination of the mean of the HCV Positive Calibrator (HCV PCx) values for Analyte [HCV PCx) (Analyte)].

  Example:

HCV Positive Calibrator	Analyte Relative Light Units
1	350,000
2	360,000
3	340,000

Total Analyte RLU =	1,050,000

  HCV PCx (Analyte) = Total Analyte RLU = 350,000
          3

Calculation of the Internal Control Cutoff Value

Internal Control Cutoff Value = 0.5 X [NCx (Internal Control)]

Using values given in the Negative Calibrator example above:

Internal Control Cutoff Value = 0.5 X (125,000)

Internal Control Cutoff Value = 62,500 RLU

Calculation of the HIV-1/HCV Analyte Cutoff Value

Analyte Cutoff Value = NCx (Analyte) + [0.02 X HIV-1 PCx
(Analyte)]+ [0.04 X HCV PCx (Analyte)]

Using values given in the Negative Calibrator and Positive Calibrator examples above:

Analyte Cutoff Value = 15,000 + (0.02 X 700,000) + (0.04 X 350,000)

Analyte Cutoff Value = 43,000 RLU

IN0076 Rev. F

Summary of Acceptance Criteria for Procleix HIV-1/ HCV Assay

Acceptance Criteria:
Negative Calibrator
Analyte	> 0 and < 40,000 RLU
Internal Control	> 75,000 and < 300,000 RLU
HIV-1 Positive Calibrator
Analyte	> 300,000 and < 1,800,000 RLU
Internal Control	< 475,000 RLU
HCV Positive Calibrator
Analyte	> 200,000 and < 900,000 RLU
Internal Control	< 475,000 RLU

Summary of Cutoff Calculations for Procleix HIV-1/HCV Assay

Analyte Cutoff =	NC Analyte Mean RLU
+ 0.02 X (HIV-1 PC Analyte Mean RLU)
+ 0.04 X (HCV PC Analyte Mean RLU)
Internal Control Cutoff = 0.5 X (Negative Calibrator IC Mean RLU)
B.
Procleix HIV-1 Discriminatory Assay

    Negative Calibrator Acceptance Criteria

    Each individual Negative Calibrator (NC) must have an Internal Control (IC) value greater than or equal to 75,000 RLU and less than or equal to 300,000 RLU. Each individual Negative Calibrator must also have an Analyte value less than or equal to 40,000 RLU and greater than or equal to 0 RLU. If one of the Negative Calibrator values is invalid due to an IC value or Analyte value that is outside of these limits, the Negative Calibrator mean (NCx) will be recalculated based upon the two acceptable values. The run is invalid and must be repeated if two or more of the three Negative Calibrator values have IC values or Analyte values that are outside of these limits.

    Determination of the mean of the Negative Calibrator (NCx) values for Internal Control [NCx (Internal Control)].

    Example:

Negative Calibrator	Internal Control Relative Light Units
1	124,000
2	126,000
3	125,000

Total Internal Control RLU =	375,000

  NCx (Internal Control) = Total Internal Control RLU = 125,000
  3

    Determination of the mean of the Negative Calibrator values (NCx) for Analyte [NCx (Analyte)].

IN0076 Rev. F

    Example:

Negative Calibrator	Analyte Relative Light Units
1	12,000
2	11,000
3	13,000

Total Analyte RLU =	36,000

  NCx (Analyte) = Total Analyte RLU = 12,000
      3

    HIV-1 Positive Calibrator Acceptance Criteria

    Individual HIV-1 Positive Calibrator (PC) Analyte values must be less than or equal to 1,800,000 RLU and greater than or equal to 300,000 RLU. If one of the HIV-1 Positive Calibrator values is outside these limits, the HIV-1 Positive Calibrator mean (HIV-1 PCx) will be recalculated based upon the two acceptable HIV-1 Positive Calibrator values. The run is invalid and must be repeated if two or more of the three HIV-1 Positive Calibrator Analyte values are outside these limits. IC values may not exceed 475,000 RLU.

    Determination of the mean of the HIV-1 Positive Calibrator (HIV-1 PCx) values for Analyte [HIV-1 PCx (Analyte)].

  Example:

HIV-1 Positive Calibrator	Analyte Relative Light Units
1	690,000
2	700,000
3	710,000

Total Analyte RLU =	2,100,000

  (HIV-1 PCx) (Analyte) = Total Analyte RLU = 700,000
  3

  HCV Positive Calibrator Acceptance Criteria

  In the HIV-1 Discriminatory Assay, each individual HCV Positive Calibrator must have Analyte values less than or equal to 40,000 RLU and greater than or equal to 0 RLU. Each HCV Positive Calibrator must also have IC values greater than or equal to 75,000 RLU and less than or equal to 300,000 RLU. The run is invalid and must be repeated if two or more of the three calibrator values have IC values or Analyte values that are outside these limits.

  Calculation of the Internal Control Cutoff Value

  Internal Control Cutoff Value = 0.5 X [NCx (Internal Control)]

  Using values given in the Negative Calibrator example above:

  Internal Control Cutoff Value = 0.5 X (125,000)

  Internal Control Cutoff Value = 62,500 RLU

  Calculation of the Analyte Cutoff Value

  Analyte Cutoff Value = NCx (Analyte) + [0.04 X HIV-1 PCx (Analyte)]

IN0076 Rev. F

  Using values given in the Negative Calibrator and HIV-1 Positive Calibrator examples above:

  Analyte Cutoff Value = 12,000 + (0.04 X 700,000)

  Analyte Cutoff Value = 40,000 RLU

Summary of Acceptance Criteria for the Procleix HIV-1 Discriminatory Assay

Acceptance Criteria:
Negative Calibrator
Analyte	> 0 and < 40,000 RLU
Internal Control	> 75,000 and < 300,000 RLU
HIV-1 Positive Calibrator
Analyte	> 300,000 and < 1,800,000 RLU
Internal Control	< 475,000 RLU
HCV Positive Calibrator*
Analyte	> 0 and < 40,000 RLU
Internal Control	< 75,000 and < 300,000 RLU

*
Note that the HCV Positive Calibrator performs similarly to the Negative Calibrator in the HIV-1 Discriminatory Assay.

Summary of Cutoff Calculations for the Procleix HIV-1 Discriminatory Assay

Analyte Cutoff =	NC Analyte Mean RLU + 0.04 X (HIV-1 PC Analyte Mean RLU)
Internal Control Cutoff = 0.5 X (Negative Calibrator IC Mean RLU)
C.
Procleix HCV Discriminatory Assay

  Negative Calibrator Acceptance Criteria

  Each individual Negative Calibrator must have an Internal Control (IC) value greater than or equal to 75,000 RLU and less than or equal to 300,000 RLU. Each individual Negative Calibrator must also have an Analyte value less than or equal to 40,000 RLU and greater than or equal to 0 RLU. If one of the Negative Calibrator values is invalid or an IC or Analyte value is outside of these limits, the Negative Calibrator mean (NCx) will be recalculated based upon the two acceptable values. The run is invalid and must be repeated if two or more of the three Negative Calibrator values have IC values or Analyte values that are outside of these limits.

  Determination of the mean of the Negative Calibrator values (NCx) for Internal Control [NCx (Internal Control)].

  Example:

Negative Calibrator	Internal Control Relative Light Units
1	124,000
2	126,000
3	125,000

Total Analyte RLU =	375,000

  NCx (Internal Control) = Total Internal Control RLU = 125,000
  3

IN0076 Rev. F

  Determination of the Analyte mean of the Negative Calibrator values (NCx) for Analyte [NCx(Analyte)].

  Example:

Negative Calibrator	Analyte Relative Light Units
1	20,000
2	22,000
3	18,000

Total Analyte RLU =	60,000

  NCx (Analyte) = Total Analyte RLU = 20,000
  3

  HIV-1 Positive Calibrator Acceptance Criteria

In the HCV Discriminatory Assay, each individual HIV-1 Positive Calibrator must have Analyte values less than or equal to 40,000 RLU and greater than or equal to 0 RLU. Each HIV-1 Positive Calibrator must also have IC values greater than or equal to 75,000 RLU and less than or equal to 300,000 RLU. The run is invalid and must be repeated if two or more of the three calibrator values have IC values or Analyte values that are outside of these limits.

  HCV Positive Calibrator Acceptance Criteria

Individual HCV Positive Calibrator value must be less than or equal to 2,700,000 RLU and greater than or equal to 400,000 RLU. If one of the HCV Positive Calibrator values is outside these limits, the HCV Positive Calibrator mean (HCV PCx) will be recalculated based upon the two acceptable HCV Positive Calibrator values. The run is invalid and must be repeated if two or more of the three HCV Positive Calibrator values are outside these limits. IC values may not exceed 475,000 RLU.

  Determination of the mean of the HCV Positive Calibrator (HCV PCx) values for Analyte [HCV PCx (Analyte)].

  Example:

HCV Positive Calibrator	Analyte Relative Light Units
1	900,000
2	1,000,000
3	1,100,000

Total Analyte RLU =	3,000,000

  HCV PCx (Analyte) = Total Analyte RLU = 1,000,000
  3

  Calculation of the Internal Control Cutoff Value

  Internal Control Cutoff Value = 0.5 X [NCx (Internal Control)]

  Using values given in the Negative Calibrator example above:

  Internal Control Cutoff Value = 0.5 X (125,000)

  Internal Control Cutoff Value = 62,500

  Calculation of the Analyte Cutoff Value

IN0076 Rev. F

  Analyte Cutoff Value = NCx(Analyte) + [0.04 X HCV PCx(Analyte)]

  Using values given in the Negative Calibrator and HCV Positive Calibrator examples above:

  Analyte Cutoff Value = 20,000 + (0.04 X 1,000,000)

  Analyte Cutoff Value = 60,000 RLU

Summary of Acceptance Criteria for the Procleix HCV Discriminatory Assay

Acceptance Criteria:
Negative Calibrator
Analyte	> 0 and < 40,000 RLU
Internal Control	> 75,000 and < 300,000 RLU
HIV-1 Positive Calibrator*
Analyte	> 0 and < 40,000 RLU
Internal Control	> 75,000 and < 300,000 RLU
HCV Positive Calibrator
Analyte	> 400,000 and < 2,700,000 RLU
Internal Control	< 475,000 RLU

*
Note that the HIV-1 Positive Calibrator performs similarly to the Negative Calibrator in the HCV Discriminatory Assay.

Summary of Cutoff Calculations for the Procleix HCV Discriminatory Assay

Analyte Cutoff =	NC Analyte Mean RLU
+ 0.04 X (HCV PC Analyte Mean RLU)
Internal Control Cutoff =	0.5 X (Negative Calibrator IC Mean RLU)

INTERPRETATION OF RESULTS

All calculations described above are performed by the Procleix System Software. Two cutoffs are determined for each assay: one for the Analyte signal (glower signal) termed the Analyte Cutoff and one for the Internal Control signal (flasher signal) termed the Internal Control Cutoff. The calculation of these cutoffs is shown above. For each sample, an Analyte signal RLU value and Internal Control signal RLU value is determined. Analyte signal RLU divided by the Analyte Cutoff is abbreviated as the Analyte Signal/Cutoff (S/CO) on the report.

For a sample with Analyte signal less than the Analyte Cutoff (i.e., Analyte S/CO < 1), the Internal Control (IC) signal must be greater than or equal to the Internal Control Cutoff (IC Cutoff) for the result to be valid. In this case the Internal Control result will be reported as Valid and the sample is reported as NonReactive. For a sample with the Analyte signal less than the Analyte Cutoff (i.e., Analyte S/CO < 1) and the Internal Control signal less than the Internal Control Cutoff, the Internal Control Result will be reported as Invalid and the sample result is reported as Invalid. For all samples, the Internal Control signal may not exceed 475,000 RLU. The sample will automatically be reported as Invalid with the Procleix System Software.

IN0076 Rev. F

Summary of Sample Validity:

Sample Interpretation	Internal Control Result
Nonreactive	Valid	Analyte S/CO < 1 and IC > IC Cutoff and IC < 475,000 RLU
Reactive	(Not used)	Analyte S/CO > 1and IC < 475,000 RLU
1.
Any specimen with an invalid Procleix HIV-1/HCV Assay, Procleix HIV-1 Discriminatory Assay or Procleix HCV Discriminatory Assay result must be retested in the same assay in singlet, except as noted in step 6 below.

2.
If at any point in the testing algorithm there is insufficient volume to complete the testing then an alternate specimen from the index donation (e.g., plasma unit or serology tube) may be used as long as the storage criteria in the package insert are met.

3.
Specimens with a valid internal control and with an S/CO less than 1.00 in the HIV-1/HCV Assay are considered Nonreactive for HIV-1 and HCV RNA. If the Nonreactive specimen is a pool of 16, each of the 16 individual specimens comprising the pool is considered Nonreactive and no further testing is required.

4.
Specimens with S/CO greater than or equal to 1.00 are considered Reactive.

    IF THE REACTIVE SPECIMEN IS A POOL, then each of the individual specimens comprising the pool is tested with the HIV-1/HCV Assay.

  a.
  If an individual specimen tests Nonreactive with the HIV-1/HCV Assay, then the specimen is considered Nonreactive for HIV-1 and HCV RNA and no further testing is required.

  b.
  If an individual specimen tests Reactive with the HIV-1/HCV Assay, then the specimen must be tested with the HIV-1 Discriminatory and HCV Discriminatory Assays.

  (1)
  If an individual specimen then tests Reactive with one or both Discriminatory tests, then the specimen is considered Reactive-Discriminated and may be confirmed as described in (7) below.

  (2)
  If an individual specimen then tests Nonreactive with both Discriminatory tests, then the specimen is considered Non-Discriminated. Further clarification of Non-Discriminated specimens may be obtained by testing an alternate specimen from the index donation with the Procleix Assays and/or by follow-up testing.

5.
IF THE REACTIVE SPECIMEN IS FROM AN INDIVIDUAL DONATION, then the specimen must be tested with the HIV-1 Discriminatory and HCV Discriminatory Assays.

a.
If an individual specimen then tests Reactive with one or both Discriminatory tests, then the specimen is considered Reactive-Discriminated and may be confirmed as described in (7) below.

b.
If an individual specimen then tests Nonreactive with both Discriminatory tests, then the specimen is considered Non-Discriminated. The Non-Discriminated specimen may be retested in the HIV-1/HCV Assay if sufficient sample is available.

IN0076 Rev. F

    (1)
    If the individual specimen tests Nonreactive in the repeated HIV-1/HCV Assay, then the specimen is considered Nonreactive for HIV-1 and HCV RNA and no further testing is required.

    (2)
    If the individual specimen tests Reactive in the repeated HIV-1/HCV Assay, then the specimen is considered Repeatedly Reactive, Non-Discriminated for HIV-1 and HCV RNA. Further clarification of these specimens may be obtained by testing an alternate specimen from the index donation with the Procleix Assays and/or by follow-up testing.

6.
Potential reactive specimens in an invalid run due to the 10% run validity criterion must be identified by the user, by viewing the run report, and become the test of record. Any reactive result (analyte signal/cutoff > 1) serves as the test of record and the sample should be resolved according to the resolution algorithm for reactive specimens, as explained in the INTERPRETATION OF RESULTS section, step 4 or 5.

    Nonreactive specimens in an invalid run due to the 10% run validity criterion are to be retested in the same assay in singlet.

7.
HIV seroreactive specimens found to be Reactive-HIV-1 Discriminated in the Procleix tests may be considered positive for HIV-1 nucleic acid. HCV seroreactive specimens found to be Reactive-HCV Discriminated in the Procleix tests may be considered positive for HCV nucleic acid. The interpretation of Reactive-Discriminated specimen results on specimens that are Nonreactive by serology is unclear. Further clarification may be obtained by testing an alternate specimen from the index donation with the Procleix Assays (to eliminate false positives due to possible specimen contamination) and/or by follow-up testing to determine if the NAT reactivity of the index donation represents early pre-seroconversion infection.

PERFORMANCE CHARACTERISTICS

REPRODUCIBILITY

Procleix HIV-1/HCV Assay reproducibility was determined at three blood testing laboratories. The reproducibility study evaluated both automated pipetting using TECAN GENESIS RSP, and manual pipetting of the specimen and Target Capture Reagent (TCR) into the reaction tube. The reproducibility of the HIV-1/HCV Assay was assessed with a seven member reproducibility panel; 16 individual specimens were pipetted with the Chiron CPT Pooling Software to create each of the seven panel members (each panel member is a 16 member pool). Each pool contained from zero to three HIV-1 and/or HCV RNA positive specimens with the remaining specimens in the pool being HIV-1 and HCV RNA negative (Table I).

For determination of the reproducibility of the Procleix HIV-1 Discriminatory Assay and the Procleix HCV Discriminatory Assay, nine panel members were tested as individual specimens and not in a pool. Eight of these panel members were HIV-1 and/or HCV RNA positive, and one was HIV-1 and HCV RNA negative (Tables IIa, IIb).

The reproducibility panels were tested by a total of six operators (two at each site) with three different Clinical Lots over at least 18 nonconsecutive days. Inter- and intra-assay variability and inter-lot variability were determined. Mean S/CO, standard deviation (SD) and coefficient of variation (%CV) results are shown for panel members and for the Negative, HIV-1 Positive and HCV Positive Calibrators. Since no significant difference in assay reproducibility was observed between automated pipetting and manual pipetting, results for the two methods are combined in the Tables below (Tables I, IIa, IIb). Also, since HCV RNA positive and HIV-1 RNA positive samples containing 90 copies/mL or greater gave high (saturated) signals in all three assays, results on multiple panel members are combined.

IN0076 Rev. F

Table I. Reproducibility of the Procleix HIV-1/HCV Assay

						Intra-Assay		Inter-Assay		Inter-Lot
Specimen		Concentration Copies/mL	Number of replicates	% Agreement	Mean S/CO
	N					SD	%CV	SD	%CV	SD	%CV
Nonreactive	1	0	320	100.00	0.23	0.054	23.5	0.034	14.7	0.041	17.7
HIV-1	3	190, 620, 720	965	99.90	18.75	1.864	9.9	1.191	6.4	2.351	12.5
HIV-1/HCV	2	620,720/90	641	100.00	27.42	2.374	8.7	1.840	6.7	2.743	10.0
HCV	1	190	321	100.00	8.70	1.074	12.3	0.615	7.1	0.743	8.5
				Intra-Assay		Inter-Assay		Inter-Lot
Specimen	Number of replicates	% Agreement	Mean RLU
				SD	%CV	SD	%CV	SD	%CV
Negative Calibrator	323	N/A	10363	2023	19.5	1740	16.8	1606	15.5
HIV-1 Positive Calibrator	324	N/A	858644	34660	4.0	55020	6.4	141285	16.5
HCV Positive Calibrator	316	N/A	398939	17511	4.4	15926	4.0	41127	10.3

N = Number of panel members combined for this analysis.

Table IIa. Reproducibility of the Procleix HIV-1 Discriminatory Assay (excludes 10 false positive results)

						Intra-Assay		Inter-Assay		Inter-Lot
Specimen		Concentration Copies/mL	Number of replicates	% Agreement	Mean S/CO
	N					SD	%CV	SD	%CV	SD	%CV
Nonreactive	1	0	322	100.00	0.19	0.050	26.3	0.029	15.3	0.024	12.3
HIV-1	4	150, 500,	1289	100.00	19.69	2.391	12.1	1.114	5.7	0.883	4.5
		1500, 10000
HIV-1/HCV	1	500/500	318	100.00	19.44	1.225	6.3	1.373	7.1	1.045	5.4
HCV	3	150, 500, 1500	955	100.00	0.18	0.054	29.7	0.038	20.9	0.029	16.1
				Intra-Assay		Inter-Assay		Inter-Lot
Specimen	Number of replicates	% Agreement	Mean RLU
				SD	%CV	SD	%CV	SD	%CV
Negative Calibrator	323	N/A	8900	2121	23.8	1824	20.5	1470	16.5
HIV-1 Positive Calibrator	320	N/A	894464	57091	6.4	63756	7.1	30695	3.4
HCV Positive Calibrator	322	N/A	8686	2381	27.4	1572	18.1	783	9.0

N = Number of panel members combined for this analysis.

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Table IIb. Reproducibility of the Procleix HCV Discriminatory Assay (excludes 3 false positive results)

						Intra-Assay		Inter-Assay		Inter-Lot
Specimen		Concentration Copies/mL	Number of replicates	% Agreement	Mean S/CO
	N					SD	%CV	SD	%CV	SD	%CV
Nonreactive	1	0	323	100.00	0.13	0.051	39.0	0.031	24.1	0.010	8.0
HIV-1	4	150, 500,	1288	100.00	0.13	0.073	55.0	0.042	31.5	0.018	13.3
		1500, 10000
HIV-1/HCV	1	500/500	323	100.00	21.32	1.965	9.2	1.000	4.7	0.510	2.4
HCV	3	150, 500, 1500	966	99.90	21.48	1.884	8.8	1.211	5.6	0.479	2.2
				Intra-Assay		Inter-Assay		Inter-Lot
Specimen	Number of replicates	% Agreement	Mean RLU
				SD	%CV	SD	%CV	SD	%CV
Negative Calibrator	320	N/A	8132	2861	35.2	1893	23.3	81	1.0
HIV-1 Positive Calibrator	321	N/A	7937	3089	38.9	2240	28.2	929	11.7
HCV Positive Calibrator	323	N/A	1243692	57818	4.6	92720	7.5	36728	3.0

N = Number of panel members combined for this analysis.

PERFORMANCE OF POOLED SAMPLE TESTING

Specificity of the Procleix HIV-1/HCV Assay

The HIV-1/HCV Assay was used to screen plasma pools comprised of 16 donor specimens and individual donor specimens (IDS). These specimens were tested at eight volunteer blood donor sites using three Clinical Lots of reagents. This population derived from approximately 103 geographically diverse blood donor sites in the continental US and five others which were US military blood donor sites located in Hawaii (one), Japan (two), Germany (one), and Guam (one). Pools or individual specimens with S/CO<1.0 are considered Nonreactive (NR). Individual specimens that are Reactive (R) by the HIV-1/HCV Assay and Reactive by either the HIV-1 or HCV Discriminatory Assay or both are termed Reactive-Discriminated. Individual specimens that are reactive by the HIV-1/HCV Assay but Nonreactive by both the HIV-1 or HCV Discriminatory Assays are termed Reactive-Non-Discriminated. A non-discriminated specimen which tested again as HIV-1/HCV Reactive was termed Repeatedly Reactive-Non-Discriminated. A non-discriminated specimen which tested again as HIV-1/HCV Assay Nonreactive was considered Nonreactive for HIV-1 and HCV RNA.

At the time the study was performed there was no recognized standard for establishing the presence or absence of HIV-1 RNA or HCV RNA in blood. Specificity was based on testing of blood donations from random volunteer blood donors. For the purpose of specificity calculations, specimens testing seroreactive for anti-HIV-1 and anti-HCV antibody (Ab) or HIV p24 antigen (Ag) were eliminated from the analysis.

In the pooling specificity study, 11,978 pools (191,648 donor specimens) were tested (Table III and Table IV). Specificity of pool testing relative to serology testing was 99.67% (11,625/11,663). Specificity was defined as number of pools containing all serology and Procleix HIV-1/HCV Assay nonreactive specimens (True negative, TN) divided by the sum of TN and False positive pools. False positive pools were defined as pools Reactive by the HIV-1/HCV Assay and that contained all specimens nonreactive by serology.

There were 175 (1.46%) pools initially reactive by the HIV-1/HCV Assay. All 16 individual donor specimens from each reactive pool were tested. There were 33 pools containing all Nonreactive

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individual donor specimens. One hundred and sixty-six individual donor specimens derived from the remaining 142 pools were Reactive in the HIV-1/HCV Assay. No significant differences among sites or Clinical Lots were observed.

Of the 166 HIV-1/HCV Assay reactive individual donor specimens, 138 (83.1%) were Reactive in the HCV Discriminatory Assay, 13 (7.8%) were Reactive in the HIV-1 Discriminatory Assay and 15 (9.0%) were Nonreactive in both discriminatory tests. The 15 Reactive-Non-Discriminated specimens were seronegative for HIV and HCV and were Nonreactive when retested in the HIV-1/HCV Assay. The adjusted reactive rate after removal of reactive pools containing true positive samples was 0.31% (37/11,841).

A total of 49,054 specimens (total of pooled and individual donor specimens) were run in the HIV-1/HCV Assay during these specificity studies and 185 (0.38%) specimens tested as initially invalid due to an Internal Control failure. All 185 specimens giving initially invalid results gave valid repeat testing results in the HIV-1/HCV Assay.

Table III. Procleix HIV-1/HCV Assay Reactivity in Volunteer Blood Donors

Procleix HIV-1/HCV Assay Plasma Pool of 16
Samples Tested*	11,978
Initial Reactive	175
Initial Reactive Rate	1.46%
Adjusted Reactive Rate	0.31%
Combined Mean S/CO on Negative Analytes	0.21 ± 0.10

*Combined data across all sites and Clinical Lots.

No significant differences among Clinical Lots of reagents were observed for either the Negative population Analyte mean S/CO or mean Internal Control S/CO in the negative population distribution.

Results of deconvolution of all 16 member pools are shown in Table IV. In these pivotal specificity studies (pooled and individual donation testing), no specimen was identified as a yield specimen based on the HIV-1/HCV Assay reactivity, HIV-1 and/or HCV Discriminatory Assay reactivity, reactivity by Alternative NAT and lack of HCV or HIV-1 antibody reactivity. The finding of no HIV-1 or HCV RNA yield donors in 226,205 specimens is consistent with published yields15. Rates of specimens testing reactive for both HCV RNA and HCV antibody in volunteer donors was 1 in 1,508 donors and rates of specimens testing reactive for both HIV-1 RNA and HIV-1 antibody was 1 in 14,138 donors.

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Table IV. Deconvoluted Pooling Results

	N (%)	Sero-RR*
Total pools tested	11,978 (100.0)	N/A
HIV-1/HCV Assay Nonreactive pools	11,803 (98.54)	N/A
HIV-1/HCV Assay Reactive pools	175 (1.46)	N/A
Pools with all HIV-1/HCV Assay Nonreactive IDS	33 (18.9)	N/A
Pools with > 1 HIV-1/HCV Assay Reactive IDS	142 (81.1)	N/A
HIV-1/HCV Assay Reactive IDS	166 (100.0)	120
HIV-1 and HCV Discriminatory Reactive IDS	0 (0.0)	0
HIV-1 Discriminatory Reactive IDS	13 (7.8)	13
HCV Discriminatory Reactive IDS	138 (83.1)	131
HIV-1 and HCV Discriminatory Nonreactive IDS	15 (9.0)	0
Repeat HIV-1/HCV Assay Nonreactive IDS	15 (100.0)	0
Repeat HIV-1/HCV Assay Reactive IDS	0 (0.0)	0

*EIA repeatedly reactive, supplemental serology positive or indeterminate.

IDS = Individual Donor Specimen.

Specificity of the Procleix HIV-1 and HCV Discriminatory Assays

In the HIV-1 and HCV Discriminatory Assays specificity study, the HIV-1 Discriminatory and HCV Discriminatory assays were run only on individual donor specimens which had previously tested as Nonreactive by the HIV-1/HCV assay. The initial reactive rates for the HIV-1 Discriminatory and HCV Discriminatory Assays were 0.24% (6/2508) and 0.29% (7/2443), respectively. In this study initially reactive specimens were not retested.

Comparison with Serology

Results generated from the pooled and individual donation testing specificity studies allow comparison of the HIV-1/HCV Assay with serology reactivity (Table V). Sixteen of 17 HIV-1 seroreactive, Western blot positive specimens were also Procleix HIV-1/HCV Assay Reactive (Table V). The one discordant specimen was Nonreactive when tested as a pool by the Procleix HIV-1/HCV Assay but was Reactive by the Procleix HIV-1/HCV Assay when tested as an individual donor specimen. All of the HIV seroreactive specimens which were Indeterminate or negative by Western Blot (91.7% of total HIV seroreactive specimens) were Nonreactive by the Procleix HIV-1/HCV Assay. Overall agreement between the Procleix HIV-1/HCV Assay and Western blot was 100% (226/226) if testing at an individual donor level is compared.

77.3% (150/194) of HCV seroreactive, Chiron RIBA HCV 3.0 (RIBA) Positive specimens were Reactive by the HIV-1/HCV Assay. 3.3% (2/60) of HCV seroreactive, RIBA Indeterminate specimens were reactive by the Procleix HIV-1/HCV Assay. All 163 RIBA Negative specimens were also Nonreactive by the Procleix HIV-1/HCV Assay. Overall agreement between the Procleix HIV-1/HCV Assay and RIBA was 89.0% (371/417). These data are consistent with previous reports that about 20% of HCV seropositives will have undetectable HCV RNA27 and estimates that approximately 20% of HCV seropositive individuals may have resolved infection28.

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Table V. Comparison of Serologic and Procleix HIV-1/HCV Assay Reactives from the Specificity Studies

Procleix HIV-1/HCV
Serology		Reactive	Nonreactive
HIV Ab RR	POS	16 (7.0%)	1* (0.4%)
Western Blot	IND	0 (0%)	74 (32.5%)
(N = 228)	NEG	0 (0%)	135 (59.2%)
	N/A	0 (0%)	2 (0.9%)
HCV Ab RR	POS	150 (35.8%)	44 (10.5%)
RIBA	IND	2 (0.5%)	58 (13.8%)
(N = 419)	NEG	0 (0.0%)	163 (38.9%)
	N/A	1 (0.2%)	1 (0.2%)

*Sample contained < 50 copies/mL of HIV-1 RNA and was Procleix HIV-1/HCV negative in pool testing but reactive in individual sample testing.

Non-Specificity Studies

When tested with the Procleix HIV-1/HCV Assay, no cross-reactivity or interference was observed for naturally occurring icteric, hemolyzed or lipemic specimens or plasma containing the following substances: serum albumin (up to 225 g/L), hemoglobin (up to 5000 mg/L), billirubin (up to 200 mg/L) and lipids (up to 2,752 mg/dL).

No cross-reactivity or interference was observed in specimens from patients with autoimmune diseases or with liver diseases not caused by HCV infection. Autoimmune conditions included rheumatoid arthritis (n = 10), rheumatoid factor (n = 10), antinuclear antibody (n = 10), multiple sclerosis (n = 10), lupus (n = 10) and multiple myeloma (n = 9). Also tested were flu vaccinees (n = 10), hepatitis B vaccinees (n = 10), elevated IgM (n = 6), elevated IgG (n = 11), alcoholic liver cirrhosis (n = 10) and elevated ALT (n = 10).

No cross-reactivity or interference was observed in bacterially contaminated plasmas or in plasmas infected with other blood borne pathogens, including herpes simplex virus-1 (n = 10), herpes simplex virus-2 (n = 1), CMV (n = 10), EBV (n = 10), hepatitis A virus (n = 10), HTLV-I (n = 10), HTLV-II (n = 10), hepatitis B virus (n = 10), HIV-2 (n = 10), rubella (n = 10) and parvovirus B-19 (n = 10).

CLINICAL SENSITIVITY

Testing of Whole Blood Donor Specimens

A total of 24,764,889 donations were screened as part of pooled sample testing since early 199930. As of November 2001, eighty-eight Procleix HCV yield cases (1:281,419) and seven HIV-1 yield cases (1:3,537,841) were identified across the ten Procleix pooled testing sites. Yield cases were confirmed to be positive for either HIV-1 or HCV RNA, but negative in serology testing.

Two of the nine HIV-1 yield cases were reactive for HIV-1 RNA and p24 Ag but Nonreactive by HIV antibody testing (Table VI).

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Table VI. Summary of Procleix Assay Yield Cases

Pooled Sample Testing
Number of Donations Tested	24,764,889
Procleix HCV Yield Cases	88 (1:281,419)
Procleix HIV-1	7
Yield Cases	(1:3,537,841)

Testing of Specimens from HIV-1 and/or HCV Infected Individuals

A total of 2014 specimens positive by commercial HIV-1 RNA and HCV RNA assays (sensitivity >100 copies/mL) were obtained from four commercial vendors. Three Clinical Lots were used for all testing. These specimens were classified as HIV-1 RNA positives (n = 867), HCV RNA positives (n = 967) and both HIV-1 and HCV RNA (coinfected) positives (n = 180) based on alternate nucleic acid testing (Table VII). These specimens were also classified by disease category as described below and as shown in Table VIII. These positive samples were tested undiluted (neat) with the Procleix HIV-1/HCV Assay, HIV-1 Discriminatory Assay and the HCV Discriminatory Assay, and tested diluted 1:16 with the Procleix HIV-1/HCV Assay. All dilutions were made with processed human serum that was negative for HIV-1 RNA and antibody/antigen, and HCV RNA and antibody.

During the study, specimens known to contain <100 copies/mL of viral RNA were excluded from this analysis and therefore the sensitivity presented herein is for samples with viral RNA concentrations equal to or greater than 100 copies/mL, or of unknown viral concentration.

The sensitivity for the Procleix HIV-1/HCV and HIV-1 Discriminatory Assays for undiluted (neat) HIV-1 positive samples was 99.9% (95% CI: 99.4-100%) and 100% (95% CI: 99.6-100%), respectively. The sensitivity for the Procleix HIV-1/HCV Assay for diluted (1:16) HIV-1 positive samples was 99.0% (95% CI: 98.0-99.5%).

The sensitivity for both the Procleix HIV-1/HCV Assay and the HCV Discriminatory Assay for undiluted (neat) HCV positive samples was 99.6% (95% CI: 98.9-99.9%). The sensitivity for the Procleix HIV-1/HCV Assay for diluted (1:16) HCV positives was 99.6% (95% CI: 98.9-99.9).

The sensitivity for the Procleix HIV-1/HCV Assay, HIV-1 Discriminatory Assay and HCV Discriminatory Assay for undiluted HIV-1/HCV coinfected specimens was 100% (95% CI: 98.0-100%), 100% (95% CI: 97.9-100%) and 100% (95% CI: 92.6-100%), respectively. The sensitivity for the Procleix HIV-1/HCV Assay for HIV-1/HCV coinfected specimens was 98.9% (95% CI: 96.0-99.9) when tested at 1:16 dilution.

The overall clinical sensitivity for the Procleix HIV-1/HCV Assay, which takes into account all samples (RNA concentrations > 100 copies/mL or unknown viral concentration) tested, is 99.8% (95% CI: 99.4-99.9), that for the HIV-1 Discriminatory Assay is 100% (95% CI: 99.6-100%), and that for the HCV Discriminatory Assay is 99.6% (95% CI: 99.0-99.9%).

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Table VII. The Sensitivity of the Procleix HIV-1/HCV, HIV-1 and HCV Discriminatory Assays for HIV-1 and HCV Positive Specimens with RNA Concentrations > 100 Copies/mL or Unknown

HIV-1/HCV Assay
	Sensitivity for Neat Specimens				Sensitivity for 1:16 Diluted Specimens
Sample
	N	TP	%	(95% C. I.)	N	TP	%	(95% C. I.)
All	2014	2009	99.8	(99.4—99.9)	2012	1997	99.3	(98.8—99.6)
HIV Only	867	866	99.9	(99.4—100.0)	866	857	99.0	(98.0—99.5)
HCV Only	967	963	99.6	(98.9—99.9)	966	962	99.6	(98.9—99.9)
HIV & HCV	180	180	100	(98.0—100.0)	180	178	98.9	(96.0—99.9)
HIV-1 Discriminatory Assay
	Sensitivity
Sample
	N	TP	%	(95% C. I.)
All	1042	1042	100	(99.6—100.0)
HIV Only	868	868	100	(99.6—100.0)
HIV & HCV	174	174	100	(97.9—100.0)
HIV Discriminatory Assay
	Sensitivity
Sample
	N	TP	%	(95% C. I.)
All	1014	1010	99.6	(99.0—99.9)
HCV Only	966	962	99.6	(98.9—99.9)
HIV & HCV	48	48	100	(92.6—100.0)

C. I. = Confidence interval.

The data from the above study were further analyzed according to the disease stages of the patients from whom the specimens were obtained as shown in Table VIII. A total of 296 samples were from AIDS patients (as defined by AIDS-indicative conditions and/or a CD4 count of <200/mm3), 338 from asymptomatic patients (asymptomatic, persistent generalized lymphadenopathy, or acute HIV infection), 168 from symptomatic but non-AIDS patients (not AIDS and not asymptomatic) and 240 from individuals with unknown HIV disease state29. Most of these patients were on HIV anti-viral medication. The sensitivity for HIV detection with the Procleix HIV-1/HCV Assay ranged from 99.6 to 100% for neat specimens and from 96.4 to 100% for 1:16 diluted specimens. The sensitivity for the HIV-1 Discriminatory Assay was 100%. All HIV-1 p24 Ag reactive specimens were also reactive with the Procleix HIV-1/HCV Assay when tested as undiluted (neat) or as 1:16 diluted samples, and with HIV-1 Discriminatory Assay when tested as neat samples. This was also true of all specimens excluded from the study due to low viral RNA concentrations (<100 copies/mL).

Similarly, the specimens from HCV infected patients were segregated as shown in Table IX. A total of 887 specimens were from volunteer blood donors whose donations were HCV reactive with PCR-based NAT, 53 specimens were from patients with chronic HCV infection that was first identified by blood donation screening and 75 specimens were not categorized by the vendor other than being HCV NAT or antibody positive. The sensitivity for HCV testing with the Procleix HIV-1/HCV Assay ranged from 99.5 to 100% (95% CI: 98.9-99.9%) with neat samples and 97.3 to 100% (95% CI: 93.3-100%) with 1:16 diluted samples. The sensitivity for HCV Discriminatory Assay ranged from 99.5 to 100% (95% CI: 95.2-100%) for neat samples.

During this clinical study, in which a total of 1014 HCV RNA-positive samples were tested, two of these samples were consistently reactive when tested at 1:16 dilution, but nonreactive when tested neat.

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In the same study, 13 sero-positive samples with low copy numbers of HIV or HCV (or both) were non-reactive when tested at 1:16 dilution, and reactive when tested neat.

In summary, it appears that the disease stages for HIV-1 or HCV infected individuals did not significantly affect the sensitivity for the Procleix Assays, although some low copy number HCV antibody positive specimens (2/967) were non-reactive when tested neat but reactive when tested at 1:16 dilution.

The clinical sensitivity claims of the assay are still met with the inclusion of these specimens.

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Table VIII. Sensitivity of the Procleix HIV-1/HCV and HIV-1 Discriminatory Assays for HIV-1 Positive Specimens from Individuals at Various Disease States*

	Procleix HIV-1/HCV Assay						HIV-1 Discriminatory			HIV-1 Antibody			HIV-1 p24 Ag
	Neat			1:16 Dilution			Neat
Disease	N Tested	N R	% R	N Tested	N R	% R	N Tested	N R	% R	N Tested	N R	% R	N Tested	N R	% R
AIDS	295	295	100.0	296	295	99.7	296	296	100.0	296	296	100.0	226	44	19.5
Symptomatic**	168	168	100.0	167	161	96.4	168	168	100.0	168	168	100.0	138	14	10.1
Asymptomatic***	338	338	100.0	338	338	100.0	338	338	100.0	338	297	87.9	234	73	31.2
Unknown	240	239	99.6	240	238	99.2	240	240	100.0	236	234	99.2	202	29	14.4

Total	1041	1040	99.9	1041	1032	99.1	1042	1042	100.0	1038	995	95.9	800	160	20.0

N = Number        R = Reactive

*
Samples with confirmed viral loads < 100 copies/mL excluded.

**
Symptomatic (not asymptomatic and not AIDS).

***
Asymptomatic (asymptomatic, persistent generalized lymphadenopathy, or acute HIV infection).

Table IX. Sensitivity of the Procleix HIV-1/HCV and HCV Discriminatory Assays for HCV Positive Specimens From Individuals at Various Disease States*

	Procleix HIV-1/HCV Assay						HIV Discriminatory Assay			HIV Antibody
	Neat			1:16 Dilution			Neat
Disease	N Tested	N R	% R	N Tested	N R	% R	N Tested	N R	% R	N Tested	N R	% R
First Time Blood	887	883	99.5	886	882	99.5	886	882	99.5	886	886	100
Chronic HCV	53	53	100	53	53	100	53	53	100	53	53	100
Unknown	75	75	100	75	73	97.3	75	75	100	52	20	38.5

Total	1015	1011	99.6	1014	1008	99.4	1014	1010	99.6	991	959	96.8

N = Number        R = Reactive

*
Samples with confirmed viral loads < 100 copies/mL excluded.

Sensitivity for Pooled Samples

        The clinical sensitivity of the Procleix HIV-1/HCV Assay with pooled samples was determined by testing 102 sixteen-member pools composed of one HIV-1 or HCV positive sample and 15 negative samples, and 102 sixteen-member pools composed of two HIV-1 and/or HCV positive samples and 14 negative samples. The viral load of the HIV-1 positive samples used to make the pools ranged from 1060 copies/mL to 10,018,200 copies/mL with a median of 27,490 copies/mL. The viral load of the HCV positive samples used to make the pools ranged from 1660 copies/mL to 20,200,000 copies/mL with a median of 327,000 copies/mL. All 204 (100%; 95% CI: 98.2-100%) pools containing at least one HIV-1 and/or HCV RNA positive specimen were reactive with the HIV-1/HCV Assay.

Prospective Study of Individuals at High Risk for HIV-1 and HCV Infection

        Specimens from 539 individuals at high risk for infection with HIV-1 and/or HCV were tested as undiluted (neat) samples with the Procleix HIV-1/HCV, HIV-1 Discriminatory and HCV Discriminatory Assays. These samples were also tested at 1:16 dilution with the Procleix HIV-1/HCV Assay. Results

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are shown in Table X. 72.5% (391/539) had IV drug use (IVDU) as one of their risk factors. Risk factors other than IVDU included having unprotected sex, men having sex with men, occupational exposure, having sex with positive partner, and having transfusion of blood or blood products. Sensitivity was determined by comparing the Procleix Assays with an HIV-1 or HCV PCR-based assay that has a claimed analytical sensitivity of ≥100 copies viral RNA /mL.

        Both the Procleix HIV-1/HCV Assay and HIV-1 Discriminatory Assay detected all 23 samples, either undiluted or 1:16 diluted, that were tested reactive for HIV-1 with the PCR NAT test. Of these 23 HIV-1 reactive specimens, 11 were also reactive with the HCV Discriminatory Assay and are considered samples from individuals coinfected with HIV-1 and HCV.

        There was one confirmed HIV-1 yield case that appeared to be in the window period. This specimen was reactive with the Procleix HIV-1/HCV and HIV-1 Discriminatory Assays as an undiluted sample, and with the Procleix HIV-1/HCV Assay as a 1:16 diluted sample. The specimen was HIV antibody seronegative, HIV p24 Ag positive and was positive with an alternate HIV-1 nucleic acid test (NAT).

        There were 268 HCV antibody and/or alternate HCV NAT positive specimens among the 520 high-risk specimens that were tested with Procleix HIV-1/HCV and HCV Discriminatory Assays. When tested as undiluted (neat) samples, 266 of the 268 positive specimens (99.3%, 95% CI: 97.3-99.9%) were reactive with both the Procleix HIV-1/HCV and HCV Discriminatory Assays. When tested as diluted samples, 254 of 259 (98.1%, 95% CI: 95.6-99.4%) were reactive with the Procleix HIV-1/HCV Assay. There were 44 HCV seropositive specimens that were nonreactive in all Procleix Assays. Of the 44, 37 were tested by an alternate HCV NAT and 34 were found to be NAT negative (considered Procleix TN for sensitivity calculations), two were equivocal, and one was positive (Procleix FN). This study resulted in three confirmed HCV yield cases that were considered true positives for the Procleix assay. These specimens were HCV antibody negative; two of which were alternate HCV NAT positive and one was QNS for alternate NAT. All three subjects later seroconverted.

Table X. Clinical Sensitivity of the Procleix HIV-1/HCV Assay in a High Risk Population

							Sensitivity
Disease
	Specimen	Number	TP	FP	TN	FN	%	(95% C. I.)
HIV-1*	Neat	530	23	0	507	0	100	(85.2 - 100.0)
	Diluted	520	23	0	497	0	100	(85.2 - 100.0)
HCV**	Neat	520	266	3	249	2	99.3	(97.3 - 99.9)
	Diluted	508	254	2	247	5	98.1	(95.6 - 99.4)

*
Reactive in the HIV-1/HCV Assay and the HIV-1 Discriminatory Assay.

**
Reactive in the HIV-1/HCV Assay and the HCV Discriminatory Assay.

Analytical Sensitivity

        To determine the analytical sensitivity of the Procleix HIV-1/HCV Assay and HIV-1 and HCV Discriminatory Assays for detection of HIV-1 and HCV viral RNA, HIV-1 panel members were prepared by serial dilution of negative human plasma spiked with HIV-1 (type B isolate) tissue culture supernatant. HCV panel members were made by serial dilution of a patient plasma specimen containing HCV (subtype 1a). The RNA levels in viral stocks used to make the HIV-1 panel and high titer HCV plasma used to make the HCV panel were value assigned using an in-house quantitative HIV-1 assay calibrated to the VQA standard obtained from Dr. James Bremer (Rush-Presbyterian

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Hospital, Chicago, IL) or quantitative HCV assay compared to HCV RNA WHO standard. (1 WHO IU/mL is equivalent to 2.7 copies/mL).

        The panel members were tested with ten clinical lots of reagents and the test results are presented in Table XI. The Procleix HIV-1/HCV Assay and HIV-1 and HCV Discriminatory Assays achieved 100% detection for panel members containing 300 copies/mL, and > 99% detection for those members containing 100 copies/mL of HIV-1 or HCV RNA. The lower bound of 95% CI for both HIV-1 and HCV at 100 and 300 copies/mL for all assays exceeded 95%, which is consistent with a claimed analytical sensitivity of 100 copies RNA/mL. The Procleix HIV-1/HCV and Discriminatory Assays were able to detect 30 copies/mL of HIV-1 or HCV RNA at a frequency greater than 90%, with the lower bound of 95% CI ranging from 90% to 97.3%.

Table XI. Detection of HIV-1 B RNA and HCV 1a RNA in Analytical Sensitivity Panels

	Procleix HIV-1/HCV Assay				HIV-1 Discriminatory Assay
			95% Confidence Limits				95% Confidence Limits
HIV-1 Copies/mL	Number of reactive/ tested*	% Positive			Number of reactive/ tested*	% Positive
			Lower	Upper			Lower	Upper
300	716/716	100	99.5	100	715/715	100	99.5	100
100	719/719	100	99.5	100	718/718	100	99.5	100
30	707/720	98.2	96.9	99.0	702/713	98.5	97.3	99.2
10	573/718	79.8	76.7	82.7	592/717	82.6	79.6	85.3
3	297/718	41.4	37.7	45.1	305/717	42.5	38.9	46.3
1	112/717	15.6	13.0	18.5	139/718	19.4	16.5	22.4
	Procleix HIV-1/HCV Assay				HIV Discriminatory Assay
			95% Confidence Limits				95% Confidence Limits
HIV 1a Copies/mL	Number of reactive/ tested*	% Positive			Number of reactive/ tested*	% Positive
			Lower	Upper			Lower	Upper
300	718/718	100	99.5	100	720/720	100	99.5	100
100	720/720	100	99.5	100	745/746	99.9	99.3	100
30	669/718	93.2	91.1	94.9	660/716	92.2	90.0	94.0
10	470/719	65.4	61.8	68.9	458/717	63.9	60.2	67.4
3	231/718	32.2	28.8	35.7	258/717	36.0	32.5	39.6
1	70/716	9.8	7.7	12.2	104/719	14.5	11.0	17.3

*
Invalid reactions were not re-tested.

CBER HIV-1 RNA Panel

        Panel A (5 members) and Panel B (8 members) were tested in duplicate with 5 Clinical Lots using both the HIV-1/HCV Assay and the HIV-1 Discriminatory Assay. Results for both Panel A and B are shown in Table XII. For Panel A, testing with the HIV-1/HCV Assay showed reproducible detection of HIV-1 RNA at copy levels ranging from 250,000 to 100 copies/mL; the panel member at 0 copies/mL was non-reactive. Results for Panel B demonstrated reproducible detection of HIV-1 RNA at copy levels ranging from 250,000 to 50 copies/mL and non-reactive results with both negative panel members (B4 and B8). Similar results were obtained with the Discriminatory Assays.

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CBER HCV RNA Panel

        This panel consisted of 10 panel members with copy levels ranging from 100,000 to 0 copies/mL. This panel was tested in duplicate with 5 Clinical Lots using both the HIV-1/HCV and HCV Discriminatory Assays. Results are shown in Table XII. Reproducible detection of HCV was obtained down to 50 copies/mL with both assays.

Table XII. Detection of HIV-1 RNA and HCV RNA in CBER panel members

	Panel members tested and positivity rates
	A1	A2	A3	A4	A5	B1	B2	B3	B4	B5	B6	B7	B8
CBER HIV-1 RNA Panel (copies/mL)	250,00	25,000	1,000	100	0	2,500	10	250,000	0	100	50	25,000	0
HIV-1/HCV Assay*	100%	100%	100%	100%	0%	100%	60%	100%	0%	100%	100%	100%	0%
HIV-1 Discriminatory Assay**	100%	100%	100%	100%	0%	100%	100%	100%	0%	100%	100%	100%	0%
	Panel members tested and positivity rates
	1	2	3	4	5	6	7	8	9	10
CBER HCV RNA Panel (copies/mL)	1,000	0	100,000	10,000	0	500	200	50	10	5
HIV-1/HCV Assay*	100%	0%	100%	100%	0%	100%	100%	100%	90%	30%
HCV Discriminatory Assay**	100%	0%	100%	100%	0%	100%	100%	100%	100%	50%

* n=10; ** n=6

WHO International Standard for HIV-1

        The WHO International Standard for HIV-1 RNA (NIBSC code 97/656) with a concentration of 100,000 IU/mL was serially diluted and tested with the HIV-1/HCV Assay and the HIV-1 Discriminatory Assay. The results obtained are shown in Table XIII.

WHO International Standard for HCV

        The WHO International Standard for HCV RNA (96/790) with a concentration of 100,000 international units (IU)/mL was serially diluted and tested with the HIV-1/HCV Assay and the HCV Discriminatory Assay. The results obtained are shown in Table XIII.

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Table XIII. Testing of International Standards for HIV-1 RNA (NIBSC code 97/656) and HCV RNA (NIBSC 96/790)

	Concentrations tested and positivity rates
WHO HIV-1 (97/656)	300 IU/mL	100 IU/mL	33.3 IU/mL	11.1 IU/mL	3.7 IU/mL	1.23 IU/mL	0 IU/mL
HIV-1/HCV Assay*	100%	100%	100%	77.5%	50%	32.5%	0%
HIV-1 Discriminatory Assay**	100%	100%	100%	80%	27.6%	26.6%	0%
	Concentrations tested and positivity rates
WHO HCV (96/790)	110 IU/mL	37 IU/mL	11 IU/mL	3.7 IU/mL	1.1 IU/mL	0.37 IU/mL	0.11 IU/mL	0.04 IU/mL	0.00 IU/mL
HIV-1/HCV Assay*	100%	100%	100%	100%	50%	25%	0%	0%	0%
HCV Discriminatory Assay**	100%	100%	100%	95%	60%	25%	0%	0%	0%

* n=40; ** n=30

Reactivity in Seroconverting Donors

        Commercially available seroconversion panels collected from plasmapheresis donors were tested with the Procleix HIV-1/HCV Assay (neat and 1:16 diluted), HIV-1 Discriminatory (neat only) and HCV Discriminatory (neat only) Assays. Ten seroconversion panels for HIV-1 and ten panels for HCV were tested with one Clinical Lot. The test results were compared with those of the Ortho HCV 3.0 ELISA test or the Abbott Anti-HCV 2.0 test for HCV seroconversion panels, or with those of Abbott HIV-1/-2 antibody and Abbott or Coulter HIV-1 p24 antigen test for HIV-1 seroconversion panels. The Procleix HIV-1/HCV Assay was able to detect the infection with median values of 12 and 7 days earlier than the Abbott HIV-1/-2 antibody and HIV-1 p24 Ag assays, respectively, when specimens were tested neat (Table XIV). The Procleix HIV-1/HCV Assay was able to detect the infection with median values of 10 and 3 days earlier than the Abbott HIV-1/-2 antibody and HIV-1 p24 Ag tests, respectively, when specimens were tested at a 1:16 dilution. The HIV-1 Discriminatory Assay was able to detect infection with median values of 12 and 6 days earlier than the Abbott HIV-1/-2 antibody and HIV-1 p24 Ag tests, respectively, when specimens were tested neat. Reduction of the window period was observed in 9 of 10 panels when the Procleix HIV-1/HCV and HIV-1 Discriminatory Assays were used as compared to the use of the Abbott HIV Ab test alone. When compared to the HIV-1 p24 Ag assay, the Procleix HIV-1/HCV Assay detected the infection earlier in 8 of 10 panels and at the same time as HIV-1 p24 Ag in the other two panels. In all cases, HIV-1 p24 Ag reactive specimens were reactive with the Procleix HIV-1/HCV Assay and the HIV-1 Discriminatory Assay.

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Table XIV. Testing for HIV-1 RNA with the Procleix HIV-1/HCV and HIV-1 Discriminatory Assays on HIV-1 Seroconversion Panels

	Days Earlier Detection Than HIV Antibody			Days Earlier Detection Than HIV-1 p24 Ag
			HIV-1 Discriminatory			HIV-1 Discriminatory
	HIV-1/HCV			HIV-1/HCV
Panel ID
	Neat	1/16	Neat	Neat	1/16	Neat
BCP 6240	12	7	12	7	2	7
BCP 6248	14	11	11	7	4	4
PRB923*	12	17	17	2	7	7
PRB926**	27	25	27	7	5	7
PRB929***	11	11	11	0	0	0
PRB932^	0	0	0	0	0	0
PRB943	9	9	9	2	2	2
PRB945**	13	10	13	13	10	13
PRB946^^	11	7	7	7	3	3
PRB950**	28	10	28	18	0	18

Median	12	10	12	7	3	6

*
Intermittent HIV-1/HCV reactivity at 11 and 35 days prior to ramp up is not used for this calculation.

**
HIV-1/HCV positive in first bleed of seroconversion panel.

***
Single reactive in the HIV-1 Discriminatory Assay 14 days prior to ramp up is not used for this calculation.

^
HIV antibody was negative at day 78 of the seroconversion series during HIV-1/HCV reactivity.

^^
No seroconversion to HIV antibody in this panel which spans 11 days.

        The Procleix HIV-1/HCV and HCV Discriminatory Assays were able to detect infection with a median value of 25 days earlier than the HCV antibody tests (Table XV) when tested diluted or undiluted. Reduction of the seroconversion window period by the Procleix HIV-1/HCV and HCV Discriminatory Assays was observed in 10 of 10 panels compared to the HCV antibody test.

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Table XV. Testing for HCV RNA with the Procleix HIV-1/HCV and HCV Discriminatory Assays on HCV Seroconversion Panels

	Days Earlier Detection Than HCV Antibody
			HCV Discriminatory
Panel ID	HIV-1/HCV
	Neat	1/16	Neat
BCP 6213	26	26	26
BCP 6225	39	33	39
BCP 6226*	39	39	39
BCP 6228*	31	31	31
BCP 9045*	41	41	41
PHV904*	14	14	14
PHV907*	21	21	21
PHV908*	19	19	19
PHV914*	24	24	24
PHV916*	23	23	23

Median	25	25	25

*HIV-1/HCV Assay reactive in first bleed of seroconversion panel vs. Ortho HCV 3.0.

Subtype Detectability

        Since there are no recognized international standards for HCV or HIV-1 other than HCV subtype 1a and HIV-1 subtype B, multiple specimens and isolates (59 different HIV-1 and 53 different HCV specimens) were tested to determine detectability of these viral subtypes31. HIV-1 specimens of subtypes A, B, C, D, E, F, and G were quantified for HIV-1 RNA concentrations using commercial quantitative HIV-1 RNA assays or an in-house developed quantitative test, the latter using the same technology as the Procleix assays. HIV-1 subtypes N and O were quantified with an in-house quantitative HIV-1 RNA test. Specimens were diluted into negative human plasma to target viral concentrations of 300 or 100 copies/mL and diluted specimens were tested in the HIV-1/HCV and HIV-1 Discriminatory Assays. All HIV-1 subtypes were reactive with both the Procleix HIV-1/HCV and HIV-1 Discriminatory Assays at 300 and 100 copies/mL (Table XVI).

        HCV specimens of subtypes 1, 2, 3, 4, 5 and 6 were quantified for HCV RNA using commercially available quantitative HCV RNA assays. Specimens were diluted into negative human plasma to target viral concentrations of 300 or 100 copies/mL and diluted specimens were tested with the HIV-1/HCV and HCV Discriminatory Assays. All HCV subtypes were reactive by the HIV-1/HCV and HCV Discriminatory Assays at 300 and 100 copies/mL, except one HCV subtype 2 specimen which was reactive at 300 copies/mL, but nonreactive at 100 copies/mL (Table XVI).

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Table XVI. HIV-1 and HCV Subtype Detectability

Specimen	Subtype	Copies/mL	HIV-1/HCV Reactive/Total	HIV-1 Discriminatory Reactive/Total
HIV	A*	300 100	11/11 9/9	11/11 9/9
	B	300 100	10/10 10/10	11/11 11/11
	C	300 100	9/9 9/9	9/9 9/9
	D	300 100	6/6 6/6	6/6 6/6
	E	300 100	8/8 8/8	8/8 8/8
	F	300 100	5/5 5/5	5/5 5/5
	G	300 100	3/3 3/3	3/3 3/3
	N	300 100	1/1 1/1	1/1 1/1
	O	300 100	6/6 6/6	6/6 6/6
Specimen	Subtype	Copies/mL	HIV-1/HCV Reactive/Total	HIV Discriminatory Reactive/Total
HCV	1	300 100	10/10 10/10	10/10 10/10
	2	300 100	13/13 12/13	13/13 13/13
	3	300 100	11/11 11/11	11/11 11/11
	4	300 100	10/10 10/10	11/11 11/11
	5	300 100	4/4 4/4	4/4 4/4
	6	300 100	4/4 5/5	4/4 5/5

* Two samples were quantified at < 1000 copies/mL and were reactive when tested undiluted and at 1:3 dilution.

PERFORMANCE OF INDIVIDUAL DONATION TESTING

Clinical Sensitivity

        The clinical sensitivity of the HIV-1/HCV Assay, HIV-1 Discriminatory and HCV Discriminatory Assays were evaluated by testing clinical samples without dilution (neat). The HIV-1/HCV Assay was used to test a total of 867 confirmed HIV positive, 967 HCV positive and 180 HIV and HCV positive samples. As summarized in Table VII, the overall sensitivity based on this study was 99.8% (95% CI: 99.4-99.9). Specifically, the sensitivity for HIV positive samples was 99.9% (95% CI: 99.4-100.0) while

IN0076 Rev. F

that for HCV positive samples and HIV and HCV positive samples was 99.6% (95% CI: 98.9-99.9) and 100% (95% CI: 98.0-100.0), respectively. Three HCV positive samples tested non-reactive as undiluted samples, but reactive at 1:16 dilution. However, one of the three showed a viral load lower than the Limit of Detection for the Procleix HIV-1/HCV Assay as determined by an alternate nucleic acid test. The other two consistently tested reactive at 1:16 dilution but non-reactive with the undiluted sample and the nature of this discordance is under investigation.

        The sensitivity for the discriminatory assays was evaluated as well. As shown in Table VII, the sensitivity for the HIV-1 Discriminatory Assay was 100% (95% CI: 99.6-100.0) for HIV positive samples and 100% (95% CI: 97.9-100.0) for HIV and HCV positive samples. The HCV Discriminatory Assay showed a sensitivity of 99.6% (95% CI: 98.9-99.9) for HCV positive samples and 100% (95% CI: 92.6-100.0) for HIV and HCV positive samples.

        The data in the aforementioned studies were re-analyzed according to the disease stages and the results are presented in Tables VIII (for HIV/AIDS) and IX (for HCV). Overall, the assays showed similar sensitivity for samples from various disease stages.

Seroconversion Panel Testing

        When a limited number of HIV-1 seroconversion panel members were tested as undiluted (neat), an average of two days earlier detection was observed as compared to 1:16 dilution (Table XIV). No difference was observed between the HIV-1/HCV Assay and HIV-1 Discriminatory Assay. Both assays were more sensitive for detecting window period samples as compared to the HIV-1 p24 Antigen assay.

        For HCV seroconversion panels, no differences were observed between the Procleix HIV-1/HCV Assay and the HCV Discriminatory Assay when testing was performed on undiluted samples or 1:16 diluted samples (Table XV). Both assays were able to detect HCV infection on average 25 days earlier than the antibody test.

Clinical Specificity

        The clinical specificity for individual donation testing was determined for the HIV-1/HCV assay by testing individual donor specimens that were never pooled (Table XVII). Seventy-one of 34,557 (0.21%) individual donor specimens were initially reactive in the Procleix HIV-1/HCV assay. Twenty-one of these 71 specimens were also reactive in the HCV Discriminatory Assay and were seropositive for HCV. Three of the 71 were reactive in the HIV-1 Discriminatory Assay and seropositive for HIV-1/HIV-2. Forty-five specimens were nonreactive by both the HCV and HIV-1 Discriminatory Assays and HCV and HIV-1/HIV-2 antibody assays yielding an adjusted (false) reactive rate of 0.13% (45/34,533). One specimen had incomplete assay results and could not be discriminated. One specimen was Procleix HCV Discriminated, HCV EIA repeatedly Reactive with no RIBA available. Seventeen samples with Nonreactive Procleix assay results had incomplete serologic results and were excluded from the specificity calculations, yielding a specificity in individually tested donor samples of 99.87% (34,229/34,274).

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Table XVII. Procleix HIV-1/HCV Assay Reactivity in Volunteer Blood Donors

Procleix HIV-1/HCV Assay Individual Donation
Samples Tested*	34,557
Initial Reactive	71
Initial Reactive Rate	0.21%
Adjusted Reactive Rate	0.13%
Combined Mean S/CO on Negative Analytes	0.17 ± 0.07

* Combined data across all sites and Clinical Lots.

        This specificity study was conducted primarily in three military sites. The military donor population may differ from the civilian donor population. However, when sub-analyses were conducted across donor age groups, gender and race, comparable clinical specificity was observed across all categories ranging from 99.7% to 100% (all 95% confidence intervals overlapped). These sub-analyses included evaluation of 5,743 females; 1,102 donors over the age of 50; and at least 2,900 donors in each of the race categories of Black/Non-Hispanic, White/Hispanic, and White/Non-Hispanic. These results suggest that the specificity of the Procleix HIV-1/HCV Assay with individual donations is not affected by race, age or gender.

Table XVIII. Summary of Procleix Assay Yield Under IND Testing

Individual Donation Testing
Number of Donations Tested	103,357
Procleix HCV Yield Case	1 (1:103,357)
Procleix HIV-1 Yield Case	0

        A total of 103,357 individual donations were screened under IND from April 2000 to November 2001 (Table XVIII). One Procleix HCV yield case (1:103,357) was identified across the three Procleix individual donation test sites. The yield case was confirmed to be positive for HCV RNA, but negative in serology testing. No HIV-1 yield cases were identified with individual donation testing.

LIMITATIONS OF THE PROCEDURE

  •
  This assay has been evaluated with the Procleix instrument only.

  •
  The concentrations for HIV-1 subtype N and group O virus used for assessing analytical sensitivity were determined by an in-house quantitative test, which used the same technology as the Procleix assays. This may result in inaccurate assessment of analytical sensitivity for these viral subtypes.

  •
  The Procleix Assay may not be used to replace antibody-detection tests such as an EIA test for HIV-1 or HCV, a Western Blot for HIV-1, or a RIBA for HCV.

  •
  The clinical sensitivity for the Procleix HIV-1/HCV assay has been evaluated only for specimens with viral concentrations equal to or greater than 100 copies RNA/mL or those with unknown viral concentration.

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CONCLUSIONS

        Overall specificity for the Procleix HIV-1/HCV Assay (16-member pools, single donors), HIV-1 Discriminatory Assay (single donors) and HCV Discriminatory Assay (single donors) is shown in Table XIX. Sensitivity for the Procleix HIV-1/HCV Assay (based on known HIV-1 and HCV RNA positives run neat and diluted 1:16), HIV-1 Discriminatory Assay (based on known HIV-1 RNA positives run neat), and HCV Discriminatory Assay (based on known HCV RNA positives run neat) are also shown in Table XIX.

Table XIX. Overview

		Specificity (95% C.I.)	Sensitivity (95% C.I.)
Procleix HIV-1/HCV	16-member Pool	99.67% (99.55-99.77%)	99.3% (98.8-99.6%)*
	Individual donation	99.87% (99.83-99.91%)	99.8% (99.4-99.9%)
HIV-1 Discriminatory	Individual donation	99.76% (99.48-99.91%)	100% (99.6-100%)
HCV Discriminatory	Individual donation	99.71% (99.41-99.88%)	99.6% (99.0-99.9%)

C.I. = Confidence intervals.

*
Sensitivity in 2,012 known-positive samples diluted 1:16; Sensitivity was 100% in 204 pools.

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Gallo, D., J. S. Kimpton, and P. J. Dailey. 1987. Comparative studies on use of fresh and frozen peripheral blood lymphocyte specimens for isolation of human immunodeficiency virus and effects of cell lysis on isolation efficiency. J Clin Microbiol. 25:1291-1294.

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  Montagnier. 1986. Isolation of a new human retrovirus from West African patients with AIDS. Science. 233:343-346.

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Alter, H. J., R. H. Purcell, J. W. Shih, J. C. Melpolder, M. Houghton, Q-L. Choo, and G. Kuo. 1989. Detection of antibody to hepatitis C virus in prospectively followed transfusion recipients with acute and chronic non-A, non-B hepatitis. N Engl J Med. 321:1494-1500.

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Van der Poel, C. L., H. W. Reesink, P. N. Lelie, A. Leentvaar-Kuypers, Q-L. Choo, G. Kuo, and M. Houghton. 1989. Anti-hepatitis C antibodies and non-A, non-B post-transfusion hepatitis in the Netherlands. Lancet. 2:297-298.

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Choo, Q-L., G. Kuo, A. J. Weiner, et al. 1989. Isolation of a cDNA clone derived from a blood-borne non-A, non-B viral hepatitis genome. Science. 244:359-362.

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Gen-Probe U.S. LICENSE 1592

IN0076 Rev. F
2002-02

Developed and manufactured by:
Gen-Probe Incorporated
10210 Genetic Center Drive
San Diego, CA 92121
(858) 410-8000

Distributed in U.S. by:
Chiron Corporation
4560 Horton Street
Emeryville, CA 94608-2916
Telephone (In U.S.): (800) CHIRON-8
(510) 655-8730

Distributed in rest of world by:
Chiron Ireland, Limited
United Drug House
Belgard Road, Tallaght
Dublin 24, Ireland

Chiron Blood Testing Technical Support:
(North America)
Telephone: (800) 452-6877
FAX: (800) 462-3938

(Europe, Middle East, Latin America, Africa)
Telephone: +33 (4) 78 37 99 04
FAX: +33 (4) 78 37 99 04

IN0076 Rev. F

(Asia/Pacific)
Telephone: +61 (4) 1044 5810
FAX: +61 (2) 9974 5411

Chiron, RIBA and Procleix are trademarks of Chiron Corporation; TECAN, GENESIS (stylized), and RSP are trademarks of Tecan AG; eppendorf (stylized) and COMBITIPS are trademarks of Eppendorf- Netheler-Hinz GmbH; PROCLIN (stylized) is a trademark of Rohm and Haas Company.

This product and its intended use are covered by one or more of the following: U.S. patent no. 5,030,557; 5,185,439; 5,283,174; 5,399,491; 5,437,990; 5,480,784; 5,585,481; 5,612,200; 5,639,604; 5,656,207; 5,656,744; 5,658,737; 5,696,251; 5,714,596; 5,750,338; 5,756,011; 5,756,709; 5,766,890; 5,827,656; 5,840,873; 5,863,719; 5,888,779; 5,948,899; 5,955,261; 6,004,745; 6,031,091; 6,074,816; 6,090,591; 6,110,678; 6,245,519; 6,252,059; 6,280,952; and international counterparts.

© 2000, 2001, 2002 Gen-Probe Incorporated

IN0076 Rev. F

Exhibit B

"True-Up" Calculation Example

[attached]

44

Exhibit B

"True-Up" Calculation Example

[**CONFIDENTIAL TREATMENT REQUESTED**]

1

QuickLinks

  Exhibit 10.319
SALE AND SERVICING AGREEMENT
Background
American Red Cross National Genome Testing Laboratory 8810 Rehco Road Suite E San Diego, CA 92121
ARC NGTL SAN DIEGO—MAIN LAB National Genome Testing Laboratory 8885 Rehco Road San Diego, Ca 92121
  ARC Charlotte NAT Laboratory 13500-A South Point Blvd. Charlotte, NC 28274-6759
  ARC Philadelphia 700 Spring Garden Street Philadelphia, PA 19123-3594
American Red Cross—St. Louis NTL Equipment List 4050 Lindell Blvd.
  ARC Detroit NTL
Sale and Servicing Agreement Blood Screening Systems Summary for Schedule 1.10
Schedule 1.36 NTLs
Schedule 2.0 BLOOD SCREENING ASSAYS
Schedule 4.0
Schedule 5.0 FEES
Schedule 6.11 Disaster Preparedness Plan Criteria
  Exhibit A
Exhibit B "True-Up" Calculation Example